                                              FILED PURSUANT TO RULE 424(b)(3)
                                                     REGISTRATION NO. 333-38283

PROSPECTUS

                               OFFER TO EXCHANGE

                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
         FOR ALL OUTSTANDING 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                                      OF
                            SIGNATURE RESORTS, INC.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON JANUARY 29,
                             1998 UNLESS EXTENDED.

  Signature Resorts, Inc., a Maryland corporation (the "Company") is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 3/4% Senior Subordinated Notes due 2007 (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Private Notes"), of which $200,000,000 in aggregate principal amount was issued on August 8, 1997 and is outstanding as of the date hereof. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will have been registered under the Securities Act, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be entitled to the benefits of an indenture dated as of August 1, 1997 governing the Private Notes and the Exchange Notes (the "Indenture"). The Private Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

  The Exchange Notes will bear interest at the same rate and on the same terms as the Private Notes. Consequently, the Exchange Notes will bear interest at the rate of 9 3/4% per annum and the interest thereon will be payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1997. The Exchange Notes will bear interest from the date of the last interest payment on the Private Notes or if no interest has been paid, from the date of original issuance of the Private Notes. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

  The Notes will be redeemable, in whole or in part, at the option of the Company on or after October 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to October 1, 2000, the Company, at its option, may redeem up to 40% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined herein) at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 60% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption. Upon a Change of Control (as defined herein), each Holder (as defined herein) of the Notes will have the right to require the Company to repurchase such Holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, in certain circumstances, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase in the event of certain asset sales. There can be no assurance that in the event of a Change in Control the Company would have sufficient funds to purchase all Notes tendered. See "Description of Notes."

  The Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company and will be effectively subordinated to all indebtedness and other obligations of the Company's subsidiaries. At September 30, 1997, the Company had approximately $33.2 million of outstanding Senior Indebtedness and the indebtedness and other liabilities (other than indebtedness to the Company) of the Company's subsidiaries was approximately $141.1 million. The Notes are senior in right of payment to the Convertible Notes (as defined herein).

  The Company will accept for exchange any and all validly tendered Private Notes not withdrawn prior to 5:00 p.m., New York City time, on January 29, 1998, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. Private Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions."

  SEE "RISK FACTORS" ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS IN THE NOTES.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------
               The date of this Prospectus is December 30, 1997

  Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. The Company has not sought and does not intend to seek its own no-action letter in connection with the Exchange Offer and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer.

  Each broker-dealer that receives Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities; provided such Private Notes do not constitute any portion of an unsold allotment from the original sale of the Private Notes. The Company has agreed that during the Exchange Offer Registration Period (as defined in the Registration Rights Agreement) it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  Prior to the Exchange Offer, there has been no public market for the Notes. The Company does not intend to list the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market."

  The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., as its nominee. Beneficial interests in the global note representing the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Payments of the principal of, premium (if any), interest and Special Interest (if any) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owners thereof. None of the Company, the

Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. After the initial issuance of such global note, Exchange Notes in certificated form will be issued in exchange for the global note only in accordance with the terms and conditions set forth in the Indenture. See "Description of the Notes--Book Entry."

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Notes offered hereby, reference is hereby made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus, or in any document incorporated by reference herein, as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

  The Company is also subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement and reports, proxy statements and other information concerning the Company may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission at its Washington address upon payment of the fees prescribed by the Commission or may be examined without charge at the offices of the Commission. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq National Market, Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is quoted.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which the Company has filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in, and shall be deemed to be a part of, this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

    (c) The Company's amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997, filed with the Commission on October 6, 1997;

    (d) The Company's Proxy Statement dated April 11, 1997 related to the Annual Meeting of Stockholders held on May 16, 1997;

    (e) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;

    (f) The Company's amended Current Report on Form 8-K/A filed with the Commission on July 29, 1997;

    (g) The Company's Current Report on Form 8-K filed with the Commission on September 9, 1997;

    (h) The Company's Current Report on Form 8-K filed with the Commission on September 12, 1997;

    (i) The Company's Current Report on Form 8-K filed with the Commission on October 6, 1997;

    (j) The Company's amended Current Report on Form 8-K/A filed with the Commission on October 10, 1997;

    (k) The Company's amended Current Report on Form 8-K/A filed with the Commission on October 22, 1997;

    (l) The Company's Current Report on Form 8-K filed with the Commission on October 27, 1997; and

    (m) The Company's Current Report on Form 8-K filed with the Commission on December 24, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part thereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to the attention of Andrew D. Hutton, Vice President and General Counsel, Signature Resorts, Inc., 1875 South Grant Street, Suite 650, San Mateo, California 94402 (Telephone: (650) 312-7171).

                                  SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, included elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise indicates, the "Company" means Signature Resorts, Inc. and includes its corporate and partnership predecessors and wholly-owned subsidiaries and affiliates, including AVCOM International, Inc. ("AVCOM") and its subsidiaries, which were acquired by a subsidiary of Signature Resorts, Inc. on February 7, 1997 in the merger with AVCOM (the "AVCOM Merger"), Plantation Resorts Group, Inc. ("PRG") and its subsidiaries, which were acquired by a subsidiary of Signature Resorts, Inc. on May 15, 1997 (the "PRG Merger") and LSI Group Holdings Plc ("LSI") and its subsidiaries, which were acquired by Signature Resorts, Inc. on August 28, 1997 (the "LSI Acquisition"). This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors." Except as indicated to the contrary, all information in this Prospectus has been restated to reflect the Company's three-for-two stock split in the form of a common stock dividend paid on October 27, 1997 to stockholders of record on October 10, 1997. See "Recent Developments--Three-for-Two Stock Split."

                                THE COMPANY

  The Company is one of the largest developers and operators of vacation ownership resorts in North America, the Caribbean and Europe. The Company is devoted exclusively to vacation ownership operations and, as of the date of this Prospectus, the Company's properties consist of 69 vacation ownership resort locations in a variety of popular resort destinations. In addition, following the Company's recent acquisition of Marc Hotels & Resorts, the Company manages an additional 22 resorts in Hawaii.

  The Company's principal operations currently consist of (i) acquiring, developing and operating vacation ownership resorts, (ii) marketing and selling vacation ownership interests in its North American resorts, which typically entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year in perpetuity ("Vacation Intervals"), (iii) marketing and selling vacation points at its European resort locations and the 21 North American resort locations recently acquired by the Company through its November 1997 acquisition of Vacation Internationale, Ltd. which may be redeemed for occupancy rights at participating resorts ("Vacation Points") and (iv) providing consumer financing to individual purchasers for the purchase of Vacation Intervals at its resorts.The Company also provides resort management and maintenance services at its resorts for which it receives fees paid by the resorts' homeowners' associations.

  The Company's principal executive offices are located at 1875 South Grant Street, Suite 650, San Mateo, California 94402, and its telephone number is
(650) 312-7171.

                              RECENT DEVELOPMENTS

  Acquisition of European Vacation Ownership Business of Global Development Ltd. On December 5, 1997, the Company consummated its acquisition of the European vacation ownership business of Global Development Ltd. and certain of its affiliated companies (the "Global Group") through an asset purchase for cash consideration of approximately $18 million. The Global Group has 13 resort locations in France (3), United Kingdom (4), Austria (1), mainland Spain (1), and the Canary Islands (4). The Company assumed no long-term debt as part of this transaction, but assumed approximately $7.0 million in current liabilities and acquired assets valued at approximately $15.8 million. The Global Group sells Vacation Intervals and vacation points at its resorts. Its Global Vacation Club allows its members to use annual allotments of points as a currency to reserve each year the specific resort, season, unit type and length of stay at any of the club's 13 resorts. The asset purchase will be accounted for using the purchase method of accounting.

  Acquisition of Embassy Suites Resort at Kaanapali Beach, Maui. On November 14, 1997, a partnership of which the Company is a managing general partner consummated its acquisition of the Embassy Suites Resort at

Kaanapali Beach, Maui, Hawaii for approximately $78 million. The acquiring entity is a partnership formed by a wholly-owned subsidiary of the Company (as the managing general partner), the Whitehall Street Real Estate Limited Partnership VII and Apollo Real Estate Advisors, L.P. The Company's subsidiary owns a 24% partnership interest in the acquiring entity. The Embassy Suites Resort at Kaanapali Beach is a 413-suite, full service resort hotel located on the beach in Kaanapali, Maui, Hawaii. Upon the receipt of necessary governmental approvals, the Company intends to convert the first phase of hotel suites to vacation ownership units. The Company expects to operate the resort with approximately 256 hotel suites and approximately 157 one-bedroom and two-bedroom vacation ownership units. Vacation ownership sales at the resort are anticipated to commence in the first half of 1998.

  Acquisition of Vacation Internationale, Ltd. On November 7, 1997, the Company consummated its acquisition of 100% of the capital stock of Vacation Internationale, Ltd. ("VI") for approximately $24.3 million, comprised of $8.0 million in cash and promissory notes and the assumption of approximately
$16.3 million of long-term indebtedness. Founded in 1974, VI is a Bellevue, Washington based developer and operator of vacation ownership resorts. VI's Vacation Time Share Program includes 21 owned, managed or affiliated resorts in the Western United States, Hawaii, Mexico and Canada. The acquired assets include VI's approximately $12.8 million mortgages receivable portfolio. VI's club program allows its approximately 31,000 member families to use their annual allotments of points as a currency to reserve each year the specific resort, season, unit type and length of stay at any of the club's 21 resorts. The VI acquisition will be accounted for using the purchase method of accounting for business combinations.

  Agreement with Westin Hotels & Resorts. The Company's exclusive Agreement (the "Westin Agreement") with Westin Hotels & Resorts ("Westin") is terminable by either the Company or Westin upon the merger of such party with a third party. As a result of the pending closing of the merger of Westin into Starwood Lodging Trust and Starwood Lodging Corp., the Company and Westin have begun discussions regarding whether to modify the exclusive agreement between the Company and Westin to acquire, develop and market four and five star vacation ownership resorts in North America, Mexico and the Caribbean (the "Territory"). The discussions include whether to modify the agreement to make the relationship a non-exclusive one, and whether to continue to have a representative from the Company and Westin serve on each other's Board of Directors. As written, the existing exclusive agreement limits the Company's ability to develop four and five star vacation ownership resorts in the Territory with hotel and resort companies that are competitors of Westin and simultaneously limits Westin's ability to develop four and five star vacation ownership resorts in the Territory with anyone other than the Company. If the parties elect to modify the Westin Agreement to make it non-exclusive, the Company and Westin will each be free to pursue four and five star vacation ownership acquisition and development opportunities in the Territory either alone, with each other or with other luxury hotel and resort companies. In that event, it would be the Company's intention to continue to work to expand its four and five star vacation ownership resorts in a variety of ownership structures, including as Westin Vacation Clubs in joint venture with Westin (subject to Westin's approval of the specific project); as Sunterra Resorts; and as other luxury hotel and resort company brands. In any event, the parties currently intend to continue their existing joint venture in St. John, U.S. Virgin Islands. See "Risk Factors--Risks Related to Westin Agreement; limited control of Resorts and Termination" and "Business--Westin Vacation Club Resorts."

  Three-for-Two Stock Split. On October 27, 1997, the Company effected a three-for-two stock split in the form of a common stock dividend on the Company's Common Stock, par value $.01 per share ("Common Stock"). Stockholders of record on October 10, 1997 (the "Record Date") received one additional share of Common Stock for every two shares owned on the Record Date. Fractional shares were paid in cash.

  Acquisition of Marc Hotels & Resorts. On October 10, 1997, the Company consummated its acquisition (the "Marc Acquisition") of Hawaii-based Marc Hotels & Resorts, Inc. ("Marc Resorts"), acquiring 100% of the capital stock of Marc Resorts for 212,717 newly issued shares of the Company's Common Stock. Marc Resorts is one of Hawaii's leading hospitality management companies and operators of hotels, resort condominiums and all-suite resorts with 22 managed resort locations on Hawaii's five major islands. The Marc Acquisition will be accounted for using the purchase method of accounting for business combinations.

  Creation of Sunterra Resorts Brand. On September 24, 1997, the Company announced the creation of "Sunterra Resorts," the Company's new flagship brand of vacation ownership resorts. Initially, 19 formerly non-branded properties will assume the Sunterra Resorts name and will become the Company's third vacation ownership brand in North America, joining the Embassy Vacation Resorts and Westin Vacation Club brands. The introduction of the Sunterra Resorts brand marks the first step in the evolution of the Company's planned "Club Sunterra" points-based vacation club. The Company plans to continue its introduction of the Sunterra brand to its owner families and the traveling public during 1997 and by year-end 1998 intends to create Club Sunterra, a complete points-based vacation club with multiple worldwide products, internal exchange and flexible lengths of stay.

                               THE EXCHANGE OFFER

The Exchange Offer..........  The Company is hereby offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Private Notes that are properly tendered and accepted. The Company will issue Exchange Notes on or promptly after the Expiration Date. As of the date hereof, there is $200,000,000 aggregate principal amount of Private Notes outstanding. See "The Exchange Offer."

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes."

Registration Rights
 Agreement..................  The Private Notes were sold by the Company on
                              August 8, 1997 (the "Note Offering") to the
                              Initial Purchasers pursuant to a Purchase
                              Agreement, dated August 5, 1997, between the
                              Company and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company and the Initial Purchasers entered into a Registration Rights Agreement, dated as of August 8, 1997 (the "Registration Rights Agreement"), which grants the holders of the Private Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which will terminate upon the consummation of the Exchange Offer. The holders of the Exchange Notes will not be entitled to any exchange or registration rights with respect to the Exchange Notes. See "The Exchange Offer-- Termination of Certain Rights."

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on January 29, 1998 unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Accrued Interest on the Exchange

 Notes and the Private
 Notes......................  The Exchange Notes will bear interest from the date of the last interest payment on the Private Notes or if no interest has been paid, from the date of original issuance of the Private Notes. Holders whose Private Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes. See "The Exchange Offer--Interest on the Exchange Notes."

Conditions to the Exchange
 Offer......................  The Exchange Offer is subject to certain customary conditions that may be waived by the Company. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. See "The Exchange Offer--Conditions."
Procedures for Tendering
 Private Notes..............  Each holder of Private Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation to Norwest Bank Minnesota, National Association, as exchange agent (the "Exchange Agent"), at the address set forth herein. By executing the Letter of Transmittal, the holder will represent to and agree with the Company that, among other things,
                              (i) the Exchange Notes to be acquired by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of its business, (ii) such holder has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, (iii) that if such holder is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes, such holder will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters (see "The Exchange Offer--Resale of the Exchange Notes"), (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is not a broker-dealer, such holder will be required to represent in the Letter of Transmittal that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes such holder will be required to acknowledge in the Letter of Transmittal that the Private Notes to be exchanged for New securities were acquired by it as a result of market-making activities or other trading activities and that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Procedures for Tendering."

Special Procedures for
 Beneficial Owners..........  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer-- Procedures for Tendering."

Guaranteed Delivery
 Procedures.................  Holders of Private Notes who wish to tender their
                              Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of the Private
 Notes and Delivery of the
 Exchange Notes.............  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights...........  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The
                              Exchange Offer--Withdrawal of Tenders."

Certain Federal Income
 Tax Considerations.........  The exchange of Private Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes because the Exchange Notes will not be considered to differ materially from the Private Notes. As a result, no material federal income tax consequences will result to holders exchanging Private Notes for Exchange Notes. See "Certain Federal Income Tax Considerations" for a discussion, which, in the opinion of Latham & Watkins, counsel to the Company, describes the material federal income tax consequences expected to result to holders whose Private Notes are exchanged for Exchange Notes in the Exchange Offer.

Exchange Agent..............  Norwest Bank Minnesota, National Association is
                              serving as the Exchange Agent in connection with the Exchange Offer.

                               THE EXCHANGE NOTES

  The Exchange Offer applies to $200,000,000 aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, an indenture governing the Private Notes and the Exchange Notes dated August 1, 1997 (the "Indenture") among the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"). The Exchange Notes and the Private Notes are sometimes collectively referred to herein as the "Notes." For further information and for definitions of certain capitalized terms used below, see "Description of Notes."

Securities Offered..........  $200,000,000 aggregate principal amount of 9 3/4%
                              Senior Subordinated Notes due 2007.

Maturity Date...............  October 1, 2007.

Interest Payment Dates......  April 1 and October 1, commencing October 1,
                              1997.

Optional Redemption.........  The Notes will be redeemable, in whole or in part, at the option of the Company on or after October 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.

                              In addition, prior to October 1, 2000, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings (as defined herein), at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the aggregate principal amount of the Notes originally issued remains outstanding after any such redemption.

Change of Control...........  Upon a Change of Control (as defined herein),
                              Holders (as defined herein) of the Notes will have the right to require the Company to repurchase all or a portion of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Ranking.....................  The Notes will be unsecured senior subordinated obligations of the Company and will be
                              subordinated in right of payment to all existing and future Senior Indebtedness of the Company and will be effectively subordinated to all indebtedness and other obligations (including trade payables) of the Company's subsidiaries. At September 30, 1997, the Senior Indebtedness of the Company was approximately $33.2 million, and the indebtedness and other liabilities of the Company's subsidiaries (other than indebtedness to the Company) was approximately $141.1 million. The Notes are senior in right of payment to the Convertible Notes.

Certain Covenants...........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined herein) to (i) incur additional indebtedness, (ii) pay dividends or make other distributions with respect to Capital Stock (as defined herein) of the Company and its Restricted Subsidiaries, (iii) create certain liens, (iv) sell material assets of the Company or its Restricted Subsidiaries and (v) enter into certain mergers and consolidations. See "Description of the Notes--Certain Covenants."

                                  RISK FACTORS

  Prospective investors in the Notes should carefully consider the matters set forth herein under "Risk Factors."

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following material risk factors should be carefully considered in evaluating the Company and its business before purchasing any of the Notes offered hereby. The Company cautions the reader that this list of material risk factors may not be exhaustive.

  The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally. In addition, when used in the Prospectus the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

RISK OF INCREASING LEVERAGE; RESTRICTIVE COVENANTS

  The Company will have significant interest expense and principal repayment obligations under its indebtedness. As of September 30, 1997, the Company and its consolidated subsidiaries had an aggregate of $445.9 million of long-term debt. See "Consolidated Capitalization." Total debt to total capitalization was 65.1% and 69.5% at December 31, 1996 and September 30, 1997, respectively.

  Prior to the Note Offering, the Company financed Vacation Interval sales through the hypothecation of its consumer mortgages receivable. Under such hypothecation arrangements, third party lenders loaned the Company up to 90% of the par value of its consumer mortgages receivable. Consumer mortgages receivable payments, consisting of principal and interest, are paid to the third party lenders. The Company's cash flows from consumer mortgages receivable are sufficient to service the underlying hypothecated notes, which totaled $81.2 million at September 30, 1997.

  For the year ended December 31, 1996, the Company had $30.2 million in negative cash flows from operations. Due to the significant growth of the Company during the year ended December 31, 1996, cash flows from operations included a use of cash for real estate and development costs totaling $71.9 million. In light of the foregoing, and after giving effect to the Note Offering, cash flows from operations would not have been sufficient to service the Company's debt with respect to the Convertible Notes and the Senior Subordinated Notes. Excluding the real estate and development costs, however, cash flows from operations would have been $41.7 million, and based on an aggregate of $28.4 million in interest costs on the Convertible Notes and the Senior Subordinated Notes, 68.1% of cash flows from operations would be required to service the Company's debt under such notes.

  Future development by the Company at its resorts will be financed with existing cash, indebtedness obtained pursuant to the Company's existing credit facilities or credit facilities obtained by the Company in the future. The agreements with respect to such credit facilities do contain or in the future could contain restrictive covenants, including covenants limiting capital expenditures, incurrence of debt and sales of assets and requiring the Company to achieve certain financial ratios, some of which could become more restrictive over time. The Indenture also contains restrictive covenants, including covenants limiting the incurrence of indebtedness, the payments of dividends or other distributions and sales of assets. See "Description of Notes--Certain Covenants." The Company is restricted from paying dividends by certain of its debt agreements which require tangible net worth of at least $140 million. The Indenture also limits the Company's ability to pay dividends. See "Description of Notes--Certain Covenants--Limitation on Restricted Payments." Subsequent acquisition activities will be financed primarily by new financing arrangements. Portions of the Company's indebtedness currently are, and in the future may be, secured by mortgages on the Company's resorts, as well as other assets of the Company. Among other consequences, the leverage of the Company and such restrictive covenants and other terms of the Company's debt instruments could impair the Company's ability to obtain additional financing in the future, to make acquisitions and to take advantage of significant business opportunities that may arise. In addition, the Company's leverage may increase its vulnerability to adverse general economic and vacation ownership industry conditions and to increased competitive pressures.

SUBORDINATION OF NOTES

  The Notes will be unsecured senior subordinated obligations of the Company and not of any of its subsidiaries and will be subordinated to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. The Notes will also be effectively subordinated to all indebtedness and other liabilities (including trade payables incurred in their ordinary course of business) of the Company's subsidiaries. In the event of bankruptcy, liquidation, or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets to pay any interest, premium, if any, or principal due on any or all of the Notes then outstanding. At September 30, 1997, the Senior Indebtedness of the Company was approximately $33.2 million, and the indebtedness and other liabilities of the Company's subsidiaries (other than indebtedness to the Company) was approximately $141.1 million. The incurrence of additional indebtedness and other liabilities by the Company or its subsidiaries could adversely affect the Company's ability to pay its obligations on the Notes. In addition, the cash flow and ability of the Company to service debt, including the Notes, is dependent in part upon the ability of its subsidiaries to make cash payments to the Company. Any right of the Company and its creditors to participate in the assets of any such subsidiary will be subject to the prior claims of the subsidiaries and creditors, including trade creditors. No payment on account or principal, premium, if any, or interest on, or redemption or repurchase of, the Notes may be made by the Company if (i) there is a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) with respect to any Senior Indebtedness, or (ii) if any other event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof shall have occurred and the Senior Indebtedness in the respect of such default has been declared due and payable in its entirety, until such a default has been cured or waived. In addition, in the event of certain non-payment defaults with respect to the Senior Indebtedness, where the Senior Indebtedness has not been declared to be due and payable, no payments may be made until such default has been cured or waived for a period of up to 179 days. Upon any acceleration of the principal due on the Notes or payment or distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, all principal, premium, if any, and interest due on all Senior Indebtedness must be paid in full before the holders of the Notes are entitled to receive any payment. See "Description of Notes--Subordination."

FAILURE TO EXCHANGE PRIVATE NOTES

  Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

ACQUISITION STRATEGY AND RISKS RELATED TO RAPID GROWTH

  Growth by Acquisition. A principal component of the Company's strategy is to continue to grow by acquiring additional resorts. The Company's future growth and financial success will depend upon a number of factors, including its ability to identify attractive resort acquisition opportunities, consummate the acquisitions of such resorts on favorable terms, convert such resorts to use as vacation ownership resorts and profitably sell Vacation Intervals at such resorts. There can be no assurance that the Company will be successful with respect to such factors. The Company's ability to execute its growth strategy depends to a significant degree on the existence of attractive resort acquisition opportunities (which, in the past, have included completed or nearly completed resort properties), its ability both to consummate acquisitions on favorable terms and to obtain additional debt and equity capital and to fund such acquisitions and any necessary conversion and marketing expenditures. Currently, there are numerous potential buyers of resort real estate which are better capitalized than the Company competing to acquire resort properties which the Company may consider attractive resort acquisition opportunities. There can be no assurance that the Company will be able to compete against such other buyers successfully or that the Company will be successful in consummating any such future financing transactions or equity offerings on terms favorable to the Company. The Company's ability to obtain and repay any indebtedness at maturity may depend on refinancing, which could be adversely affected if the Company cannot effect the sale of additional debt or equity through public offerings or private placements on terms favorable to the Company. Factors which could affect the Company's access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, the perception in the capital markets of the vacation ownership industry and the Company's business, results of operations, leverage, financial condition and business prospects.

  Risks Related to the Growth of Embassy Vacation Resorts and Westin Vacation Clubs. An important part of the Company's growth strategy is to acquire and develop additional Embassy Vacation Resorts and Westin Vacation Club resorts. See "Business--Embassy Vacation Resorts," and "--Westin Vacation Club Resorts." Westin has not previously been active in the vacation ownership market and may not devote the corporate resources to such projects at levels which will make the projects successful. Moreover, there can be no assurance that Promus will elect to continue licensing the Embassy Vacation Resort name to the Company with respect to possible future resorts. Under the terms of an exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina, and in which markets Vistana, Inc. will have exclusive development rights). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement in markets not otherwise exclusive to Vistana, Inc. The Company has been identified by Promus as the only other licensee to whom Promus may license the Embassy Vacation Resort name. There can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licensees. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business only with the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion. See "--Competition."

  Risks Related to Development of a Points-Based Vacation Club System. The Company intends to develop and operate a North American points-based vacation club system and expand the European points-based Grand Vacation Club system operated by LSI and acquired by the Company in the LSI Acquisition. The Company has not previously developed or operated a points-based vacation club system and no assurance can be given as to management's ability to efficiently develop or operate such a system.

RISKS RELATED TO THE AVCOM MERGER, PRG MERGER AND LSI ACQUISITION

  Uncertainty as to Future Financial Results. The Company believes that the AVCOM Merger, PRG Merger and LSI Acquisition (collectively, the "Acquisitions") offer opportunities for long-term efficiencies in operations that should positively affect future results of the combined operations of the Company, AVCOM, PRG and LSI. However, until the Company is able to offset earnings dilution resulting from the issuance of Common Stock in the Acquisitions with the positive effect of expected long-term efficiencies, the Acquisitions may adversely affect the Company's financial performance in 1997 and future years. In addition, the combined companies will be more complex and diverse than the Company prior to the Acquisitions, and the combination and continued operation of their distinct business operations present difficult challenges for the Company's management due to the increased time and resources required in the management effort. While management and the Board of Directors of the Company believe that the combinations can be effected in a manner which will realize the value of the companies, management has limited experience in combinations of this size.

  In order to maintain and increase profitability, the combined companies will need to successfully integrate and streamline overlapping functions with respect to AVCOM and PRG (LSI is operated as a separate European unit). There can be no assurance that such integration will be successfully accomplished or, if successfully accomplished, that such integration will not be more costly to accomplish than contemplated by the Company. The difficulties of such integration may be increased by the necessity of coordinating geographically separate organizations. The integration of certain operations (such as customer service, loan servicing and loan processing) following the Acquisitions will require the dedication of management resources which may distract attention from the day-to-day business of the combined companies in the short and long term. Failure to effectively accomplish the integration of AVCOM's and PRG's operations could have an adverse effect on the Company's results of operations and financial condition.

  AVCOM Merger, PRG Merger and LSI Acquisition and Related
Expenses. Transaction costs relating to the negotiation of and preparation for the Acquisitions and the anticipated combination of certain operations resulted in a one-time charge to the Company's earnings of approximately $4.1 million and $10.0 million, respectively, for the three and nine months ended September 30, 1997. These charges include fees and expenses payable to financial advisors, lawyers, accountants and other transaction expenses related to the Acquisitions. There can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the Acquisitions.

  Accounting Treatment. The Acquisitions have been accounted for by the Company by the pooling-of-interests method of accounting. Under this method of accounting, the recorded assets and liabilities of the Company, AVCOM, PRG and LSI are carried forward at their book values to the Company, income of the Company includes the income (or loss) of the Company, AVCOM, PRG and LSI for the entire fiscal year in which the Acquisitions occurred, and the reported income of the Company, AVCOM, PRG and LSI for prior periods has been combined and restated as income of the Company. Although the Company has received an opinion from its independent public accountants that the Acquisitions will qualify for pooling-of-interests accounting treatment, opinions of accountants are not binding upon the Commission, and there can be no assurance that the Commission will not successfully assert a contrary position. In such case, the purchase method of accounting would be applicable. Under the purchase method, the book value of AVCOM's, PRG's and LSI's assets would be increased to their fair values, which could result in higher operating costs and expenses as the excess of the purchase price over the fair value of AVCOM's, PRG's and LSI's assets would be amortized and expensed over a period of years, which would adversely affect the Company's future earnings.

VARIABILITY OF QUARTERLY RESULTS; POSSIBLE VOLATILITY OF STOCK PRICE

  The Company's earnings may be impacted by the timing of the completion of the acquisition and development of future resorts and the potential impact of weather or other natural disasters at the Company's resort locations (e.g., hurricanes in Hawaii, St. Maarten and St. John and earthquakes in California). See "--Natural Disasters; Uninsured Loss." Furthermore, the Company has historically experienced and expects to continue to experience seasonal fluctuations in its gross revenues and net income from the sale of Vacation Intervals. This seasonality may cause significant variations in quarterly operating results. If sales of Vacation Intervals are below seasonal normalities during a particular period, the Company's annual operating results could be materially adversely affected. In addition, the combination of (i) the possible delay in generating revenue after the acquisition by the Company of additional resorts prior to the commencement of Vacation Interval sales and
(ii) the expenses associated with start-up unit or room-rental operations, interest expense, amortization and depreciation expenses from such acquisitions may materially adversely impact earnings.

  Due to the foregoing and other factors, the Company believes that its quarterly and annual revenues, expenses and operating results could vary significantly in the future and that period-to-period comparisons should not be relied upon as indications of future performance. Because of the above factors, it is possible that the Company's operating results will be below the expectations of stock market analysts and investors, which could have an adverse effect on the market value of the Company's Common Stock. Numerous factors, including announcements of fluctuations in the Company's or its competitors' operating results and market conditions for hospitality and vacation ownership industry stocks in general, could have a significant impact on the future price of the Common Stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of the Common Stock.

LIMITATION ON REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

  Upon a Change of Control (as defined in the Indenture), each holder of the Notes will have certain rights, at the holder's option, to require the Company to repurchase all or a portion of such holder's Notes. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all Notes tendered by the holders thereof. In addition, the Company's repurchase of Notes as a result of the occurrence of a Change of Control may create an event of default under the Company's various credit agreements, and could create an event of default under other future Senior Indebtedness. The Change of Control provision may not, in some instances, prevent a decrease in the value of the Notes in the event the Company incurs additional leverage through certain types of recapitalizations, leveraged buyouts, or similar transactions. See "Description of Notes--Change of Control."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS; SENIOR CREDIT FACILITY

  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make other distributions with respect to capital stock of the Company and its Restricted Subsidiaries, (iii) create certain liens, (iv) sell material assets of the Company or its Restricted Subsidiaries and (v) enter into certain mergers and consolidations. In addition, the Company's Senior Indebtedness may contain other and more restrictive covenants that, among other things, restrict the following: the making of investments, loans, and advances and the paying of dividends and other restricted payments; the incurrence of additional indebtedness; the granting of liens, other than liens created pursuant to the Company's Senior Indebtedness and certain permitted liens; mergers, consolidations and sales of all or a substantial part of the Company's business or property; the sale of assets; and the making of capital expenditures.

  The Company's Senior Indebtedness may also require the Company to maintain certain financial ratios, including interest coverage, leverage and fixed charge ratios. There can be no assurance that these requirements will be met in the future. If they are not, the holders of the indebtedness under the Company's Senior Indebtedness may be entitled to declare such indebtedness immediately due and payable.

  The Company has received a commitment from a bank lender to provide it with the $100 million Senior Credit Facility. The Senior Credit Facility is expected to have a variable borrowing rate based on the percentage of the Company's mortgages receivable pledged to the lender under such facility and the amount of funds advanced pursuant thereto. The interest rate will vary between LIBOR plus 7/8% and LIBOR plus 1 3/8%, depending on the amount of advances against mortgages receivable. It is expected that the Senior Credit Facility will contain customary covenants, representations and warranties and conditions to draw down on funds. No assurance can be given, however, that the Company will be able to enter into definitive documents with respect to such Senior Credit Facility.

ABSENCE OF PUBLIC MARKET

  The Private Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Exchange Notes have no established trading market. The Company does not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by the Initial Purchasers that they currently intend to make a market in the Notes. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling the Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities.

RISKS OF DEVELOPMENT AND CONSTRUCTION ACTIVITIES

  Risks Related to Development Activities. The Company intends to actively continue development, construction, redevelopment/conversion and expansion of vacation ownership resorts, and to develop a North American points-based vacation club system and expand the European points-based vacation club system operated by LSI. There can be no assurance that the Company will: complete development, expansion and/or conversion of its resorts currently under development or expansion; undertake additional expansion plans set forth in "Business--Description of the Company's Resorts;" undertake to develop other resorts or complete such development if undertaken; or complete development of a North American points-based vacation club system or expansion of a European points-based vacation club system. Risks associated with the Company's development, construction and redevelopment/conversion activities, and expansion activities may include the risks that: acquisition and/or development opportunities may be abandoned; construction costs of a resort may exceed original estimates, possibly making the resort uneconomical or unprofitable; sales of Vacation Intervals at a newly completed resort may not be sufficient to make the resort profitable; financing may not be available on favorable terms for development of, or the continued sales of Vacation Intervals at, a resort; and construction may not be completed on schedule, resulting in decreased revenues and increased interest expense. Risks associated with the Company's development of a North American points-based vacation club system and expansion of LSI's European points-based Grand Vacation Club system may include the risks that: such development and/or expansion may be abandoned; the North American and European points-based vacation club systems cannot be efficiently combined or operated with the Company's current vacation ownership operations; the North American and European points-based vacation club system may be or become subject to extensive regulation by federal, state and local jurisdictions, or the equivalent thereof in Europe, possibly making such points-based system uneconomical or unprofitable; and financing may not be available on favorable terms for development of a North American points-based vacation club system or the expansion of a European points-based vacation club system.

  Risks Related to Construction Activities. In addition, the Company's construction activities typically are performed by third-party contractors, and, accordingly, the timing, quality and completion of which cannot be controlled by the Company. Nevertheless, construction claims may be asserted against the Company for construction defects and such claims may give rise to liabilities. New development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, the ability of the Company to coordinate construction activities with the process of obtaining such permits and authorizations, and the ability of the Company to obtain the financing necessary to complete the necessary acquisition, construction, and/or conversion work at the resorts. The Company currently does not have the financing available to complete all of its planned expansion as set forth in "Business--The Resorts." The ability of the Company to expand its business to include new resorts will in part depend upon the availability of suitable properties at reasonable prices and the availability of financing for the acquisition and development of such properties. However, there can be no assurance that such preferential purchases can be effected in the future. In addition, certain states and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with any repairs made to the developed property. See "Business--Business Strategy."

RISKS ASSOCIATED WITH PARTNERSHIP INVESTMENT IN THE POIPU PARTNERSHIP

  The Embassy Vacation Resort Poipu Point is owned by the Poipu Partnership (as defined), which consists of the Company and a third party. Property ownership through a partnership involves additional risks, including requirements of partner consents for major decisions (including approval of budgets), capital contributions and entry into material agreements. If the Company and its partner are unable to agree on major decisions, either partner may elect to invoke a buy/sell right, which could require the Company to either sell its interest in the Embassy Vacation Resort Poipu Point or to buy out the interest of its partner at a time when the Company is not prepared to do so. In addition, under certain circumstances, the other partner can require the Company to purchase such partner's interest or sell its interest to the partner. If a dispute arises under this partnership, an adverse resolution could have a material adverse effect on the operations of the Company. In addition, as a general partner, the Company will be subject to certain fiduciary obligations which may obligate it to act in a manner which is not necessarily in the best interest of the Company. The Company may elect to purchase interests in future resorts through similar partnership arrangements. See "--Risks Related to Westin Agreement; Limited Control of Resorts and Termination" and "Business--the Resorts."

LIMITED OPERATING HISTORY

  The Company was formed in May 1996 in order to effectuate the consolidation of the Company's predecessor partnerships, limited liability companies and corporations (the "Consolidation Transactions") and the Company's initial public offering (the "Initial Public Offering"), each of which was consummated in August 1996. Although predecessors of the Company have operating histories in the vacation ownership and hospitality industries, the Company has limited operating history as an integrated entity and limited experience operating as a public company and no experience operating a points-based vacation club system, any of which could have an adverse impact on the Company's operations and future profitability. The Company has chosen to conduct its management operations in (i) two locations in California primarily with respect to acquisition, development, finance and legal (ii) Chicago, Illinois with respect to marketing, (iii) Orlando, Florida with respect to sales, accounting and property management operations and (iv) Carnforth, England with respect to LSI's European resorts and its Grand Vacation Club system. However, as the Company grows and diversifies into additional geographic markets, including new markets entered as a result of the LSI Acquisition, no assurance can be given as to management's ability to efficiently manage operations and control functions without a centrally located management team.

GENERAL ECONOMIC CONDITIONS; CONCENTRATION IN VACATION OWNERSHIP INDUSTRY; GEOGRAPHIC CONCENTRATION OF INVESTMENTS

  Any downturn in economic conditions or any price increases (e.g., airfares) related to the travel and tourism industry could depress discretionary consumer spending and have a material adverse effect on the Company's business. Any such economic conditions, including recession, may also adversely affect the future availability of attractive financing rates for the Company or its customers and may materially adversely affect the Company's business. Furthermore, adverse changes in general economic conditions may adversely affect the collectibility of the Company's loans to Vacation Interval buyers. Because the Company's operations are conducted solely within the vacation ownership industry, any adverse changes affecting the vacation ownership industry such as an oversupply of vacation ownership units, a reduction in demand for vacation ownership units, changes in travel and vacation patterns, changes in governmental regulations of the vacation ownership industry and increases in construction costs or taxes, as well as negative publicity for the vacation ownership industry, could have a material adverse effect on the Company's operations.

RISKS ASSOCIATED WITH CUSTOMER FINANCING

  The Company offers financing to the buyers of Vacation Intervals at the Company's resorts who make a down payment generally equal to at least 10% of the purchase price. This financing generally bears interest at fixed rates and is collateralized by a first mortgage on the underlying Vacation Interval. The Company has entered into agreements with lenders for the financing of these customer receivables. As of September 30, 1997, these agreements provide an aggregate of up to approximately $280.0 million of available financing to the Company bearing interest at variable rates tied to LIBOR or the prime rate of which, at September 30, 1997, the Company had approximately $198.8 million of additional borrowing capacity available.

  Under these arrangements, the Company pledges as security promissory notes to these lenders, who typically lend the Company 85% to 90% of the principal amount of such promissory notes. Payments under these promissory notes are made by the buyer/borrowers directly to a third-party payment processing center and such payments are credited against the Company's outstanding balance with the respective lenders. The Company does not presently have binding agreements to extend the terms of such existing financing arrangements or for any replacement financing arrangements upon the expiration of such funding commitments (which have varying borrowing periods ranging from 18 to 20 months after the initial commitment date), and there can be no assurance that alternative or additional arrangements can be made on terms that are satisfactory to the Company. Accordingly, future sales of Vacation Intervals may be limited by both the availability of funds to finance the initial negative cash flow that results from sales that are financed by the Company and by reduced demand which may result if the Company is unable to provide financing through unaffiliated lenders to buyers of Vacation Intervals. If the Company is required to sell its customer receivables to lenders, discounts from the face value of such receivables may be required by such lenders, if lenders are available at all.

  The Company has historically derived income from its financing activities. At September 30, 1997, the Company's mortgage portfolio included approximately 34,485 consumer loans totaling approximately $315 million, with a stated maturity of seven to ten years and a weighted average interest rate of 15% per annum. Additionally, at September 30, 1997, the weighted average maturity of all outstanding consumer loans was approximately 8.3 years and the total borrowings secured by consumer loans were approximately $81.2 million, bearing a weighted average interest rate of 10.1%. However, because the Company's borrowings bear interest at variable rates (which, as of September 30, 1997, equal 10.5% per annum on a weighted average basis) and the Company's loans to buyers of Vacation Intervals bear interest at fixed rates (which, as of September 30, 1997, equal 15% per annum on a weighted average basis), the Company bears the risk of increases in interest rates with respect to the loans it has from its lenders. To the extent interest rates on the Company's borrowings decrease, the Company faces an increased risk that customers will pre-pay their loans and reduce the Company's income from financing activities. See "Business--Customer Financing."

RISKS OF HEDGING ACTIVITIES AND EXCHANGE RATE FLUCTUATIONS

  The Company does not engage in speculative or profit motivated hedging activities. However, to manage risks associated with the Company's borrowings bearing interest at variable rates, the Company may from time to time purchase interest rate caps, interest rate swaps or similar instruments. As of and for the periods ending December 31, 1996 and September 30, 1997, the Company was not engaging in any interest rate hedging transactions. The nature and quantity of any future hedging transactions for the variable rate debt will be determined by the management of the Company based on various factors, including market conditions, and there have been no limitations placed on management's use of certain instruments in such hedging transactions. No assurance can be given that any such hedging transactions will offset the risks of changes in interest rates, or that the costs associated with hedging activities will not increase the Company's operating costs.

  The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. Although the Company does not currently engage in foreign currency hedging transactions, as it continues to expand its international operations, exposure to losses in foreign currency transactions may increase or occur. The Company may choose to limit such exposure by the purchase of forward foreign exchange contracts or similar hedging strategies. However, there can be no assurance that any currency hedging strategy would be successful in avoiding exchange-related losses. In addition, there can be no assurance that such exchange-related losses would not have a material adverse effect on the Company's future international revenue and, consequently, on the Company's business, operating results and financial condition.

RISKS ASSOCIATED WITH CUSTOMER DEFAULT

  The Company bears the risk of defaults by buyers who financed the purchase of their Vacation Intervals. As of September 30, 1997, approximately 3.6% of the Company's consumer loans were considered by the Company to be delinquent (past due by 60 or more days). The Company had completed or commenced foreclosure or deed-in-lieu of foreclosure (which is typically commenced once a loan is more than 120 days past due) on an additional approximately 1.8% of its consumer loans. As of September 30, 1997, the Company's allowance for doubtful accounts as a percentage of gross mortgages receivable was 6.5%, which management believes is an adequate reserve for expected loan losses.

  If a buyer of a Vacation Interval defaults on the consumer loan made by the Company and the Company has pledged the mortgage receivable as collateral to a lending institution, the Company generally must take back the mortgage with respect to such Vacation Interval and replace it with a performing mortgage. In connection with the Company taking back any such Vacation Interval, the relatively substantial associated marketing costs, other than certain sales commissions, will not have been recovered by the Company and they must be incurred again after their Vacation Interval has been returned to the Company's inventory for resale (commissions paid in connection with the sale of Vacation Intervals may be recoverable from the Company's sales personnel and from independent contractors upon default in accordance with contractual arrangements with the Company, depending upon the amount of time that has elapsed between the sale and the default and the number of payments made prior to such default). Although private mortgage insurance or its equivalent is available to cover Vacation Intervals, the Company has never purchased such insurance and has no present intention of doing so. In addition, although the Company in many cases may have recourse against Vacation Interval buyers, sales personnel and independent contractors for the purchase price paid and for commissions paid, respectively, no assurance can be given that the Vacation Interval purchase price or any commissions will be fully or partially recovered in the event of a buyer default under such financing arrangements. The Company purchased defaulted mortgage notes with respect to 900 Vacation Intervals at the San Luis Bay Resort on which the Company is in the process of foreclosing. The Company will be subject to the costs and delays associated with such foreclosure process and no assurance can be given that the value of the underlying Vacation Intervals being foreclosed upon at the time of resale will exceed the purchase price of the defaulted loans, taking into consideration the costs of foreclosure and resale. See "Business--Customer Financing." Similarly, in March 1996, AVCOM purchased defaulted mortgage notes with respect to 1,057 Vacation Intervals at the Tahoe Seasons Resort on which AVCOM was then in the process of foreclosing. The Company continues to be subject to the costs and delays associated with such foreclosure process and no assurance can be given that the value of the underlying Vacation Intervals being foreclosed upon at the time of resale will exceed the purchase price of the defaulted loans, taking into consideration the costs of foreclosure and resale. See "Business--Description of the Company's Resorts."

COMPETITION

  The Company is subject to significant competition at each of its resorts from other entities engaged in the business of resort development, sales and operation, including Vacation Interval ownership, condominiums, hotels and motels. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell Vacation Intervals in resort properties. Although the Company recently obtained the exclusive development rights to Westin Vacation Clubs from Westin pursuant to the Westin Agreement, other major companies that now operate or are developing or planning to develop Vacation Interval resorts include Marriott Ownership Resorts ("Marriott"), The Walt Disney Company ("Disney"), Hilton Hotels Corporation ("Hilton"), Hyatt Corporation ("Hyatt"), Four Seasons Hotels & Resorts ("Four Seasons") and Inter-Continental Hotels and Resorts ("Inter-Continental"). Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to grow at a more rapid rate or more profitably as a result. LSI competes in Europe with certain other vacation ownership and points-based companies. See "Business--Competition."

  The Company also competes with companies with non-branded resorts such as Westgate, Vistana, Inc. and Vacation Break USA, Inc., Fairfield Communities and ILX Incorporated. Under the terms of a recently announced exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop and manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina, and in which markets Vistana, Inc. will have exclusive development rights). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement in markets not otherwise exclusive to Vistana, Inc. The Company has been identified by Promus as the only other licensee to whom Promus may license the Embassy Vacation Resort name. There can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licenses. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business only with the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion. See "Business--Competition."

  In the event that the Westin Agreement becomes the subject of dispute between the parties thereto, it is possible that the Company's interest in pursuing acquisition and development opportunities at "four-star" and "five-star" resorts located in North America, Mexico and the Caribbean through May 2001 could be barred pending the final resolution of such dispute. Additionally, at the expiration or early termination of the Westin Agreement, Westin could become a direct competitor with the Company in the vacation ownership business, including in the markets most attractive to the Company. See "--Risks Related to the Westin Agreement; Limited Control of Resorts and Termination" and "Business--Westin Vacation Club Resorts." Subject to certain covenants not to compete, the Founders could acquire resort and other hotel properties that could compete with the Company's vacation ownership business.

DEPENDENCE ON VACATION INTERVAL EXCHANGE NETWORKS; RISK OF INABILITY TO QUALIFY RESORTS

  The attractiveness of Vacation Interval ownership is enhanced significantly by the availability of exchange networks that allow Vacation Interval owners to exchange in a particular year the occupancy right in their Vacation Interval for an occupancy right in another participating network resort. According to the American Resort Development Association ("ARDA"), the ability to exchange Vacation Intervals was cited by buyers as a primary reason for purchasing a Vacation Interval. Several companies, including Resort Condominiums International ("RCI") and Interval International ("II"), provide broad-based Vacation Interval exchange services, and the Company's resorts are currently qualified for participation in the RCI and II exchange networks.

  No assurance can be given that the Company will continue to be able to qualify its resorts or will be able to qualify its future resorts, for participation in the RCI or II exchange networks or any other exchange network. RCI and II are under no obligation to include the Company's resorts in their exchange networks. If such exchange networks cease to function effectively, or if the Company's resorts are not accepted as exchanges for other desirable resorts, the Company's sales of Vacation Intervals could be materially adversely affected. See "Business--Participation in Vacation Interval Exchange Networks."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a large extent upon the experience and abilities of Messrs. Osamu Kaneko, Andrew J. Gessow and Steven C. Kenninger (the "Founders"), who serve as the Company's Co-Chief Executive Officer, President and Co-Chief Executive Officer and Chief Operating Officer, respectively, as well as the abilities of James E. Noyes and Michael A. Depatie, the Company's Executive Vice President, and Executive Vice President and Chief Financial Officer, respectively. The Company's success in Europe will depend to a large extent upon the experience and abilities of Ian Ganney and Richard Harrington, LSI's founders, who serve as LSI's Chairman and Chief Executive Officer, respectively.

  The Founders have agreed to devote substantially full time to the business of the Company and not engage in any competitive businesses. Historically, each Founder has devoted more than 90% of his time to the Company. However, the Founders' employment agreements do not specify an exact percentage of time required to be provided by the Founders and no assurance can be given that the Founders will continue to devote 90% or more of their time to the Company. Notwithstanding their covenants not to compete, the Founders have the right to pursue certain activities which could divert their time and attention from the Company's business. See "--Potential Conflicts of Interest."

  The loss of the services of any of the Founders or Messrs. Ganney or Harrington could have a material adverse effect on the Company, its operations and its business prospects. The Company does not maintain "keyman" life insurance with respect to any of the Founders or Messrs. Ganney and Harrington. The Company's success is also dependent upon its ability to attract and maintain qualified development, acquisition, marketing, management, administrative and sales personnel for which there is keen competition among the Company's competitors. In addition, the cost of retaining such key personnel could escalate over time. There can be no assurance that the Company will be successful in attracting and/or retaining such personnel.

APPLICABILITY OF FEDERAL SECURITIES LAWS TO THE SALE OF VACATION INTERVALS

  It is possible that the Vacation Intervals may be deemed to be a security as defined in Section 2(1) of the Securities Act. If the Vacation Intervals were determined to be a security for such purpose, their sale would require registration under the Securities Act. The Company has not registered the sale of the Vacation Intervals under the Securities Act and does not intend to do so in the future. If the sale of the Vacation Intervals were found to have violated the registration provisions of the Securities Act, purchasers of the Vacation Intervals would have the right to rescind their purchases of Vacation Intervals. If a substantial number of purchasers sought rescission and were successful, the Company's business, results of operations and financial condition could be materially adversely affected. The Company has been advised by its vacation ownership counsel, Schreeder, Wheeler & Flint, LLP, that in the opinion of such counsel, based on its review of the Company's Vacation Interval program and the sales practices utilized in such program, the Vacation Intervals do not constitute a security within the meaning of Section 2(1) of the Securities Act.

REGULATION OF MARKETING AND SALES OF VACATION INTERVALS; OTHER LAWS

  The Company's marketing and sales of Vacation Intervals and other operations are, and any North American points-based vacation club system developed by the Company will be, subject to extensive regulation by the federal government and the states and foreign jurisdictions in which its resorts are located and in which Vacation Intervals or Vacation Points are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears in the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and the Civil Rights Acts of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of Vacation Interval ownership programs. The laws of most states, including Florida, California, Arizona, South Carolina, Virginia and Hawaii, require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Vacation Intervals. Laws in each state where the Company sells Vacation Intervals generally grant the purchaser of a Vacation Interval the right to cancel a contract of purchase at any time within a period ranging from three to fifteen calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities, such as real estate licensure; seller's of travel licensure; anti-fraud laws; telemarketing laws; price, gift and sweepstakes laws; and labor laws. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently subject. However, no assurance can be given that the cost of qualifying under Vacation Interval ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant or that the Company is in fact in compliance with all applicable federal, state, local and foreign laws and regulations. Certain European laws and regulations regulate LSI's vacation ownership operations. Any failure to comply with applicable laws or regulations could have a material adverse effect on the Company. See "Business--Governmental Regulation."

  Certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property.

  In addition, from time to time, potential buyers of Vacation Intervals assert claims with applicable regulatory agencies against Vacation Intervals salespersons for unlawful sales practices. Such claims could have adverse implications for the Company in negative public relations and potential litigation and regulatory sanctions. However, the Company does not believe that such claims will have a material adverse effect on the Company or its business.

POSSIBLE ENVIRONMENTAL LIABILITIES

  Under various federal, state and local laws, ordinances and regulations, the owner of real property generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or lease a property or to borrow using such real property as collateral. Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. Noncompliance with these and other environmental, health or safety requirements may result in the need to cease or alter operations at a property.

  As of the date of the Prospectus, Phase I environmental reports (which typically involve inspection without soil sampling or ground water analysis) have been prepared by independent environmental consultants for each of the Company's owned resorts. In connection with the acquisition and development of the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the independent environmental consultants have identified several areas of environmental concern. The areas of concern at the Embassy Vacation Resort Lake Tahoe relate to possible soil and water contamination that originated on the resort site due to prior uses and to contamination that may migrate onto the resort site from upgradient sources. California regulatory agencies have been monitoring the resort site and have required or are in the process of requiring the responsible parties (presently excluding the Company) to effect remediation action. The Company has been indemnified by certain of such responsible parties for certain costs and expenses in connection with contamination at the Embassy Vacation Resort Lake Tahoe (including Chevron
(USA), Inc.) and does not anticipate incurring material costs in connection therewith; however, there is no assurance that the indemnitor(s) will meet their obligations in a complete and timely manner. In addition, the Company's San Luis Bay Resort is located in an area of Avila Beach, California which has experienced underground contamination resulting from leaking pipes at a nearby oil refinery. California regulatory agencies have required the installation of groundwater monitoring wells on the beach near the resort site, and no demand or claim in connection with such contamination has been made on the Company, however, there is no assurance that claims will not be asserted against the Company with respect to this environmental condition. In addition, while remodeling the Carson Building at the Tahoe Beach & Ski Club, one of the resorts acquired in the AVCOM Merger, AVCOM's contractor informed AVCOM of the possible presence of asbestos containing materials. AVCOM has given governmental and private notification to various agencies and persons whom AVCOM determined should receive notice. The Company has been advised by the relevant regulatory agencies that civil and criminal penalties will not be assessed in this matter.

  With the exception of the above mentioned resorts, the Company is not aware of any environmental liability that would have a material adverse effect on the Company's business, assets or results of operations. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company. The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances.

  Certain environmental laws impose liability on a previous owner of property to the extent that hazardous or toxic substances were present during the prior ownership period. A transfer of the property does not relieve an owner of such liability. Thus, the Company may have liability with respect to properties previously sold by its predecessors.

  A variety of laws concerning the protection of the environment, health and safety apply to the European operations, properties and other assets owned by LSI. See "Business--Governmental Regulations--Environmental Matters."

COSTS OF COMPLIANCE WITH LAWS GOVERNING ACCESSIBILITY OF FACILITIES TO DISABLED PERSONS

  A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act (the "ADA"), impose requirements related to access and use by disabled persons on a variety of public accommodations and facilities. These requirements did not become effective until after January 1, 1991. Although the Company believes that its resorts are substantially in compliance with laws governing the accessibility of its facilities to disabled persons, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants. The Company is likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on the Company's results of operations or financial condition. Additional legislation may impose further burdens or restrictions on property owners (including homeowner associations at the Existing Resorts) with respect to access by disabled persons. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations. If a homeowners' association at a resort was required to make significant improvements as a result of non-compliance with the ADA, Vacation Interval owners may default on their mortgages and/or cease making required homeowners' association assessment payments. The Company is not aware of any non-compliance with the ADA, the Fair Housing Act or similar laws that management believes would have a material adverse effect on the Company's business, assets or results of operations.

NATURAL DISASTERS; UNINSURED LOSS

  In 1992, prior to the Company's purchase of an interest in the Embassy Vacation Resort Poipu Point, the resort was substantially destroyed by Hurricane Iniki. The resort was rebuilt with insurance proceeds before the Company acquired its interest in the resort, but could suffer similar damage in the future. In September 1995 and July 1996, the Company's St. Maarten resorts were damaged by hurricanes and could suffer similar damage in the future. In addition, the Company's other resorts which are or will be located in Hawaii, Florida and the Caribbean (including the St. John resort which was damaged by Hurricane Marilyn in 1995) may be subject to hurricanes and damaged as a result thereof. The Company's resorts located in California and Hawaii may be subject to damage resulting from earthquakes. The Company currently maintains insurance coverage which, in management's opinion, is at least as comprehensive as the coverage maintained by other prudent entities in the Company's line of business. However, there are certain types of losses (such as losses arising from acts of war and civil unrest) that are not generally insured because they are either uninsurable or not economically insurable and for which the Company does not have insurance coverage. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company. See "Business--Insurance, Legal Proceedings."

EFFECTIVE VOTING CONTROL BY EXISTING STOCKHOLDERS; WESTIN DIRECTOR DESIGNATION

  The Founders hold substantial amounts of shares of Common Stock (Messrs. Kaneko, Gessow and Kenninger hold 9.8%, 10.1% and 3.4%, respectively, as of the date of this Prospectus) which may allow them, collectively, to exert substantial influence over the election of directors and the management and affairs of the Company. Accordingly, if such persons vote their shares of Common Stock in the same manner, they may have sufficient voting power to determine the outcome of various matters submitted to the stockholders for approval, including mergers, consolidations and the sale of substantially all of the Company's assets. Pursuant to the Westin Agreement, during the term thereof Westin generally will have the right to designate one member of the Company's Board of Directors, irrespective of its share ownership in the Company. See "Registering Stockholders," "Description of Capital Stock" and "Business--Westin Vacation Club Resorts." Such control may result in decisions which are not in the best interest of the Company. In addition, under certain circumstances, in the event that the Founders collectively own less than 75% of the shares of Common Stock owned by them immediately following the closing of the Initial Public Offering and the consummation of the Consolidation Transactions, and the Common Stock they own thereafter is less than 75% of the market value of the Common Stock issued to them in the Initial Public Offering, then the Company's partner in the Poipu Partnership will be entitled to require the Company to either dispose of its interest or purchase such partner's interest in the Poipu Partnership pursuant to the terms and conditions of the partnership agreement.

DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. Any payment of future dividends will be in the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions in respect of the payment of dividends and other factors that the Company's Board of Directors deems relevant.

RISKS RELATED TO INTERNATIONAL OPERATIONS

  The Company expects that international operations will account for an increasingly significant percentage of the Company's operations. As a result, the Company is subject to a number of risks, including, among other things, difficulties relating to administering its business globally, managing foreign operations, currency fluctuations, restrictions against the repatriation of earnings, export requirements and restrictions and multiple and possibly overlapping tax structures. These risks could have a material adverse effect on the Company's business, results of operations and financial condition. Additionally, changes in inflation, interest rates, taxation, regulation or other social, political, economic or diplomatic developments affecting the countries in which the Company has (or intends to have) international operations could have a material adverse effect on the Company's business, operating results and financial condition.

POTENTIAL CONFLICTS OF INTEREST

  Because affiliates of Messrs. Kaneko and Kenninger have operations in the lodging industry other than those with respect to the development and operation of vacation ownership resorts, potential conflicts of interest exist. Affiliates of KOAR Group, Inc. ("KOAR"), a Los Angeles based real estate acquisition and development company and predecessor of the Company which is owned by Messrs. Kaneko and Kenninger, have developed and currently act as the managing general partner of partnerships which own hotels that are franchised as Embassy Suites hotels (one of which, the Embassy Suites Lake Tahoe, is located in a market served by the Company) and a residential condominium project overlooking the ocean in Long Beach, California (a market in which the Company may operate in the future). Messrs. Kaneko and Kenninger will continue to devote a portion of their time to KOAR's hotel business and to meeting their duties and responsibilities to investors in such entities.

   Additionally, notwithstanding their covenants not to compete, the Founders have the right to pursue certain activities which could divert their time and attention from the Company's business and result in conflicts with the Company's business. The Founders are evaluating the acquisition of other hotel properties in Hawaii, which at a future date may be converted to accommodate vacation ownership operations. However, any such acquisition from the Founders would be subject to the approval of the Company's Independent Directors.

RISKS RELATED TO WESTIN AGREEMENT; LIMITED CONTROL OF RESORTS AND TERMINATION

  The Westin Agreement may involve certain additional risks to the Company's future operations. The Westin Agreement imposes certain restrictions on the Company's ability to develop certain vacation ownership resorts in conjunction with hotel operators other than Westin. Generally, the Company is required, subject to certain exceptions involving Embassy Vacation Resorts and Promus, to submit for Westin's consideration any "four-star" or "five-star" development opportunity that the Company has determined to pursue in North America, Mexico and the Caribbean. In the event Westin determines not to proceed with the Company to develop such resort, the Company would be free only to develop the resort as a "Sunterra" property or as a property branded as an Embassy Vacation Resort or in conjunction with other upscale operators, but excluding specified operators of luxury hotels and resorts. In addition, resorts acquired or developed pursuant to the Westin Agreement, including the St. John resort, will be owned by partnerships, limited liability companies or similar entities in which each of Westin and the Company will own a 50% equity interest and have an equal voice in management. Accordingly, the Company will not be able to control such resorts or the applicable entities. In addition, the Westin Agreement will be terminable by either party if certain thresholds relating to development or acquisitions of resorts are not met, in the event of certain changes in management of Westin or the Company or in the event of an acquisition or merger of either party. See "Business--Westin Vacation Club Resorts" and "Risk Factors--Effective Voting Control of Existing Stockholders; Westin Director Designation."

  As a result of the pending closing of the merger of Westin into Starwood Lodging Trust and Starwood Lodging Corp., the Company and Westin have begun discussions regarding whether to modify the exclusive agreement between the Company and Westin to acquire, develop and market four and five star vacation ownership resorts in North America, Mexico and the Caribbean (the "Territory"). The discussions include whether to modify the agreement to make the relationship a non-exclusive one, and whether to continue to have a representative from the Company and Westin serve on each other's Board of Directors. As written, the existing exclusive agreement limits the Company's ability to develop four and five star vacation ownership resorts in the Territory with hotel and resort companies that are competitors of Westin and simultaneously limits Westin's ability to develop four and five star vacation ownership resorts in the Territory with anyone other than the Company. If the parties elect to modify the Westin Agreement to make it non-exclusive, the Company and Westin will each be free to pursue four and five star vacation ownership acquisition and development opportunities in the Territory either alone, with each other or with other luxury hotel and resort companies. In that event, it would be the Company's intention to continue to work to expand its four and five star vacation ownership resorts in a variety of ownership structures, including as Westin Vacation Clubs in joint venture with Westin (subject to Westin's approval of the specific project); as Sunterra Resorts; and as other luxury hotel and resort company brands. In any event, the parties currently intend to continue their existing joint venture in St. John, U.S. Virgin Islands. See "Business--Westin Vacation Club Resorts" and "Risk Factors--Effective Voting Control of Existing Stockholders; Westin Director Designation."

RISK OF TAX RE-CLASSIFICATION OF INDEPENDENT CONTRACTORS AND RESULTING TAX LIABILITY

  The Company sells Vacation Intervals at its resorts through independent sales agents. Such independent sales agents provide services to the Company under contract and, the Company believes, are not employees of the Company. Accordingly, the Company does not withhold payroll taxes from the amounts paid to such independent contractors. Although the Internal Revenue Service has made inquiries regarding the Company's classification of its sales agents at its Branson, Missouri resort, no formal action has been taken and the Company has requested that the inquiry be closed. In the event the Internal Revenue Service or any state or local taxing authority were to successfully classify such independent sales agents as employees of the Company, rather than as independent contractors, and hold the Company liable for back payroll taxes, such reclassification may have a material adverse effect on the Company.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Private Notes were sold by the Company on August 8, 1997 (the "Closing Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes (i) to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A, (ii) to institutional accredited investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S and (iii) in offshore transactions in reliance on Regulation S. As a condition to the sale of the Private Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on August 8, 1997. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Notes within 75 days after the Issue Date (as defined herein),
(ii) cause such Registration Statement to become effective under the Securities Act not later than 150 days after the Issue Date, (iii) promptly commence the Exchange Offer upon the effectiveness of the Registration Statement and (iv) keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice thereof is mailed to Holders of the Private Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

RESALE OF THE EXCHANGE NOTES

  With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Private Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities; provided such Private Notes do not constitute any portion of an unsold allotment from the original sale of the Private Notes. Pursuant to the Registration Rights Agreement, the Company has agreed that during the Exchange Offer Registration Period it will make this Prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes surrendered pursuant to the Exchange Offer. Private Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that (i) the exchange will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the rights of holders of Private Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture.

  As of the date of this Prospectus, $200 million in aggregate principal amount of the Private Notes are outstanding, $197.5 million of which are registered in the name of Cede & Co., as nominee for the Depository Trust Company (the "Depositary") and $2.5 million of which are registered in the name of certain institutional accredited investors. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

  Holders of the Private Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from the Company.

  Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Private Notes, up to a maximum of $35,000), other than commissions or concessions of any brokers or dealers and certain taxes described below under "--Fees and Expenses," and will indemnify the holders of the Private Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time on January 29, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice, (ii) mail to the registered holders an announcement thereof and (iii) issue a press release or other public announcement which shall include disclosure of the approximate number of Private Notes deposited to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest at a rate equal to 9 3/4% per annum. Interest on the Exchange Notes will be payable semi-annually on each April 1 and October 1, commencing October 1, 1997. Holders of Exchange Notes will receive interest on April 1, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Private Notes from the date of the last interest payment thereon or if no interest has been paid, from the date of original issuance of the Private Notes (August 8, 1997) to the date of exchange thereof for Exchange Notes. Holders of Private Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Private Notes.

PROCEDURES FOR TENDERING

  Only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

  The tender by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner(s) of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Private Notes.

  If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Private Notes.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

  While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder of Private Notes will represent to the Company that, among other things, (i) Exchange Notes to be acquired by such holder of Private Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Private Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is not a broker-dealer, such holder will be required to acknowledge in the Letter of Transmittal that such holder is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Private Notes, such holder will be required to acknowledge in the Letter of Transmittal that the Private Notes to be exchanged for new securities were acquired by it as a result of market-making activities or other trading activities and that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF PRIVATE NOTES

  If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Private Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Private Notes by causing the Depositary to transfer such Private Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Private Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date.

  To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "The Exchange Offer--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission.

  If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders,
(ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "--Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes that have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Private Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

  All rights under the Registration Rights Agreement (including registration rights) of holders of the Private Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker- dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act), (ii) to use its reasonable best efforts to keep the Registration Statement continuously effective during the Exchange Offer Registration Period and (iii) to provide copies of the latest version of the Prospectus to broker-dealers upon their request during the Exchange Offer Registration Period.

SHELF REGISTRATION

  In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 30 days after the date on which the Registration Statement of which this Prospectus is a part is declared effective by the Commission, or, if any Initial Purchaser so requests with respect to Private Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, or if any Holder of Private Notes (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer, or in the case of any Initial Purchaser that participates in but does not receive freely tradeable (except for certain prospectus delivery requirements) Exchange Notes in exchange for Private Notes constituting an unsold allotment from the original sale of the Private Notes in the Exchange Offer, the Company will at its cost, (a) as promptly as practicable (but in no event more than 75 days after so required or requested), file a shelf registration statement covering resales of the Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within the time period specified in the Registration Rights Agreement and (c) use its best efforts to keep such Shelf Registration Statement effective until one year after its effective date (or shorter period that will terminate when all of the applicable Notes have been sold thereunder). The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder that sells its Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

SPECIAL INTEREST

  If (i) within 75 days after the Issue Date, the Exchange Offer Registration Statement has not been filed with the Commission, or the Shelf Registration Statement has not been filed with the Commission within 75 days after such obligation arises; (ii) within 150 days after the Issue Date, the Exchange Offer Registration Statement has not been declared effective; (iii) within 30 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, the Registered Exchange Offer has not been consummated, or within the time period specified in the Registration Rights Agreement, the Shelf Registration Statement has not been declared effective; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), interest ("Special Interest") will accrue on the Notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the registration statement of which this Prospectus is a part.

EXCHANGE AGENT

  Norwest Bank Minnesota, National Association has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

          By Hand:             By Registered or Certified Mail:      By Overnight Courier:
 Northwest Bank Minnesota, N.A.   Norwest Bank Minnesota, N.A.    Norwest Bank Minnesota, N.A.
  Northstar East Building         Corporate Trust Operations       Corporate Trust Services
  608 Second Avenue South               P.O. Box 1517             Sixth and Marquette Avenue
         12th Floor               Minneapolis, MN 55480-1517      Minneapolis, MN 55479-0113
  Corporate Trust Services
      Minneapolis, MN
                                        By Facsimile:
                                        (612) 667-4927
                                    Confirm by Telephone:
                                        (612) 667-9764

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $75,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, ~if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

  Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  The Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. See "Risk Factors--Failure to Exchange Private Notes."

ACCOUNTING TREATMENT

  For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds of the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Private Notes in like principal amount, the terms of which are identical to the Exchange Notes. The issuance of the Exchange Notes in exchange for the surrender of the Private Notes will not result in any increase in the indebtedness of the Company.

                          CONSOLIDATED CAPITALIZATION

  The following table sets forth, as of September 30, 1997, the total consolidated capitalization of the Company.

                                                                     AS OF
                                                                 SEPTEMBER 30,
                                                                     1997
                                                                ---------------
                                                                  (UNAUDITED)
                                                                (DOLLAR AMOUNTS
                                                                 IN THOUSANDS)
                                                                ---------------
Cash and cash equivalents......................................    $126,369
                                                                   ========
Debt:
  Notes payable to financial institutions(a)...................    $107,864
  9 3/4% Senior Subordinated Notes due 2007....................     200,000
  5 3/4% Convertible Subordinated Notes due 2007...............     138,000
                                                                   --------
    Total debt.................................................     445,864
                                                                   --------
Stockholders' equity:
  Common Stock, $0.01 par value; 35,620,769 issued and
   outstanding(b)..............................................         356
  Additional paid-in capital...................................     156,855
  Retained earnings............................................      38,073
  Cumulative foreign currency translation adjustment...........         144
                                                                   --------
  Total stockholders' equity...................................     195,428
                                                                   --------
    Total capitalization.......................................    $641,292
                                                                   ========

-------
(a) Includes notes collateralized by mortgages receivable.
(b) Does not include an aggregate of 3,442,820 shares of Common Stock reserved for future issuance upon exercise of options granted pursuant to the Company's 1996 Equity Participation Plan, as amended, 747,518 shares of Common Stock reserved for issuance pursuant to the Employee Stock Purchase Plan and 4,536,990 shares of Common Stock initially issuable upon conversion of the Convertible Notes.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following are the consolidated ratios of earnings to fixed charges for the Company for the nine months ended September 30, 1997 and each of the years ended December 31, 1996, 1995, 1994, 1993 and 1992.

                                            YEAR ENDED DECEMBER 31,
           NINE MONTHS ENDED       --------------------------------------------------------
           SEPTEMBER 30, 1997      1996        1995        1994        1993        1992
           ------------------      -----       -----       -----       -----       -----
                 2.16x             1.08x       2.52x       2.37x       2.40x       2.22x

  The ratio of earnings to fixed charges has been computed by dividing earnings before income tax, plus fixed charges (excluding capitalized interest) and amortization of previously capitalized interest by fixed charges. Fixed charges consist of interest and other finance expenses and capitalized interest.

                                   BUSINESS

OVERVIEW

  The Company is one of the largest developers and operators of vacation ownership resorts in North America, the Caribbean and Europe. The Company is devoted exclusively to vacation ownership operations and, as of the date of this Prospectus, the Company's properties consist of 69 vacation ownership resort locations in a variety of popular resort destinations. In addition, following the Company's recent acquisition of Marc Hotels and Resorts, the Company manages an additional 22 resorts in Hawaii.

  The Company's principal operations currently consist of (i) acquiring, developing and operating vacation ownership resorts, (ii) marketing and selling vacation ownership interests in its North American resorts, which typically entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year in perpetuity, (iii) marketing and selling Vacation Points at its European resorts and (iv) providing consumer financing to individual purchasers for the purchase of Vacation Intervals at its resort locations and the 21 North American resort locations recently acquired by the Company through its November 1997 acquisition of Vacation Internationale, Ltd. The Company also provides resort management and maintenance services at its resorts for which it receives fees paid by the resorts' homeowners' associations.

  As part of its growth and acquisition strategy, in May 1997 the Company consummated the PRG Merger, acquiring 100% of the capital stock of PRG in exchange for the issuance of 3,601,844 shares of the Company's Common Stock. PRG is a Williamsburg, Virginia based developer, owner and operator of two vacation ownership resorts. Based upon the closing price of the Company's Common Stock on the Nasdaq National Market on May 15, 1997, the
3,601,844 shares of Common Stock issued in the PRG Merger were valued at an aggregate of approximately $59.1 million and represented on a pro forma basis 10.8% of the shares of Common Stock outstanding on such date.

  Additionally, in August 1997 the Company consummated the LSI Acquisition. The Company acquired 100% of LSI's capital stock in exchange for the issuance of 1,996,401 shares of the Company's Common Stock. LSI is a United Kingdom-based developer, owner and operator of 11 vacation ownership resorts and a European points-based vacation club system. Based on the closing price of the Company's Common Stock on the Nasdaq National Market on August 28, 1997, the 1,996,401 shares of Common Stock issued in the LSI Acquisition were valued at an aggregate of approximately $48.2 million and represented on a pro forma basis 5.6% of the shares of Common Stock outstanding on such date. In addition to the Common Stock issued in the LSI Acquisition, the Company paid cash consideration of approximately $1,036,000 to a former LSI shareholder. See "Risk Factors--Risks Related to the AVCOM Merger, PRG Merger and LSI Acquisition."

THE VACATION OWNERSHIP INDUSTRY

  The Market. The resort component of the leisure industry primarily is serviced by two separate alternatives for overnight accommodations: commercial lodging establishments and vacation ownership resorts. Commercial lodging consists of hotels and motels in which a room is rented on a nightly, weekly or monthly basis for the duration of the visit and is supplemented by rentals of privately-owned condominium units or homes. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. Also, room rates and availability at such establishments are subject to change periodically. In addition to providing improved lifestyle benefits to owners, vacation ownership presents an economical alternative to commercial lodging for vacationers.

  First introduced in Europe in the mid-1960's, vacation ownership has been one of the fastest growing segments of the hospitality industry over the past two decades. According to ARDA, during the fifteen year period ending in 1994 (the most recent year for which ARDA statistics are available), worldwide vacation ownership sales volume for the vacation ownership industry increased from $490 million in 1980 to $4.8 billion in 1994, representing a 17% compounded annual growth rate. A year-by-year presentation of annual vacation ownership sales volume follows. Based on industry data, the Company believes that the total Vacation Interval sales volume for the vacation ownership industry exceeded $5.5 billion in 1995 and $6.0 billion in 1996.

  According to RCI Consulting, the United States and Europe are the largest and second largest vacation ownership markets in the world, respectively. Approximately 50% of the world's vacation owners have purchased Vacation Intervals or vacation points at resorts or clubs in the United States and approximately 19% of the world's vacation owners purchased in Europe.

  As shown in the following charts, according to ARDA the worldwide vacation ownership industry has expanded significantly since 1980 both in Vacation Interval sales volume and number of Vacation Interval owners.

      [CHART OF NUMBER OF VACATION OWNER APPEARS HERE]
                       (in millions)
1980..........           0.155
1981..........           0.22
1982..........           0.335
1983..........           0.47
1984..........           0.62
1985..........           0.805
1986..........           0.97
1987..........           1.125
1988..........           1.31
1989..........           1.53
1990..........           1.8
1991..........           2.07
1992..........           2.363
1993..........           2.76
1994..........           3.144

      [CHART DOLLAR VOLUME OF VACATION OWNERSHIP SALES APPEARS HERE]
                       (in billions)
1980..........          $0.49
1981..........           0.965
1982..........           1.165
1983..........           1.34
1984..........           1.735
1985..........           1.58
1986..........           1.61
1987..........           1.94
1988..........           2.39
1989..........           2.97
1990..........           3.24
1991..........           3.74
1992..........           4.25
1993..........           4.505
1994..........           4.76

Source: American Resort Development Association, The 1995 Worldwide Timeshare Industry.

  ARDA reports and other industry data indicate that during the past decade the following factors have contributed to the increased acceptance of the vacation ownership concept among the general public and the substantial growth of the vacation ownership industry:

  . increased consumer awareness of the value and benefits of vacation ownership, including the cost savings relative to other lodging alternatives;

  . increased flexibility of vacation ownership due to the growth of international exchange organizations;

  . improvement in the quality of accommodations and management of vacation ownership resorts;

  . increased consumer confidence resulting from new consumer protection regulations and the entrance of brand name national lodging companies to the industry; and

  . increased availability of consumer financing for purchasers of Vacation Intervals.

  The vacation ownership industry traditionally has been highly fragmented and dominated by a large number of local and regional resort developers and operators, each with small resort portfolios generally of differing quality. The Company believes that one of the most significant factors contributing to the current success of the vacation ownership industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies. Such major companies which now operate or are developing Vacation Interval resorts include Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. Unlike the Company, however, the vacation ownership operations of each of Marriott, Disney, Hilton, Hyatt, Four Seasons, Inter-Continental and Westin comprise only a small portion of such companies' overall operations.

  The Company believes that national lodging and hospitality companies are attracted to the vacation ownership concept because of the industry's relatively rapid recent growth rate and relatively high profit margins. In addition, such companies recognize that Vacation Intervals provide an attractive alternative to the traditional hotel-based vacation and allow the hotel companies to leverage their brands into additional resort markets where demand exists for accommodations beyond traditional hotels.

  The Consumer. According to information compiled by ARDA for 1994 (the most recent year for which statistics are available), the prime market for Vacation Intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are gaining more leisure time. The median age of a Vacation Interval buyer at the time of purchase is 46. The median annual household income of current Vacation Interval owners in the United States is approximately $63,000, with approximately 35% of all Vacation Interval owners having annual household incomes greater than $75,000 and approximately 17% of such owners having annual household incomes greater than $100,000. However, despite the growth in the vacation ownership industry by December 31, 1994 Vacation Interval ownership has achieved only an approximate 3.0% market penetration among United States households with income above $35,000 per year and 3.9% market penetration among United States households with income above $50,000 per year. In addition, as of such date, the industry had achieved only a 1.0% market penetration among European households with income above $30,000 per year.

  According to the ARDA study, the three primary reasons cited by consumers for purchasing a Vacation Interval are (i) the ability to exchange the Vacation Interval for accommodations at other resorts through exchange networks (cited by 82% of Vacation Interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and
(iii) the quality and appeal of the resort at which they purchased a Vacation Interval (cited by 54% of purchasers). According to the ARDA study, Vacation Interval buyers have a high rate of repeat purchases: approximately 41% of all Vacation Interval owners own more than one Vacation Interval representing approximately 65% of the industry inventory and approximately 51% of all owners who bought their first Vacation Interval before 1985 have since purchased a second Vacation Interval. In addition, the ARDA study indicates that customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to Vacation Interval exchange networks.

  The Company believes it is well positioned to take advantage of current demographic trends, primarily because of the variety and quality of its resort locations and its participation in the RCI and II exchange networks. However, neither RCI nor II is under any obligation to continue to include the Company's resorts in its exchange network. The Company expects the vacation ownership industry to continue to grow as the baby-boom generation continues to enter the 40-55 year age bracket, the age group which purchased the most Vacation Intervals in 1994.

BUSINESS STRATEGY

  The Company's objective is to become the world's leading developer and operator of vacation ownership resorts. To meet this objective, the Company intends to (i) increase sales and financing of Vacation Intervals at its resorts through broader-based marketing efforts and through the construction of additional Vacation Interval inventory, (ii) acquire, convert and develop additional resorts to be operated as Embassy Vacation Resorts, Westin Vacation Club resorts and Sunterra Resorts, capitalizing on the acquisition and marketing opportunities to be provided as a result of its strategic relationships and its position in certain markets and the vacation ownership industry generally, (iii) improve operating margins by reducing borrowing costs and reducing its sales and marketing expenses as a percentage of revenues over time, (iv) acquire additional Vacation Interval inventory, operating companies, management contracts, Vacation Interval mortgage portfolios or other vacation ownership-related assets that may be integrated into the Company's operations and (v) develop and operate a North American points-based vacation club system, as well as expand LSI's existing points-based vacation club in Europe. The key elements of the Company's strategy are described below.

  Sales and Expansion at the Company's Resorts. The Company intends to continue sales of Vacation Intervals at its resorts by adding Vacation Interval inventory through the construction of new development units and by broadening marketing efforts. As of September 30, 1997 (i) the Company had a current inventory of 29,149 Vacation Intervals and 133,907 Vacation Points,
(ii) the Company was in the process of developing or had plans to develop an additional 100,929 Vacation Intervals at its resorts and (iii) LSI was in the process of developing or has plans to develop additional units to accommodate an additional 276,000 points in LSI's Grand Vacation Club system. In light of the foregoing, the Company believes it is well-positioned to expand sales of Vacation Intervals at its resorts as a result of its existing supply of Vacation Intervals in inventory, as well as planned expansion. Based on information received from the Company's customers and sales agents, the Company believes that in addition to basic quality, expanded resort amenities and larger, multi-purpose units, current and potential buyers want enhanced flexibility in scheduling their vacations, a broader distribution of quality exchange locations and the availability of other value-priced services. As a major developer and operator of vacation ownership resorts in North America, the Company believes that it has acquired skill and expertise both in the development and operation of vacation ownership resorts and in the marketing and sales of Vacation Intervals and that it has acquired the breadth of resorts which give it a competitive advantage.

  Acquisition and Development of New Resorts. The Company intends to acquire and develop additional resorts to be operated as branded Embassy Vacation Resorts, Westin Vacation Club resorts and as Sunterra Resorts. To implement its business strategy, the Company intends to pursue resort acquisitions and developments in a number of vacation destinations that will complement the Company's operations. The Company believes that its strategic relationships provide it with acquisition, development and hotel-to-vacation ownership conversion opportunities and will allow it to take advantage of currently favorable market opportunities to acquire resort and condominium properties to be operated as vacation ownership resorts. Since the 1992 inception of the Company's predecessor's resort acquisition and development business, the Company believes it has been able to purchase hotel, condominium and resort properties and/or entitled land at less than either their initial development cost or replacement cost and remodel or convert such properties for sale and use as vacation ownership resorts. However, there can be no assurance that such preferential purchases can be effected in the future. See "Risk Factors-- Risks of Development and Construction Activities." In addition to acquiring existing resort and hotel-to-vacation ownership conversion properties, the Company also seeks to develop resorts located in destinations where it discerns a strong demand, which the Company anticipates will enable it to achieve attractive rates of return.

  The Company considers the potential acquisition or development of vacation ownership resorts in locations based on existing vacation ownership competition in the area as well as existing overall demand for accommodations. In evaluating whether to acquire, convert or develop a vacation ownership resort in a particular location, the Company analyzes relevant demographic, economic and financial data. Specifically, the Company considers the following factors, among others, in determining the viability of a potential new vacation ownership resort in a particular location: (i) supply/demand ratio for the purchase of Vacation Intervals in the relevant market and for Vacation Interval exchanges into the relevant market by other Vacation Interval owners,
(ii) the market's growth as a vacation destination, (iii) the ease of converting a hotel or condominium property into a vacation ownership resort from a regulatory and construction point of view, (iv) the availability of additional land at or nearby the property for potential future development and expansion, (v) competitive accommodation alternatives in the market, (vi) uniqueness of location and (vii) barriers to entry that would tend to limit competition.

  The Company believes that its strategic relationships provide it with attractive acquisition, conversion, development and marketing opportunities and uniquely position the Company to offer Vacation Intervals at a variety of attractive resort destinations to multiple demographic groups in the vacation ownership market. The Company's relationships with Promus and Westin also provide it with a competitive advantage in the vacation ownership industry by allowing it to offer two separate branded products in both the upscale and luxury market segments. The Company believes that brand affiliation is becoming an important characteristic in the vacation ownership industry as it provides the consumer an important element of reliability and image in a fragmented and largely non-branded industry. Through its Embassy Vacation Resorts and Westin Vacation Club resorts, the Company believes it will be able to provide Vacation Interval buyers with consistent quality in their vacation ownership purchases. In addition, through its Sunterra Resorts the Company will be able to appeal to the value-conscious consumer who seeks the best value for the vacation dollar and does not seek affiliation with brand-name lodging companies.

  Improvement of Operating Margins. As the Company grows, management believes that its larger number of resorts relative to its competitors will provide it with additional revenue opportunities and the potential for cost savings. The Company believes that increased efficiency, reduction in on-site administrative requirements and a multi-resort management system will reduce operating costs and allow the Company to experience increased margins by spreading operating and corporate overhead costs over a larger revenue base. In addition, operating margins at a resort tend to improve over time as a greater percentage of Vacation Intervals are sold, resulting in lower selling, marketing and advertising expenses.

  Acquisition of Vacation Ownership Assets, Management Contracts and Operating Companies. The Company's relationships in the vacation ownership and financial communities and the size and geographic diversity of its portfolio of properties provide the Company access to a variety of acquisition opportunities. The Company believes that its proven acquisition and development record and public company status give the Company a competitive advantage in acquiring assets, businesses and operations in the fragmented vacation ownership industry. Examples of such acquisitions may include acquiring additional Vacation Interval inventory, operating companies, management contracts, Vacation Interval mortgage portfolios and properties which may be integrated into the Company's operations. The acquisitions of AVCOM, PRG and LSI are recent examples of this aspect of the Company's business strategy.

  Development of Points-Based Vacation Club System. The Company does not currently operate a points-based vacation club system. However, as a result of the LSI Acquisition, the Company acquired LSI's European points-based Grand Vacation Club system. The Company intends to expand this system in Europe and develop the Club Sunterra points-based vacation club system in North America. In general, under a points-based vacation club system, members purchase an annual allotment of points which can be redeemed for occupancy rights at the club's participating resorts. Compared to other vacation ownership arrangements, the points-based system provides members significant flexibility in planning vacations as the number of points that are required for a stay at any one resort varies depending upon a variety of factors, including the resort location, the size of the unit, the vacation season and the days of the week used. Under this system, members can select vacations according to their schedules, space needs and available points. Subject to certain restrictions, members are typically allowed to carry over for one year any unused points and to "borrow" points from the forthcoming year. In addition, members are required to pay annual fees for certain maintenance and management costs associated with the operation of the resorts based on the number of points to which they are entitled. See "Risk Factors--Risks Related to the AVCOM Merger, PRG Merger and LSI Acquisition."

DESCRIPTION OF THE COMPANY'S RESORTS

  The Company believes that, based on ARDA and Vacation Ownership World reports and the Company's extensive knowledge of the industry, it is the only developer and operator of vacation ownership resorts that offers Vacation Intervals in each of the three principal price segments of the market (value, upscale (characterized by high quality accommodations and service) and luxury (characterized by elegant accommodations and personalized service)).

  Sunterra Resorts. The Company's Sunterra Resorts, which are not affiliated with any hotel chain, are positioned in the value price segment of the market. Vacation Intervals at the Company's Sunterra Resorts (which include the All Seasons Resorts and the PRG Resorts) generally sell for $6,000 to $15,000 and are targeted to buyers with annual incomes ranging from $35,000 to $80,000. The Company believes its Sunterra Resorts offer buyers an economical alternative to resorts affiliated with brand-name lodging companies (such as Embassy Vacation Resorts and Westin Vacation Club resorts) and traditional vacation lodging alternatives.

  Embassy Vacation Resorts. The Company's Embassy Vacation Resorts are positioned in the upscale price segment of the market and are characterized by high quality accommodations and service. Vacation Intervals at the Company's three Embassy Vacation Resorts generally sell for $14,000 to $20,000 and are targeted to buyers with annual incomes ranging from $60,000 to $150,000. Embassy Vacation Resorts are designed to provide vacation ownership accommodations that offer the same high quality and value that is represented by the more than 135 Embassy Suites hotels throughout North America. Under the terms of an exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina, and in markets which Vistana, Inc. will have exclusive development rights). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement in markets not otherwise exclusive to Vistana, Inc. The Company is one of two licensees and operators of Embassy Vacation Resorts, and is currently evaluating additional resorts that could be operated as Embassy Vacation Resorts.

  Westin Vacation Club Resorts. The Company's Westin Vacation Club resorts are positioned in the luxury price segment of the market and are characterized by elegant accommodations and personalized service. Vacation Intervals at Westin Vacation Club resorts generally will sell for $16,000 to $25,000 and will be targeted to buyers with annual incomes ranging from $80,000 to $250,000.

  LSI's Grand Vacation Club. As a result of the LSI Acquisition, the Company acquired LSI's Grand Vacation Club points-based system which LSI currently markets to buyers principally in the United Kingdom. LSI's Grand Vacation Club allows members to purchase an annual allotment of points that can be redeemed for occupancy rights at LSI's 11 European resorts (the "LSI Resorts") and at the club's other participating resorts. Points in LSI's Grand Vacation Club can typically be purchased for approximately $215 a point. A typical one week stay at an LSI Resort requires approximately 46 points.

THE RESORTS

  The following tables set forth certain information, as of September 30, 1997 regarding each of the Company's resorts owned at such date, including location, date acquired by the Company, the number of existing and total potential units at the resort and, where applicable, the number of Vacation Intervals currently available for sale and occupancy and additional expansion potential. Of the resorts set forth below, the Embassy Vacation Resort Poipu Point and the North Bay Resort at Lake Arrowhead and the Westin Vacation Club at St. John are partially owned by the Company. The exact number of units, Vacation Intervals and Vacation Points ultimately achieved may differ from the following estimates based on future land planning and site layout considerations.

                                                                                                    VACATION INTERVAL
                                                                    UNITS AT RESORT                INVENTORY AT RESORT
                                                             ------------------------------ ----------------------------------
                                               DATE                       POTENTIAL           CURRENT     POTENTIAL
 RESORT                    LOCATION            ACQUIRED      CURRENT(A)  EXPANSION(B) TOTAL INVENTORY(C) EXPANSION(D)   TOTAL
 ------                    --------            --------      ----------  ------------ ----- ------------ ------------  -------
 SUNTERRA RESORTS:
 Cypress Pointe Resort     Lake Buena          November 1992     224          276(e)    500       753       14,076(e)   14,829
                            Vista, Florida
 Plantation at Fall Creek  Branson,            July 1993         114          286(f)    400         3       14,586(f)   14,589
                           Missouri
 Royal Dunes Resort        Hilton Head         April 1994         40           15(g)     55       281          765(g)    1,046
                            Island, South
                            Carolina
 Royal Palm Beach Club     St. Maarten,        July 1995         140             (h)    140     1,043             (h)    1,043
                            Netherlands
                            Antilles
 Flamingo Beach Club       St. Maarten,        July 1995         172           85(i)    257     1,484        4,335(i)    5,819
                            Netherlands
                            Antilles
 San Luis Bay Resort       Avila Beach,        June 1996          98           32(j)    130     1,546        1,632(j)    3,178
                           California
 The Savoy at              Miami Beach,        August 1997        40           28(k)     68     2,040        1,428(k)    3,468
  South Beach              Florida
 Scottsdale Villa Mirage   Scottsdale,
  Resort                   Arizona             February 1997      64          104(l)    168       895        5,304(l)    6,199
 The Ridge on Sedona
  Golf Resort              Sedona, Arizona     February 1997      12          108(m)    120       246        5,508(m)    5,754
 Sedona Springs Resort     Sedona, Arizona     February 1997      40          --         40        21          --           21
 Sedona Summit Resort      Sedona, Arizona     February 1997      60          --         60       792          --          792
 Villas of Poco Diablo     Sedona, Arizona     February 1997      33          --         33        54          --           54
 Villas of Sedona          Sedona, Arizona     February 1997      40          --         40       181          --          181
 North Bay Resort(n)       Lake Arrowhead,     February 1997      13          --         13        34          --           34
                            California
 Tahoe Beach & Ski Club    South Lake Tahoe,   February 1997     140          --        140       735          --          735
                            California
 Tahoe Seasons Resort      South Lake Tahoe,   February 1997      21(o)       --         21       210          --          210
                            California
 Villas on the Lake        Lake Conroe,
                           Texas               February 1997      37           64(p)    101     1,229        3,264(p)    4,493
 Powhatan Plantation       Williamsburg,
                           Virginia            May 1997          405           95(q)    500       398        4,845(q)    5,243
 Greensprings Plantation   Williamsburg,
                           Virginia            May 1997           58          442(r)    500       312       22,542(r)   22,854
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................     1,751        1,535     3,286    12,257       78,285      90,542
                                                               -----        -----     -----    ------      -------     -------
 EMBASSY VACATION RESORTS:
 Poipu Point(s)            Koloa, Kauai,       November 1994     219(t)       --        219     8,826          --        8,826
                           Hawaii
 Grand Beach               Orlando, Florida    January 1995      126          248(u)    374     2,255       12,648(u)   14,903
 Lake Tahoe                South Lake Tahoe,
                            California         May 1996           62          148(v)    210     2,074        7,548(v)    9,622
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................       407          396       803    13,155       20,196      33,351
 WESTIN VACATION CLUB:
 St. John(w)               St. John, U.S.
                            Virgin Islands     May 1997           48           48(x)     96     1,715        2,448(x)    4,163
                                                               -----        -----     -----    ------      -------     -------
      TOTAL...............................................        48           48        96     1,715        2,448       4,163
                                                               -----        -----     -----    ------      -------     -------
 LSI RESORTS               --                  --                717          --        717     1,915          --        1,915(y)
 MISCELLANEOUS             N/A                 N/A               --           --        --        107          --          107(z)
                                                               -----        -----     -----    ------      -------     -------
 TOTAL UNITS AND
  VACATION INTERVALS......................................     2,923        1,979     4,902    29,149      100,929     130,078
                                                               =====        =====     =====    ======      =======     =======

                                                                UNITS AT RESORT              VACATION POINTS IN SYSTEM
                                                        ------------------------------- -----------------------------------
                                               DATE                   POTENTIAL            CURRENT      POTENTIAL
RESORT            LOCATION                   ACQUIRED   CURRENT(aa) EXPANSION(bb) TOTAL INVENTORY(cc) EXPANSION(dd)  TOTAL
------            --------                   --------   ----------- ------------- ----- ------------- ------------- -------
LSI RESORTS:
Pine Lake Resort  Lake District, England    August 1997     112           --       112
Woodford Bridge
 Country
 Club             Devon, England            August 1997      72           50       122
Wychnor Park
 Country Club     Midlands, England         August 1997      44           20        64
Flanesford
 Priory           Midlands, England         August 1997      16           --        16
Los Amigos Beach
 Club             Costa Del Sol, Spain      August 1997     140           50       190
Royal Oasis Club
 at
 La Quinta        Costa Del Sol, Spain      August 1997      68           --        68     133,907       276,000    409,907
Royal Oasis Club
 at
 Benal Beach      Costa Del Sol, Spain      August 1997     108           --       108
White Sands
Beach Club        Menorca, Spain            August 1997      48           --        48
White Sands
Country Club      Menorca, Spain            August 1997      51           --        51
Club del Carmen   Lanzarote, Canary Islands August 1997      67           --        67
Alpine Club       Schladming, Austria       August 1997      69           --        69
                                                            ---          ---       ---
TOTAL UNITS AND
 VACATION POINTS......................................      795          120       915
                                                            ===          ===       ===

-------
(a) Current units at each resort represents only those units that have received their certificate of occupancy as of September 30, 1997. The Company generally is able to sell 51 Vacation Intervals with respect to each unit at its resorts (the 52nd week is generally utilized for maintenance).

(b) Potential expansion units at each resort includes, as of September 30, 1997, (i) units currently under construction that have not yet received their certificate of occupancy and (ii) units planned to be developed on land currently owned by the Company or under option to be acquired which have not yet received their certificate of occupancy and which are not currently under construction.

(c) Current inventory of Vacation Intervals at each resort represents only those unsold Vacation Intervals that have received their certificate of occupancy as of September 30, 1997.

(d) Potential expansion of Vacation Intervals at each resort includes, as of September 30, 1997, (i) Vacation Intervals currently under development that have not yet received their certificate of occupancy and (ii) Vacation Interval development potential on land currently owned by the Company or under option to be acquired which have not yet received their certificate of occupancy and which are not currently under construction.

(e) Includes an estimated 276 units which the Company plans to construct on land which it owns at the Cypress Pointe Resort and for which all necessary governmental approvals and permits (except building permits) have been obtained. Should the Company elect to construct a higher percentage of three bedroom units, rather than its current planned mix of one, two and three bedroom units, the actual number of planned units will be lower than is indicated above.

(f) Includes an estimated 286 units which the Company plans to construct on land which it owns or is currently subject to a contract to purchase at the Plantation at Fall Creek.

(g) Includes 15 units construction of which commenced in the second quarter of 1997 and for which all necessary governmental approvals and permits have been received by the Company.

(h) The Company has not committed to any expansion of the Royal Palm Beach Club. The Company is considering the acquisition of additional land adjacent to the Royal Palm Beach Club for the addition of an estimated 60 units (and a corresponding number of Vacation Intervals) but has yet to enter into an agreement with respect to such additional land or to obtain the necessary governmental approvals and permits for such expansion.

(i) In May 1996 the Company acquired a five-acre parcel of land adjacent to the Flamingo Beach Club on which the Company plans to develop approximately 85 units (and create a corresponding number of Vacation Intervals). The Company is in the process of seeking to obtain the necessary governmental approvals and permits for such proposed expansion.

(j) The Company is considering the acquisition of additional land near the San Luis Bay Resort for the addition of an estimated 100 units, but has yet to enter into an agreement with respect to such land or to obtain any of the necessary governmental approvals and permits for such proposed expansion. In June 1996 the Company acquired approximately

   130 Vacation Intervals at the San Luis Bay Resort out of the bankruptcy estate of Glen Ivy Resorts, Inc. In addition, the Company acquired promissory notes in default that are secured by approximately 900 Vacation Intervals. The Company intends to foreclose upon and acquire clear title to such Vacation Intervals and intends to complete such foreclosure procedures (or deed-in-lieu procedures) during 1997.

(k) Construction of an additional 28 units is scheduled for completion by the second quarter of 1998.

(l) Includes 40 units and 64 units which are scheduled for completion in the first quarter of 1998 and 1999, respectively. All necessary discretionary approvals and permits have been received for all units to be constructed at the Scottsdale Villa Mirage Resort.

(m) Construction began in December 1996 on The Ridge on Sedona Golf Resort, which upon completion will consist of 120 units. The first 12 units and clubhouse are scheduled for occupancy in the fourth quarter of 1997 and have received all necessary discretionary governmental approvals and permits. Governmental approvals and permits have not been sought or received for the additional planned 108 units. Vacation Interval sales began in May 1997.

(n) The Company owns or has the power to vote 80% of the partnership interests of Trion Capital Corporation. Trion is the General Partner of Arrowhead Capital Partners, L.P., which is the developer of North Bay Resort at Lake Arrowhead. The General Partner is entitled to receive 1% of the profits of Arrowhead Capital Partners, L.P., but under certain circumstances, is entitled to receive substantially higher profits. All Seasons has an exclusive sales and marketing contract for sales at North Bay, and is the property manager of the resort. Although Arrowhead Capital Partners, L.P. owns undeveloped land and buildings under construction at the North Bay Resort at Lake Arrowhead, no definitive expansion plans have been made.

(o) Prior to being acquired by the Company, AVCOM purchased a portfolio of 1,057 defaulted consumer notes at the Tahoe Seasons Resort in March 1996 which are secured by Vacation Intervals. Of the notes purchased, 414 notes have been converted to inventory of which 160 Vacation Intervals have been sold by the Company and 41 of the notes have been reaffirmed by the original buyers. The Company intends to foreclose on the remaining notes and acquire clear title to the applicable Vacation Intervals.

(p) Villas on the Lake consists of 37 existing units purchased in February 1996 currently in the final phase of renovation. Land included in the initial purchase is able to accommodate construction of an additional
    64 units in Phase II. The Phase II construction start date has not yet been determined, however, all necessary discretionary governmental approvals and permits (excluding building permits which have not yet been applied for) have been received for such additional 64 units.

(q) Includes 14 units which are currently under construction and are scheduled for occupancy during the first quarter of 1998. The Company has received all necessary discretionary governmental approvals and permits with respect to such 14 units, excepting certificates of occupancy. The Company's development schedule for the remaining 81 units will be determined based on market demand and other factors.

(r) Includes 30 units which are currently under construction and are scheduled for occupancy during the first quarter of 1998. The Company has received all necessary discretionary governmental approvals and permits with respect to such 30 units, excepting certificates of occupancy. The Company's development schedule for the remaining 412 units will be determined based on market demand and other factors.

(s) The Company acquired a 30.43% partnership interest in the Embassy Vacation Resort Poipu Point in November 1994. The Company owns, directly or indirectly, 100% of the partnership interests in one of the two co-managing general partners of Poipu Resort Partners L.P., a Hawaii limited partnership ("Poipu Partnership"), the partnership which owns the Embassy Vacation Resort Poipu Point. The managing general partner owned by the Company holds a 0.5% partnership interest for purposes of distributions, profits and losses. The Company also holds, directly or indirectly, a 29.93% limited partnership interest in the Poipu Partnership for purposes of distributions, profits and losses, for a total partnership interest of 30.43%. In addition, following repayment of any outstanding partner loans, the Company, directly or indirectly, is entitled to receive a 10% per annum return on the Founders' and certain former limited partners' initial capital investment of approximately $4.6 million in the Poipu Partnership. After payment of such preferred return and the return of approximately $4.6 million of capital to the Company, directly or indirectly, on a pari passu basis with the other general partner in the partnership, the Company, directly or indirectly, is entitled to receive approximately 50% of the net profits of the Poipu Partnership. In the event certain internal rates of return specified in the Poipu Partnership agreement are achieved, the Company, directly or indirectly, is entitled to receive approximately 55% of the net profits of the Poipu Partnership.

(t) Includes 179 units that the Company currently rents on a nightly basis, pending their sale as Vacation Intervals.

(u) The Company has received all necessary discretionary governmental approvals and permits to construct an additional estimated 248 units on land which it owns at the Embassy Vacation Resort Grand Beach (excluding building permits which have not yet been applied for by the Company). The Company plans to apply for and obtain these building permits on a building-by-building basis.

(v) The Company has received all necessary discretionary governmental approvals and permits (excluding building permits which the Company intends to apply for and obtain on a phase-by-phase basis) to construct an additional estimated 148 units on land that it owns at the Embassy Vacation Resort Lake Tahoe. The Company commenced construction on 40 of such units in the first quarter of 1997 and, subject to market demand, currently plans to construct an additional 40 of such units commencing in the second quarter of each year from 1998 through 1999 and the remaining 28 units commencing in May 2000.

(w) The Company owns 50% of the entity which has acquired the unsold Vacation Intervals at this resort. The acquisition closed in May of 1997 and commencement of Vacation Interval sales is anticipated to begin by the fourth quarter of 1997.

(x) Includes 48 units which are currently available for occupancy. With respect to such 48 units, 36 of such units have received all necessary discretionary governmental approvals and permits necessary to commence Vacation Interval sales and the Company plans to file the necessary documentation to receive such approvals with respect to the remaining 12 of such units. Also includes an additional 48 units which will require the installation of utilities, furniture, fixtures and equipment and interior finishes before occupancy. The Company currently anticipates completing the renovation of such 48 additional units by the fourth quarter of 1997. The Company also owns adjacent land at the St. John resort which will accommodate the development of additional units but with respect to which no permits or approvals have been sought or obtained. The Company has not yet determined the number of potential additional units which may be constructed on such adjacent land or the timing of such potential development.

(y) Represents the aggregate number of units and Vacation Intervals (as opposed to Vacation Points) at the Company's LSI Resorts.

(z) Represents vacation intervals at resorts not owned by the Company which were received by the Company in exchange for Vacation Intervals at the Company's resorts. The Company intends to sell such vacation intervals.

(aa) Current units at each resort represents only those units that have received their certificate of occupancy (or other equivalent certificate) as of September 30, 1997. LSI generally is able to sell points representing 50 weeks with respect to each unit at its resorts (the 51st and 52nd weeks are generally utilized for maintenance).

(bb) Potential expansion units at each resort includes, as of September 30, 1997, (i) units currently under construction that have not yet received their certificate of occupancy (or other equivalent certificate) and
     (ii) units planned to be developed on land currently owned by LSI or under option to be acquired which have not yet received their certificate of occupancy (or other equivalent certificate) and which are not currently under construction.

(cc) Current inventory of Vacation Points represents, as of September 30, 1997, the number of unsold Vacation Points in LSI's vacation club system, as well as the number of points allocable to current unit inventory owned by LSI but not yet contributed to LSI's vacation club system.

(dd) Potential expansion Vacation Points represents, as of September 30, 1997, the estimated number of Vacation Points assignable to potential expansion units at the 11 existing LSI Resorts.

  The following table sets forth certain information, as of September 30, 1997 with respect to the Company's resorts. All of the units are fully-furnished, including telephones, televisions, VCRs and stereos, and all but the studio units feature full kitchens. Most of the units contain a washer and dryer, microwave and private outdoor barbecue grill. Many units also include a private deck.



                                                     TYPES OF UNITS               RESORT AMENITIES
                                                         OFFERED       --------------------------------------
                                                   -------------------        SWIMMING WHIRLPOOL/ RESTAURANT/
RESORTS                          LOCATION           S  1BR 2BR 3BR 4BR TENNIS   POOL    JACUZZI     LOUNGE
-------                  ------------------------- --- --- --- --- --- ------ -------- ---------- -----------
SUNTERRA RESORTS:
 Cypress Pointe Resort   Lake Buena Vista, Florida   X   X   X   X        X       X         X
 Plantation at Fall
  Creek                  Branson, Missouri           X   X   X            X       X         X           X
 Royal Dunes Resort      Hilton Head Island,
                          South Carolina                         X                X         X
 Royal Palm Beach Club   St. Maarten, Netherlands
                          Antilles                       X   X   X                X                     X
 Flamingo Beach Club     St. Maarten, Netherlands
                          Antilles                   X   X                X       X                     X
 San Luis Bay Resort     Avila Beach, California     X   X                        X         X           X
 The Savoy at South
  Beach                  Miami Beach, Florida        X   X   X                              X           X
 Scottsdale Villa Mirage
  Resort                 Scottsdale, Arizona         X   X   X                    X         X           X
 The Ridge on Sedona
  Golf Resort            Sedona, Arizona             X   X   X            X       X         X           X
 Sedona Springs Resort   Sedona, Arizona             X   X   X            X       X
 Sedona Summit Resort    Sedona, Arizona             X   X   X                    X         X
 Villas of Paco Diablo   Sedona, Arizona             X   X                        X         X
 Villas of Sedona        Sedona, Arizona                 X   X            X       X         X
 North Bay Resort        Lake Arrowhead,
                          California                 X   X   X                    X         X
 Tahoe Beach and Ski     South Lake Tahoe,
  Club                    California                 X   X   X   X                X         X           X
 Tahoe Seasons Resort    South Lake Tahoe,
                          California                     X                        X         X           X
 Villas on the Lake      Lake Conroe, Texas                  X   X                X
 Powhatan Plantation     Williamsburg, Virginia          X   X   X        X       X         X           X
 Greensprings Plantation Williamsburg, Virginia              X       X            X         X           X
EMBASSY VACATION
 RESORTS:
 Poipu Point             Koloa, Kauai, Hawaii                X   X        X       X         X
 Grand Beach             Orlando, Florida                        X                X         X
 Lake Tahoe              South Lake Tahoe,
                          California                 X   X                        X         X           X
WESTIN VACATION CLUB:
 St. John                St. John, U.S. Virgin
                          Islands                    X   X   X   X        X       X         X           X
LSI RESORTS:
 Pine Lake Resort        Lake District, England      X       X            X       X         X           X
 Woodford Bridge Country
  Club                   Devon, England              X   X   X                    X         X           X
 Wychnor Park Country
  Club                   Midlands, England               X   X            X       X         X           X
 Flanesford Priory       Midlands, England           X   X   X   X
 Los Amigos Beach Club   Costa Del Sol, Spain        X   X   X   X        X       X         X           X
 Royal Oasis Club at La
  Quinta                 Costa Del Sol, Spain            X   X                    X         X           X
 Royal Oasis Club at
  Benal Beach            Costa Del Sol, Spain        X   X                        X         X           X
 White Sands Beach Club  Menorca, Spain                  X   X   X                X         X           X
 White Sands Country
  Club                   Menorca, Spain                  X   X   X                X
 Club del Carmen         Lanzarote, Canary Islands       X   X                    X         X           X
 Alpine Club             Schladming, Austria         X   X   X            X       X         X           X

EMBASSY VACATION RESORTS

  Capitalizing on two of the Company's Founders' relationship with Promus as a developer and owner of Embassy Suites hotels, in 1994 the Company and Promus established Embassy Vacation Resorts. However, the Company has no ownership of or rights to the "Embassy Vacation Resorts" name or servicemark, both of which are owned exclusively by Promus, except as set forth in the Company's license agreements with Promus with respect to the Company's Embassy Vacation Resorts. Under Promus's exclusive development agreement with Vistana, Inc., Promus has identified the Company as the only other licensee to whom Promus may license the

Embassy Vacation Resort name. There can be no assurance that Promus will license the Embassy Vacation Resort name to the Company with respect to possible future resorts. On January 7, 1997, Promus announced that it intended to expand its branded vacation ownership business with only the Company and Vistana and that additional Embassy Vacation Resort properties to be developed or acquired by the Company and licensed by Promus are under discussion.

  The Company seeks to attract potential Vacation Interval buyers at its Embassy Vacation Resorts by targeting past and present Embassy Suites' hotel guests with in-hotel marketing and direct marketing programs. These marketing efforts offer this target audience of Embassy Suites hotel guests value-priced vacation packages which include resort tours and the opportunity to purchase complete vacations, including accommodations, airfare and other vacation components such as car rental. Additionally, the Company has the ability to generate resort tours through Embassy Suites' central reservation system by offering a premium for a resort tour at the time a guest reserves an Embassy Suites hotel in the vicinity of an Embassy Vacation Resort property. The Company believes its access to the Embassy Suites customer base allows it to generate Vacation Interval sales from these prospective customers at a lower cost than through other lead generation methods. Because a high percentage of such customers already have a preference for the Embassy brand, the Company believes it achieves relatively high sales closing percentages among these customers.

  The Embassy Vacation Resort Poipu Point is owned by the Poipu Partnership, which consists of the Company and a third party. The Poipu Partnership requires partner consents for major decisions including approval of budgets, capital contributions and entry into material agreements. If the Company and its partner are unable to agree on major decisions, either partner may elect to invoke a buy/sell right, which could require the Company to either sell its interest in the Embassy Vacation Resort Poipu Point or to buy out the interest of its partner at a time when the Company is not prepared to do so. In addition, under certain circumstances, the other partner can require the Company to purchase such partner's interest or sell its interest to the partner.

WESTIN VACATION CLUB RESORTS

  The Company and Westin have entered into the Westin Agreement pursuant to which the Company has acquired the exclusive right to jointly acquire, develop and sell with Westin "four-star" and "five-star" Westin Vacation Club resorts in North America, Mexico and the Caribbean for a five year term expiring May 3, 2001. Pursuant to the Westin Agreement, each of the Company and Westin will own a 50% equity interest in the ventures that own such resorts and have an equal voice in the management of such ventures. Each of the Company and Westin has agreed that, subject to certain exceptions, including certain Embassy Vacation Resort acquisition and development opportunities, it will present to the other party all "four-star" and "five-star" hotel and resort acquisition and development opportunities (e.g., properties that are flagged by brands such as Disney, Marriott, Omni, Ritz Carlton, Four Seasons/Regent, Inter-Continental and Meridien) that it has determined to pursue and such other party has a right of first refusal to determine whether to jointly develop such opportunities with the other party, subject to the foregoing exclusions. Westin and the Company intend to form a separate partnership, limited liability company or similar entity to develop and operate each Westin Vacation Club resort, of which Westin and the Company shall be co-general partners or co-managers, as applicable. Each of the Company and Westin will contribute 50% of the equity needed to develop and operate each Westin Vacation Club resort. Pursuant to the Westin Agreement, Westin has the right to manage all Westin Vacation Club resorts and the Company and Westin will share the profits from such management activity.

  Pursuant to the Westin Agreement, the Company has agreed to make available to Westin one voting seat on the Company's Board of Directors and has agreed to use maximum reasonable efforts to cause the nomination and election of Westin's designee. Westin has agreed to make available to the Company one non-voting seat on its Board of Directors which will be filled by one of the Founders and is presently filled by Osamu Kaneko. Following any public offering of equity securities by Westin, the Company's seat on Westin's board will become a voting seat, entitled to all reciprocal provisions granted by the Company to Westin.

  In May 1997, the Company and Westin jointly acquired the Westin Vacation Club resort in St. John, U.S. Virgin Islands. The "four-star" Westin Vacation Club at St. John involves a conversion of the existing St. John Villas, located adjacent to the Great Cruz Bay Resort Hotel (formerly known as the Hyatt Regency St. John) which will be operated as a Westin Hotel. Pursuant to a purchase and sale agreement with subsidiaries of Skopbank, a Finnish corporation, Westin acquired a 100% interest in the hotel and the Company and Westin formed the Westin Partnership owned 50% by each of the Company and Westin to acquire an interest in the 96 units at the St. John Villas, representing 4,163 Vacation Intervals (the number of unsold Vacation Intervals remaining at the St. John Villas), which will be operated as the Westin Vacation Club resort at St. John. Of the $10.5 million purchase price for the remaining unsold Vacation Intervals at the St. John Villas, each of the Company and Westin is obligated to contribute approximately $2.5 million in cash, with the remaining $5.5 million of the acquisition price to be paid by the Westin Partnership (which amount was loaned to the partnership by the Company in the first quarter of 1997). In addition, the Westin Partnership will borrow approximately $7.1 million to complete the conversion of the St. John Villas to a Westin Vacation Club resort.

  Commencement of Vacation Interval sales began in September 1997. Located adjacent to the beachfront hotel, the St. John Villas consist of 96 studio, one bedroom, two bedroom and three bedroom units located on 12.3 hillside acres, of which 48 units are completed and ready for immediate occupancy. The additional 48 units currently require construction of all interior finishes and installation of furniture, fixtures and equipment prior to occupancy.

  The Westin Agreement will be terminable by either party if certain thresholds relating to development or acquisitions of resorts are not met, in the event of certain changes in management of Westin or the Company or in the event of an acquisition or merger of either party. As a result of the pending closing of the merger of Westin into Starwood Lodging Trust and Starwood Lodging Corp., the Company and Westin have begun discussions regarding whether to modify the exclusive agreement between the Company and Westin to acquire, develop and market four and five star vacation ownership resorts in North America, Mexico and the Caribbean (the "Territory"). The discussions include whether to modify the agreement to make the relationship a non-exclusive one, and whether to continue to have a representative from the Company and Westin serve on each other's Board of Directors. As written, the existing exclusive agreement limits the Company's ability to develop four and five star vacation ownership resorts in the Territory with hotel and resort companies that are competitors of Westin and simultaneously limits Westin's ability to develop four and five star vacation ownership resorts in the Territory with anyone other than the Company. If the parties elect to modify the Westin Agreement to make it non-exclusive, the Company and Westin will each be free to pursue four and five star vacation ownership acquisition and development opportunities in the Territory either alone, with each other or with other luxury hotel and resort companies. In that event, it would be the Company's intention to continue to work to expand its four and five star vacation ownership resorts in a variety of ownership structures, including as Westin Vacation Clubs in joint venture with Westin (subject to Westin's approval of the specific project); as Sunterra Resorts; and as other luxury hotel and resort company brands. In any event, the parties currently intend to continue their existing joint venture in St. John, U.S. Virgin Islands. See "Risk Factors--Risks Related to Westin Agreement; limited control of Resorts and Termination."

CUSTOMER FINANCING

  A typical Vacation Interval entitles the buyer to a one-week per year stay at one of the Company's resorts and ranges in price from approximately $6,000 to $8,000 for a studio residence to approximately $12,000 to $26,000 for a three bedroom residence. The Company offers consumer financing to the purchasers of Vacation Intervals in the Company's resorts who make a down payment generally equal to at least 10% of the purchase price. This financing generally bears interest at fixed rates and is collateralized by a first mortgage on the underlying Vacation Interval. A portion of the proceeds of such financing is used to obtain releases of the Vacation Interval unit from outstanding construction loans, if any.

  The Company has entered into agreements with lenders for the Company's financing of customer receivables. At September 30, 1997, these agreements provided an aggregate of up to approximately $280.0 million of available financing to the Company bearing interest at variable rates tied to either the prime rate or LIBOR of which the Company had at September 30, 1997 approximately $198.8 million of additional borrowing capacity available.

  At September 30, 1997, the Company's mortgage portfolio included approximately 34,485 consumer loans totaling approximately $315 million, with a stated maturity of seven to ten years and a weighted average interest rate of 15% per annum. As of September 30, 1997, approximately 3.6% of the Company's consumer loans were considered by the Company to be delinquent (past due by 60 or more days). The Company had completed or commenced foreclosure or deed-in-lieu of foreclosure (which is typically commenced once a loan is more than 120 days past due) on an additional approximately 1.8% of its consumer loans. As of September 30, 1997, the Company's allowance for doubtful accounts as a percentage of gross mortgages receivable was 6.5%, which management believes is an adequate reserve for expected loan losses. The Company has historically derived income from its financing activities. Because the Company's borrowings bear interest at variable rates and the Company's loans to purchasers of Vacation Intervals bear interest at fixed rates, the Company bears the risk of increases in interest rates with respect to the loans it has from its lenders. The Company may engage in interest rate hedging activities from time to time in order to reduce the risk and impact of increases in interest rates with respect to such loans, but there can be no assurance that any such hedging activity will be adequate at any time to fully protect the Company from any adverse changes in interest rates.

  The Company also bears the risk of purchaser default. The Company's practice has been to continue to accrue interest on its loans to purchasers of Vacation Intervals until such loans are deemed to be uncollectible (which is generally 120 days after the date such loans are due), at which point it expenses the interest accrued on such loan, commences foreclosure proceedings and, upon obtaining title, returns the Vacation Interval to the Company's inventory for resale. The Company closely monitors its loan accounts and determines whether to foreclose on a case-by-case basis.

  LSI currently contracts with a third-party bank to provide financing to purchasers of points in its Grand Vacation Club. LSI is paid an upfront commission of approximately 13% of the principal amount of eligible consumer loans.

SALES AND MARKETING

  As one of the leading developers and operators of vacation ownership resorts in North America, the Company believes that it has acquired the skill and expertise in the development, management and operation of vacation ownership resorts and in the marketing of Vacation Intervals. The Company's primary means of selling Vacation Intervals is through on-site sales forces at each of its resorts. A variety of marketing programs are employed to generate prospects for these sales efforts, which include targeted mailings, overnight mini-vacation packages, gift certificates, seminars and various destination-specific local marketing efforts. Additionally, incentive premiums are offered to guests to encourage resort tours, in the form of entertainment tickets, hotel stays, gift certificates or free meals. The Company's sales process is tailored to each prospective buyer based upon the marketing program that brought the prospective buyer to the resort for a sales presentation. Prospective target customers are identified through various means of profiling, and are intended to include Westin Vacation Club and Embassy Suites hotel guests and current owners of vacation ownerships. Cross-marketing targets current owners of Vacation Intervals at the Company's resorts, both to sell additional Vacation Intervals at the owner's home resort, or to sell a Vacation Interval at another of the Company's resorts. The Company also sells Vacation Intervals through off-site sales centers.

ACQUISITION PROCESS

  The Company obtains information with respect to resort acquisition opportunities through interaction by the Company's management team with resort operators, real estate brokers, lodging companies or financial institutions with which the Company has established business relationships. From time to time the Company is also contacted by lenders and property owners who are aware of the Company's development, management, operations and sales expertise with respect to Vacation Interval properties.

  The Company has expertise in all areas of resort development including, but not limited to, architecture, construction, finance, management, operations and sales. With relatively little lead time, the Company is able to analyze potential acquisition and development opportunities. After completing an analysis of the prospective market and the general parameters of the property or the site, the Company generates a conceptual design to determine the extent of physical construction or renovation that can occur on the site in accordance with the requirements of the local governing agencies. For most properties, the predominant factors in determining the physical design of the site include density of units, maximum construction height, land coverage and parking requirements. Following the preparation of such a conceptual design, the Company analyzes other aspects of the development process, such as construction cost and phasing, to match the projected sales flow in the relevant market. At this stage of analysis, the Company compares sales, construction cost and phasing, debt and equity structure, cash flow, financing and overall project cost to the acquisition cost. The Company's procedures when considering a potential acquisition are generally set forth below.

  Economic and Demographic Analysis. To evaluate the primary economic and demographic indicators for the resort area, the Company considers the following factors, among others, in determining the viability of a potential new vacation ownership resort in a particular location: (i) supply/demand ratio for Vacation Intervals in the relevant market, (ii) the market's growth as a vacation destination, (iii) the ease of converting a hotel or condominium property into a vacation ownership resort, (iv) the availability of additional land at or nearby the property for future development and expansion, (v) competitive accommodation alternatives in the market, (vi) uniqueness of location, and (vii) barriers to entry that would limit competition. The Company examines the competitive environment in which the proposed resort is located and all existing or to-be-developed resorts. In addition, information respecting characteristics, amenities and financial information at competitive resorts is collected and organized. This information is used to assess the potential to increase revenues at the resort by making capital improvements.

  Pro Forma Operating Budget. The Company develops a comprehensive pro forma budget for the resort, utilizing available financial information in addition to the other information collected from a variety of sources. The estimated sales of units are examined, including the management fees associated with such unit. Finally, the potential for overall capital appreciation of the resort is reviewed, including the prospects for obtaining liquidity through sale or refinancing of the resort.

  Environmental and Legal Review. In conjunction with each prospective acquisition or development, the Company conducts real estate and legal due diligence on the property. This due diligence includes an environmental investigation and report by a reputable environmental consulting firm, including tests on identified underground storage tanks. If recommended by the environmental consulting firm, additional testing is generally conducted. The Company also obtains a land survey of the property and inspection reports from licensed engineers or contractors on the physical condition of the resort. In addition, the Company conducts customary real estate due diligence, including the review of title documents, operating leases and contracts, zoning, and governmental permits and licenses and a determination of whether the property is in compliance with applicable laws.

OTHER OPERATIONS

  Room Rental Operations. In order to generate additional revenue at certain of its resorts that have rentable inventory of Vacation Intervals, the Company rents units with respect to such unsold or unused Vacation Intervals for use as a hotel. The Company offers these unoccupied units both through direct consumer sales, travel agents or vacation package wholesalers. In addition to providing the Company with supplemental revenue, the Company believes its room-rental operations provide it with a good source of lead generation for the sale of Vacation Intervals. As part of the management services provided by the Company to Vacation Interval owners, the Company receives a fee for services provided to rent an owner's Vacation Interval in the event the owner is unable to use or exchange the Vacation Interval. In addition, the Embassy Vacation Resort Poipu Point (acquired in November 1994) was acquired as a traditional hotel with the intention of converting each such resort to a vacation ownership property. Until such time as a unit at each resort is sold as Vacation Intervals, the Company continues (or will continue) to rent such unit on a nightly basis. In the future, other acquired resorts may be operated in this fashion during the start-up of Vacation Interval sales.

  Resort Management. The Company's resorts are (i) generally managed by the Company pursuant to management agreements with homeowner associations with respect to each of the Company's Sunterra Resorts or (ii) managed by Promus pursuant to management agreements with the Company with respect to the Company's Grand Beach and Lake Tahoe Embassy Vacation Resorts. The Company pays Promus a licensing fee of 2% of Vacation Interval sales at the Embassy Vacation Resorts. Westin manages Westin Vacation Club resorts.

  At each of the Company's Sunterra Resorts, the Company enters into a management agreement with an association comprised of owners of Vacation Intervals at the resort to provide for management and maintenance of the resort. Pursuant to each such management agreement the Company is paid a monthly management fee equal to 10% to 12% of monthly maintenance fees. The management agreements are typically for a three year period, renewable annually automatically unless notice of non-renewal is given by either party. Pursuant to each management agreement the Company has sole responsibility and exclusive authority for all activities necessary for the day-to-day operation of the Sunterra Resorts, including administrative services, procurement of inventories and supplies and promotion and publicity. With respect to each resort the Company also obtains comprehensive and general public liability insurance, all-risk property insurance, business interruption insurance and such other insurance as is customarily obtained for similar properties. The Company also provides all managerial and other employees necessary for the Sunterra Resorts, including review of the operation and maintenance of the resorts, preparation of reports, budgets and projections, employee training, and the provision of certain in-house legal services. At the Company's Grand Beach and Lake Tahoe Embassy Vacation Resorts, Promus provides these services. At the Embassy Vacation Resort Poipu Point, Aston provides management and maintenance services to the Company pursuant to a management agreement and assumes responsibility of such day-to-day operation of the Embassy Vacation Resorts.

  LSI manages each resort in its Grand Vacation Club pursuant to contracts which typically provide for a management fee of 15% of monthly maintenance fees to be paid to LSI.

VACATION INTERVAL OWNERSHIP

  The purchase of a Vacation Interval typically entitles the buyer to use a fully-furnished vacation residence, generally for a one-week period each year, in perpetuity. Typically, the buyer acquires an ownership interest in the vacation residence, which is often held as tenant in common with other buyers of interests in the property.

  The owners of Vacation Intervals manage the property through a non-profit homeowners' association, which is governed by a Board consisting of representatives of the developer and owners of Vacation Intervals at the resort. The Board hires an agent, delegating many of the rights and responsibilities of the homeowners' association to a management company, as described above, including grounds landscaping, security, housekeeping and operating supplies, garbage collection, utilities, insurance, laundry and repair and maintenance.

  Each Vacation Interval owner is required to pay the homeowners' association a share of all costs of maintaining the property. These charges can consist of an annual maintenance fee plus applicable real estate taxes (generally $300 to $700 per interval) and special assessments, assessed on an as-needed basis. If the owner does not pay such charges, the owner's use rights may be suspended and the homeowners' association may foreclose on the owner's Vacation Interval.

  For a description of the general terms of a points-based vacation club system, see "--Business Strategy-- Development of Points-Based Vacation Club System."

PARTICIPATION IN VACATION INTERVAL EXCHANGE NETWORKS

  The Company believes that its Vacation Intervals are made more attractive by the Company's participation in Vacation Interval exchange networks operated by RCI and II. In addition, LSI's Grand Vacation Club points system is affiliated with II. In a 1995 study sponsored by the Alliance for Timeshare Excellence and ARDA, the exchange opportunity was cited by purchasers of Vacation Intervals as one of the most significant factors in determining whether to purchase a Vacation Interval. Participation in RCI and II allows the Company's customers to exchange in a particular year their occupancy right in the unit in which they own a Vacation Interval for an occupancy right at the same time or a different time in another participating resort, based upon availability and the payment of a variable exchange fee. A member may exchange his Vacation Interval for an occupancy right in another participating resort by listing his Vacation Interval as available with the exchange organization and by requesting occupancy at another participating resort, indicating the particular resort or geographic area to which the member desires to travel, the size of the unit desired and the period during which occupancy is desired. Both RCI and II assign ratings to each listed Vacation Interval, based upon a number of factors, including the location and size of the unit, the quality of the resort and the period during which the Vacation Interval is available, and attempts to satisfy the exchange request by providing an occupancy right in another Vacation Interval with a similar rating. If RCI or II is unable to meet the member's initial request, it suggests alternative resorts based on availability.

  Founded in 1974, RCI has grown to be the world's largest Vacation Interval exchange organization, which has a total of more than 2,900 participating resort facilities and over 2.0 million members worldwide. During 1995 RCI processed over 1.5 million Vacation Interval exchanges. The cost of the annual membership fee in RCI, which typically is at the option and expense of the owner of the Vacation Interval, is $65 per year, plus an exchange fee of $89 and $119 for domestic and international exchanges, respectively. RCI has assigned high ratings to the Vacation Intervals in the Company's resort properties, and such Vacation Intervals have in the past been exchanged for Vacation Intervals at other highly-rated member resorts. During 1995, approximately 97% of all exchange requests were fulfilled by RCI, and approximately 58% of all exchange requests are confirmed on the day of the request. In November 1996, HFS Incorporated consummated the acquisition of RCI for cash and securities.

  Established in 1976, II has more than 1,400 participating resort facilities and over 750,000 members worldwide. The cost of the annual membership fee in II, which typically is at the option and expense of the owner of the Vacation Interval, is $66 per year, plus an exchange fee of $94 and $104 for domestic and international exchanges, respectively. II has assigned high ratings to the Vacation Intervals in the Company's resort properties, and such Vacation Intervals have in the past been exchanged for Vacation Intervals at other highly-rated member resorts.

FUTURE ACQUISITIONS

  The Company intends to expand its vacation ownership business by acquiring or developing resorts located in attractive resort destinations, and is in the process of evaluating strategic acquisitions in a variety of locations. Such future acquisitions and development of resorts could have a substantial and material impact on the Company's operations and prospects. The Company currently is evaluating possible acquisitions of resorts and development opportunities, including opportunities located in Southern and Northern California, the Hawaiian islands of Hawaii, Maui and Oahu, the Caribbean, Mexico, the Western, Southwestern and Southeastern United States (including Florida, Arizona, Utah and Colorado) as well as in Europe and Asia. In addition, the Company has also explored the acquisition of and may consider acquiring existing management companies, vacation ownership developers and marketers, loan portfolios or other industry related operations or assets in the fragmented vacation ownership development, marketing, finance and management industry.

COMPETITION

  Although major lodging and hospitality companies such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin, have established or declared an intention to establish vacation ownership operations in the past decade, the industry remains largely unbranded and highly fragmented, with a vast majority of North America's approximately 2,000 vacation ownership resorts being owned and operated by smaller, regional companies. Of the Company's major brand name lodging company competitors, the Company believes, based on RCI reports and the Company's extensive knowledge of the industry, that Marriott currently sells Vacation Intervals at 12 resorts which it also owns and operates and directly competes with the Company's Poipu Point, Hilton Head Island, Williamsburg and Orlando area resorts; Disney currently sells Vacation Intervals at four resorts which it also owns and operates and directly competes with the Company's Orlando area and Hilton Head Island resorts; Hilton currently sells Vacation Intervals at two resorts which it also owns and operates and directly competes with the Company's Orlando area resorts; Hyatt owns and operates two resorts in Key West, Florida and one in Beaver Creek, Colorado, but does not directly compete in any of the Company's existing markets; Four Seasons began sales of Vacation Interval at its first vacation ownership resort in Carlsbad, California; and Inter-Continental has announced its entry into the vacation ownership market but has yet to commence sales of Vacation Intervals. Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to grow at a more rapid rate than the Company as result.

  The Company also competes with companies with non-branded resorts such as Westgate, Vistana, Inc. and Vacation Break USA, Inc. (each of which competes with the Company's Orlando area resorts), Fairfield Communities (which recently announced plans to acquire Vacation Break USA, Inc. and which currently competes with the Company's Orlando area, Williamsburg and Branson resorts) and ILX Incorporated (which competes with the Company's Sedona, Arizona resorts). Under the terms of a recently announced exclusive five-year agreement, Promus and Vistana, Inc. will jointly acquire, develop, manage and market vacation ownership resorts in North America under Promus brand names. As part of the exclusive agreement, Promus and Vistana, Inc. will designate selected markets for development (which markets currently include Kissimmee, Florida and Myrtle Beach, South Carolina, and in which markets Vistana, Inc. will have exclusive development rights). The Company is not precluded from using the Embassy Vacation Resort name in connection with resorts acquired during the term of the agreement in markets not otherwise exclusive to Vistana, Inc. The Company has been identified by Promus as the only other licensee to whom Promus may license the Embassy Vacation Resort name. There can be no assurance that Promus will not grant other entities a license to develop Embassy Vacation Resorts or that Promus will not exercise its rights to terminate the Embassy Vacation Resort licenses.

  As a result of the LSI Acquisition, the Company is also subject to competition in the European vacation ownership market, which is very fragmented. In addition to LSI, there are two other operators in Europe operating multi-resort points clubs -- Global Group and Club la Costa. LSI also has competition from individual vacation ownership resorts (including Marriott) in several of the areas in which it operates.

  In addition, the Company also competes with the buyers of its Vacation Intervals who subsequently decide to resell those intervals. While the Company believes, based on experience at its resorts, that the market for resale of Vacation Intervals by buyers is presently limited, such resales are typically at prices substantially less than the original purchase price. The market price of Vacation Intervals sold by the Company at a given resort or by its competitors in the market in which each resort is located could be depressed by a substantial number of Vacation Intervals offered for resale.

  In the event that the Westin Agreement becomes the subject of dispute between the parties thereto, it is possible that the Company's interest in pursuing acquisition and development opportunities at "four-star" and "five-star" resorts located in North America, Mexico and the Caribbean through May 2001 could be barred pending the final resolution of such dispute. Additionally, at the expiration or early termination of the Westin Agreement, Westin could become a direct competitor with the Company in the vacation ownership resort business, including in the markets most attractive to the Company. See "Risk Factors--Risks Related to Westin Agreement; Limited Control of Resorts and Termination." In addition, the Embassy Suites hotels owned or controlled by affiliates of the Company's Founders may compete with certain of the Company's vacation ownership resorts; however, the Company anticipates that such Embassy Suites hotels could be a significant source of lead generation for its marketing activities. Subject to certain covenants not to compete, the Company's Founders could acquire resort and other hotel properties that could compete with the Company's vacation ownership business.

  The Company believes, based on ARDA and RCI reports and the Company's extensive knowledge of the industry, that its experience and exclusive focus on the vacation ownership industry, together with its portfolio of resorts located in a wide range of resort destinations and at a variety of price points, distinguish it from each of its competitors and that the Company is uniquely positioned for future growth.

GOVERNMENTAL REGULATION

  General. The Company's Vacation Interval marketing and sales are subject to extensive regulations by the federal government and the states and foreign jurisdictions in which its resort properties are located and in which Vacation Intervals are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject appears on the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Interstate and Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and the Civil Rights Act of 1964 and 1968. In addition, many states have adopted specific laws and regulations regarding the sale of Vacation Interval ownership programs. The laws of most states, including Florida, South Carolina and Hawaii require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Vacation Intervals. The laws of California require the Company to file numerous documents and supporting information with the California Department of Real Estate, the agency responsible for the regulation of Vacation Intervals. When the California Department of Real Estate determines that a project has complied with California law, it will issue a public report for the project. The Company is required to deliver an offering statement or public report to all prospective purchaser of a Vacation Interval, together with certain additional information concerning the terms of the purchase. The laws of Illinois, Florida, Hawaii and Virginia impose similar requirements. Laws in each state where the Company sells Vacation Intervals generally grant the purchaser of a Vacation Interval the right to cancel a contract of purchase at any time within a period ranging from 3 to 15 calendar days following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities such as real estate licensure; sellers of travel licensure; anti-fraud laws; telemarketing laws; price gift and sweepstakes laws; and labor laws. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently or may be subject. However, no assurance can be given that the cost of qualifying under Vacation Interval ownership regulations in all jurisdictions in which the Company desires to conduct sales will not be significant. Any failure to comply with applicable laws or regulations could have material adverse effect on the Company.

  In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property.

  The marketing and sales of LSI's points system and its other operations are subject to national and European regulation and legislation. Within the European Community (which includes all the countries in which LSI conducts its operations), the European Timeshare Directive of 1994 regulates vacation ownership activities. For it to have direct effect, the European Timeshare Directive must be implemented by European Community Member States and the Directive required such implementation to have taken place prior to May 1997. The terms of the Directive require LSI to issue a disclosure statement providing specific information about its resorts and its vacation ownership operations as well as making mandatory a 10 day rescission period and a prohibition on the taking of advance payments prior to the expiration of that rescission period. Member States are permitted to introduce legislation which is more protective of the consumer when implementing the European Timeshare

Directive. In the United Kingdom, where the majority of LSI's marketing and sales operations take place, the Directive has been implemented by way of an amendment to the Timeshare Act 1992. In the United Kingdom a 14 day rescission period is mandatory. There are other United Kingdom laws which LSI is or may be subject to including the Consumer Credit Act 1974, the Unfair Terms in Consumer Contracts Regulations 1995 and the Package Travel, Package Holidays and Package Tours Regulations 1992. While Spain has no specific timeshare legislation, it is expected that it will implement the Timeshare Directive in the near future. Until it does so, however, the European Timeshare Directive has no direct effect in Spain. The Timeshare Act 1992 does appear to have extra-territorial effect in that United Kingdom resident purchasers buying timeshare in other European Economic Area States may rely upon it. All the countries in which LSI operates have consumer and other laws which regulate its activities in those countries. LSI is member of the Timeshare Council which is the United Kingdom self regulating trade body for vacation ownership companies. As a member it is obligated to comply with all laws as well as with certain codes of conduct (including a code of conduct for the operating of points systems) promulgated by the Timeshare Council.

  Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

  Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners and operation of real properties for personal injury associated with ACMs. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

  In addition, recent studies have linked radon, a naturally-occurring substance, to increased risks of lung cancer. While there are currently no state or federal requirements regarding the monitoring for, presence of, or exposure to, radon in indoor air, the EPA and the Surgeon General recommend testing residences for the presence of radon in indoor air, and the EPA further recommends that concentrations of radon in indoor air be limited to less than 4 picocuries per liter of air (Pci/L) (the "Recommended Action Level"). The presence of radon in concentrations equal to or greater than the Recommended Action Level in one or more of the Company's resorts may adversely affect the Company's ability to sell Vacation Intervals at such resorts and the market value of such resort. Recently-enacted federal legislation will eventually require the Company to disclose to potential purchasers of Vacation Intervals at the Company's resorts that were constructed prior to 1978 any known lead-paint hazards and will impose treble damages for failure to so notify.

  The Company has conducted Phase I assessments at each of its resorts in order to identify potential environmental concerns. These Phase I assessments have been carried out in accordance with accepted industry practices and consisted of non-invasive investigations of environmental conditions at the properties, including a preliminary investigation of the sites and identification of publicly known conditions concerning properties in the vicinity of the sites, physical site inspections, review of aerial photographs and relevant governmental records where readily available, interviews and knowledgeable parties, investigation for the presence of above ground and underground storage tanks presently or formerly at the sites, a visual inspection of potential lead-based paint and suspect friable ACMs where appropriate, a radon survey, and the preparation and issuance of written reports.

  The Company's assessments of its resorts have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. The Company does not believe that compliance with applicable environmental laws or regulations will have a material adverse effect on the Company or its financial condition or results of operations.

  In connection with the acquisition and development of the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the Company's environmental consultant has identified several areas of environmental concern. The areas of concern at the Embassy Vacation Resort Lake Tahoe relate to possible contamination that originated on the resort site due to prior uses and to contamination that may migrate onto the resort site from upgradient sources. California regulatory agencies have been monitoring the resort site and have required or is in the process of requiring the responsible parties (presently excluding the Company) to effect remediation action. The Company has been indemnified by certain of the responsible parties for certain costs and expenses in connection with contamination at the Embassy Vacation Resort Lake Tahoe (including Chevron (USA), Inc.) and does not anticipate incurring material costs in connection therewith, however, there is no assurance that the indemnitor(s) will meet their obligations in a complete and timely manner. In addition, the Company's San Luis Bay Resort is located in an area of Avila Beach, California which has experienced underground contamination resulting from leaking pipes at a nearby oil refinery. California regulatory agencies have required the installation of groundwater monitoring wells on the beach near the resort site, and no demand or claim in connection with such contamination has been made on the Company, however, there is no assurance that claims will not be asserted against the Company with respect to this environmental condition.

  The Company believes that its properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. Except as described above with respect to the Embassy Vacation Resort Lake Tahoe and the San Luis Bay Resort, the Company has not been notified by any governmental authority or any third party, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

  A variety of laws concerning the protection of the environment, health and safety apply to the operations, properties and other assets owned by LSI. These laws originate at the European Union, national, state and local level. As a result of the consummation of the LSI Acquisition, the Company has effectively assumed the pre-existing liabilities of LSI under these laws, some of which impose liability in respect of operations no longer carried out and properties or assets no longer owned by LSI as well as existing operations, properties and assets. These environmental laws govern, among other things, the discharge of substances into waterways and the quality of water. Liability can attach to a person who causes or permits the discharge of substances to such waterways without a permit authorizing such discharges or beyond the scope of the applicable permit. Criminal sanctions can be imposed for any such violations and any persons violating these laws can be held responsible for the cost of remedying the consequences of an unauthorized discharge. In addition, certain laws restrict the use of property and the construction of buildings and other structures. Carrying out development without the appropriate consent or beyond the scope of the consent can result in regulatory authorities taking action to require the unauthorized use to cease or unauthorized building or structure to be removed or modified. Criminal sanctions are available if the authority's requirements are not satisfied.

  As of the date of this Prospectus, Phase I environmental reports (which typically involve inspection without soil sampling or groundwater analysis) have been prepared by independent environmental consultants for each of the resorts currently owned by LSI. The Company is not aware of any environmental liability which it is acquiring as a result of the purchase of LSI that would have a material adverse effect on the Company's business, assets or results of operations. No assurance, however, can be given that these reports reveal all potential environmental liabilities.

  Other Regulations. Under various state and federal laws governing housing and places of public accommodation the Company is required to meet certain requirements related to access and use by disabled persons. Many of these requirements did not take effect until after January 1, 1991. Although management of the Company believes that its facilities are substantially in compliance with present requirements of such laws, and the Company may incur additional costs of compliance. Additional legislation may impose further burdens or restriction on owners with respect to access by disabled persons. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations.

EMPLOYEES

  As of September 30, 1997, the Company employed approximately 1,900 full-time employees and approximately 600 part-time employees. The Company believes that its employee relations are good. Except for certain employees located at the St. Maarten, Netherlands Antilles resorts, none of the Company's employees is represented by a labor union.

  The Company sells Vacation Intervals at its resorts through approximately 770 independent sales agents. Such independent sales agents provide services to the Company under contract and, the Company believes, are not employees of the Company. Accordingly, the Company does not withhold payroll taxes from the amounts paid to such independent contractors. Although the Internal Revenue Service has made inquiries regarding the Company's classification of its sales agents at its Branson, Missouri resort, no formal action has been taken and the Company has requested that the inquiry be closed. In the event the Internal Revenue Service or any state or local taxing authority were to successfully classify such independent sales agents as employees of the Company, rather than as independent contractors, and hold the Company liable for back payroll taxes, such reclassification may have a material adverse effect on the Company.

INSURANCE

  The Company carries comprehensive liability, fire, hurricane, storm, earthquake and business interruption insurance with respect to the Company's resorts, with policy specifications, insured limits and deductibles customarily carried for similar properties which the Company believes are adequate. In September 1995 and July 1996, the Company's St. Maarten resorts were damaged by a hurricane. With respect to such September 1995 damage, the Company has recovered amounts from its insurance carriers sufficient to cover 100% of the property damage losses and is in the process of recovering amounts for business interruption. The Company has agreed to provide approximately 2,700 replacement weeks to owners who were unable to use their Vacation Interval as a result of such September 1995 hurricane. Such provision of replacement Vacation Intervals will have the short term effect of reducing the number of Vacation Intervals available for sale or alternative rental as hotel rooms at the St. Maarten resorts. Additionally, the St. Maarten resorts sustained relatively minor damage in 1996 as the result of Hurricane Bertha; management estimates that such damage is approximately $100,000, which is less than the applicable insurance deductibles and, accordingly, the expense to repair the damage will be borne by the Company. There are, however, certain types of losses (such as losses arising from acts of war) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company.

LEGAL PROCEEDINGS

  The Company is currently subject to litigation and claims respecting employment, tort, contract, construction and commissions, disputes, among others. In the judgment of management, none of such lawsuits or claims against the Company is likely to have a material adverse effect on the Company or its business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  On September 12, 1996, Ernst & Young LLP advised the Company that it was resigning as independent auditors for the Company. Ernst & Young LLP had been retained since the Company's inception and there have been no disagreements between the Company and Ernst & Young LLP with respect to accounting principles or practices, financial statement disclosure, auditing scope or procedures, which if not resolved to Ernst & Young LLP's satisfaction, would have resulted in a reference to the subject matters of the disagreement in its audit report. Since the Company's inception, Ernst & Young LLP's report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K under the Securities Act.

  On September 17, 1996, the Company retained the accounting firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1996 following Board of Directors approval, which was obtained on September 16, 1996. The decision to retain Arthur Andersen LLP was based upon the prior relationship with a predecessor of the Company as auditors for the fiscal year ending December 31, 1994 and Arthur Andersen LLP's experience in the Company's industry, and was not motivated by any disagreements between the Company and Ernst & Young LLP concerning any accounting principles and/or policy matters. From the Company's inception to September 17, 1996, the Company did not consult with Arthur Andersen LLP with respect to the matters described in Item 304(a)(2) of Regulation S-K.

TRADEMARKS AND COMPANY NAME

  While the Company owns and controls a number of trade secrets, confidential information, trademarks, trade names, copyrights and other intellectual property rights which, in the aggregate, are of material importance to its business, it is believed that the Company's business, as a whole, is not materially dependent upon any one intellectual property or related group of such properties. The Company is licensed to use certain technology and other intellectual property rights owned and controlled by others, and, similarly, other companies are licensed to use certain technology and other intellectual property rights owned and controlled by the Company.

  The Company's Board of Directors has approved, subject to stockholder approval, a proposal to change the Company's corporate name.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BACKGROUND

  Signature Resorts, Inc. was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. The exchange of direct and indirect interests in, and obligations of, certain limited partnerships, limited liability companies and other corporations affiliated with the Founders for shares of Common Stock in the Company are referred to herein as the "Consolidation Transactions."

  The Company's predecessor commenced its vacation ownership resort acquisition and development business in 1992 to take advantage of the unique real estate development, financing and travel industry expertise of the Founders. Mr. Kaneko, who is a Japanese national and was educated in the United States, has more than 24 years of experience in resort real estate acquisition and development. Prior to forming the Company, Mr. Kaneko co-founded KOAR with Mr. Kenninger in 1985 and was previously the executive vice-president of the Hawaii-based United States operations of a Japanese publicly-traded real estate developer. Mr. Kenninger, a former business attorney for the seven years prior to co-founding KOAR, has had overall responsibility for the development, acquisition, licensing, branding and legal operations of the Company since 1993. Prior to forming the Company, Mr. Gessow in 1990 formed Argosy and, prior to forming Argosy, was previously president of both the Florida and west coast offices of Trammell Crow Residential Services, a real estate development company.

FOUNDERS' OTHER BUSINESS INTERESTS

  Affiliates of Messrs. Kaneko and Kenninger currently have managing general partner or similar interests in entities which own investment properties which the Company does not consider to be competitive with its vacation ownership business (the "KOAR Interests"). These properties include a 225-unit condominium project in Long Beach, California which is being marketed for whole share unit sales or long-term residential use rather than vacation use (and with respect to which the KOAR Interests, as of the date of this Prospectus, own 42 of the total 225 units, the balance having been sold to third parties); and several retail centers. Messrs. Kaneko and Kenninger are also currently the constituent general partners of a number of partnerships in which they owe fiduciary duties to limited partners who invested over $80 million of equity therein (which partnerships include five Embassy Suites hotels which are still owned by partnerships controlled by Affiliates of Messrs. Kaneko and Kenninger (the "Prior Partnerships")). Messrs. Kaneko and Kenninger are authorized by the Company to meet their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof, including the sale, refinancing, restructuring and packaging of the Prior Partnerships, and including with respect to the formation of public or private entities for such purpose, including a public real estate investment trust ("REIT") for one or all of the Embassy Suites hotels in the Prior Partnerships (provided that Messrs. Kaneko and Kenninger agree not to serve as an officer or employee of such REIT). Messrs. Kaneko and Kenninger agree to continue to retain third party management companies to manage these properties (e.g., Promus Hotels manages all of the KOAR Interests' Embassy Suites hotels), and to employ personnel not employed by the Company to carry out the day-to-day responsibilities of managing and overseeing these properties. However, Messrs. Kaneko and Kenninger reserve the right to do what is reasonably necessary within these constraints to carry out their duties and responsibilities to the Prior Partnerships pursuant to the terms thereof. The Company does not believe that such activities will detract materially from Messrs. Kaneko's and Kenninger's services to the Company.

PAYMENTS TO AFFILIATES

  A total of $15.7 million of the net proceeds from the Consolidation Transactions and the Initial Public Offering were used to repay outstanding debt to affiliates of the Founders. Of the $15.7 million of the funds paid to the affiliates of the Founders, $15.3 million was used to pay-off existing debt to third-party financial institutions or other third-party financing sources or to pay tax liabilities. The proceeds from the loans were previously either invested in or loaned either to the Company or its predecessors or to acquire or develop certain of the Company's resorts.

  In addition, pursuant to the Consolidation Transactions, during the three months ended September 30, 1996, the Founders also received $2.3 million of distributions from certain predecessor partnerships of the Company to fund income tax obligations which had accrued through the date of the Initial Public Offering and with respect to which no pre-Initial Public Offering profits of the Company had been distributed.

  In addition, $12.2 million of the net proceeds of the Initial Public Offering were used to repay outstanding indebtedness owed to partnerships in which an affiliate of Mr. Friedman, a director of the Company, is a general partner. Of such repayment, approximately $3.0 million was repaid directly to Mr. Friedman or his affiliates.

  The Company generally receives management fees and certain other expenses from homeowners' associations at the resorts it manages. Payables to such homeowners' associations consist mostly of maintenance fees for units owned by the Company. At December 31, 1996, the Company had accrued $4,405,000 and $1,590,000 as a receivable and payable, respectively, with the various homeowners' associations that it manages at its resorts. The Company accrued $1,220,000 and $1,771,000 as a receivable and payable, respectively, at

December 31, 1995 with the homeowners' associations that it manages at its resorts. The related party payable to the homeowners' associations that it manages at December 31, 1995, included $1,030,000 of a special assessment fee charged to the Company.

CONSOLIDATION TRANSACTIONS

  The Company's nine vacation ownership resorts existing prior to the Consolidation Transactions were previously owned and operated by partnerships, each affiliated with the Founders. Such partnerships consisted of Grand Beach Resort, L.P., a Georgia limited partnership (Embassy Vacation Resort Grand Beach); AKGI-Flamingo C.V., a Netherlands Antilles limited partnership (Flamingo Beach Club); AKGI-Royal Palm C.V., a Netherlands Antilles limited partnership (Royal Palm Beach Club); Port Royal Resort, L.P., a South Carolina limited partnership (Royal Dunes Resort); an approximately 30% interest in Poipu Resort Partners, L.P., a Hawaii limited partnership (Embassy Vacation Resort Poipu Point); Fall Creek Resort, L.P., a Georgia limited partnership (Plantation at Fall Creek); Cypress Pointe Resort, L.P., a Delaware limited partnership (Cypress Pointe Resort); Lake Tahoe Resort Partners, LLC, a California limited liability company (Embassy Vacation Resort Lake Tahoe); and San Luis Resort Partners, LLC, a Georgia limited liability company (San Luis Bay Resort) (collectively the "Property Partnerships"). Affiliates of the Founders were previously the sole general partners or the sole members of each of the Property Partnerships. Each of the Property Partnerships (other than the Embassy Vacation Resort Poipu Beach) which remained in existence following the Consolidation Transactions and the Initial Public Offering are wholly owned by the Company.

  As a result of the consummation of the Consolidation Transactions, the partnership and limited liability company interests in each of the Property Partnerships, certain of the stock of certain other corporations affiliated therewith (the "Affiliated Companies") held by "accredited investors" (as defined pursuant to Regulation D under the Securities Act) and certain debt obligations of the Property Partnerships and affiliates (and, as a result, ownership of certain of the Company's resorts) have been directly or indirectly transferred to the Company and in exchange the holders of such partnership interests and certain of such stock received shares of Common Stock in the Company. Holders of any such partnership interests who are not "accredited investors" received cash at a price commensurate with the value received by the accredited investors to be determined prior to the Consent Solicitation. As a result of the Consolidation Transactions, 17,032,057 shares of Common Stock were issued to the holders of partnership interests in the Property Partnerships and to certain stockholders of the Affiliated Companies. The Affiliated Companies include Argosy/KOAR Group, Inc., Resort Management International, Inc., Resort Marketing International, Inc., RMI-Royal Palm C.V.o.a., RMI-Flamingo C.V.o.a., AK-St. Maarten, LLC, Premier Resort Management, Inc., Resort Telephone & Cable of Orlando, Inc., Kabushiki Gaisha Kei, LLC, Vacation Ownership Marketing Company and Vacation Resort Marketing of Missouri, Inc., each of which are controlled by the Founders and previously provided administrative, utility, management and/or marketing services to certain of the Property Partnerships.

  The Company was incorporated in Maryland in May 1996 by the Founders to effect the Consolidation Transactions and the Initial Public Offering. Pursuant to a Private Placement Memorandum dated as of May 28, 1996, the Company in the Consent Solicitation solicited and received on or before June 13, 1996 the consent and agreement of the ultimate owners of interests in the Property Partnerships, the stockholders of the Affiliated Companies and the holders of certain debt obligations to exchange their partnership interests or shares in, and obligations of, the Property Partnerships or Affiliated Companies (or their direct or indirect interests in the owners thereof), as applicable, for shares of Common Stock in the Company. Such exchange occurred simultaneously with the closing of the Initial Public Offering. Direct and indirect holders of interests in, and obligations of, certain Property Partnerships received, upon consummation of the Consolidation Transactions, shares of Common Stock in the Company equal to a predetermined dollar value based on agreement between the Company and such holders as set forth in the Private Placement Memorandum for the Consent Solicitation. The balance of the shares of Common Stock issued in the Consolidation Transactions were issued to the holders of interests in the remaining Property Partnerships and to the holders of interests in the Affiliated Companies, which are comprised solely of the Founders or their affiliates.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  The Company's indebtedness at September 30, 1997 consists of hypothecated notes, the Convertible Notes, construction loans and other indebtedness and the Notes, with balances of $81.2 million, $138.0 million, $3.0 million, $23.7 million and $200 million, respectively. The Company has received a commitment from a bank lender to provide it with the $100 million Senior Credit Facility. The material terms of such indebtedness are summarized below.

HYPOTHECATED NOTES

  The Company has entered into hypothecation agreements with lenders for the Company's financing of customer receivables. The hypothecated notes, which totaled $132 million at June 30, 1997, bear interest from LIBOR plus 3% to the prime rate plus 3% and mature three to seven years from the date of the last advance. Under the Company's hypothecated note arrangements, the Company pledges as security qualified purchaser promissory notes to these lenders, who typically lend the Company 85% to 90% of the principal amount of such promissory notes. Payments under these promissory notes are made by the Vacation Interval purchaser directly to an unaffiliated payment processing center and such payments are credited against the Company's outstanding balance with the respective lenders. These arrangements currently have varying borrowing periods ranging from 18 to 20 months after the initial commitment date, with corresponding maturities ranging from five to seven years. The Company does not presently have binding agreements to extend the terms of such existing financing arrangements or for any replacement financing arrangements upon the expiration of such funding commitments, and there can be no assurance that alternative or additional arrangements can be made on terms that are satisfactory to the Company. Accordingly, future sales of Vacation Intervals may be limited by both the availability of funds to finance the initial negative cash flow that results from sales that are financed by the Company and by reduced demand which may result if the Company is unable to provide financing to purchasers of Vacation Intervals.

CONVERTIBLE NOTES

  In February 1997, the Company consummated its offering of $138.0 million aggregate principal amount of its Convertible Notes. The Convertible Notes are convertible into Common Stock at any time prior to maturity, unless previously redeemed, at a conversion price of $30.417 per share, subject to adjustment in certain events. The Convertible Notes bear interest at an annual rate of 5.75%, which interest is payable on January 15 and July 15 of each year, commencing on July 15, 1997. The Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after January 15, 2000, at certain redemption prices, plus accrued interest, if any, to the redemption date. If a change in control of the Company occurs, each holder of Convertible Notes will have the right, subject to certain conditions and restrictions, to require the Company to offer to repurchase for cash (subject to the Company's right to make such offer in Common Stock under certain circumstances) all outstanding Convertible Notes, in whole or in part, owned by such holder at 100% of their principal amount, plus accrued interest, if any, to the date of repurchase. The Convertible Notes are subordinated to all existing and future Senior Indebtedness of the Company and will be effectively subordinated to all indebtedness and other obligations of the Company's subsidiaries. The Convertible Notes are also subordinated to the Senior Subordinated Notes.

CONSTRUCTION LOANS

  At September 30, 1997, the Company's construction loans totaled $3.0 million. Such loans are secured by real property, bear interest at rates ranging from LIBOR plus 4.25% to the prime rate plus 2% and are generally repaid at a fixed amount as the underlying security interests in real property is sold to a consumer in the form of a vacation ownership interval. Final maturities range from January 1998 to April 2004.

OTHER INDEBTEDNESS

  At September 30, 1997, the Company's other indebtedness totaled $23.7 million. Other indebtedness is secured by land ($4.7 million), bears interest at rates ranging from 7.75% to 9.00% and has final maturities ranging from 1999 to 2014. Also includes $13.5 million which is primarily secured by consumer mortgages bearing interest at 7.75% and maturing April 2004. This debt has been sold to a trust with recourse to the Company and is therefore not classified as hypothecated debt.

  The Company also has $5.5 million in advances on mortgages sold with recourse to a third party. The principal and interest on the mortgage receivables sold with recourse are remitted directly to the purchaser and are therefore not classified as hypothecated debt.

CREDIT FACILITY

  The Company has received a commitment from a bank lender to provide it with the $100 million Senior Credit Facility. The Senior Credit Facility is expected to have a variable borrowing rate based on the percentage of the Company's mortgages receivable pledged to the lender under such facility and the amount of funds advanced pursuant thereto. The interest rate will vary between LIBOR plus 7/8% and LIBOR plus 1 3/8%, depending on the amount of advances against mortgages receivable. It is expected that the Senior Credit Facility will contain customary covenants, representations and warranties and conditions to draw down on funds. No assurance can be given, however, that the Company will be able to enter into definitive documents with respect to such Senior Credit Facility.

                             DESCRIPTION OF NOTES

  The Private Notes were, and the Exchange Notes will be, issued under an Indenture dated as of August 1, 1997 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), a copy of which is available as set forth under "Available Information." The following summaries of certain material provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular Sections, Articles or defined terms of the Indenture are referred to, such Sections, Articles or defined terms are incorporated herein by reference. As used in this "Description of Notes," the "Company" refers to Signature Resorts, Inc. and does not include its subsidiaries or affiliates.

GENERAL

  The Notes are unsecured senior subordinated obligations of the Company, are limited to an aggregate principal amount of $200,000,000 and will mature on October 1, 2007. The Notes will bear interest at the rate per annum shown on the front cover of this Prospectus from the date of initial issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on April 1 and October 1 of each year, commencing on October 1, 1997, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding March 15 or September 15 as the case may be. Principal of and interest on the Notes will be payable at, and the transfer of Notes will be registrable at, the office of the Trustee currently located in Minneapolis, Minnesota. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The interest rate on the Notes is subject to increase in certain circumstances if the Company does not file a registration statement relating to the Exchange Offer on a timely basis, if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "The Exchange Offer--Special Interest."

OPTIONAL REDEMPTION

  Except as set forth in the following paragraph, the Notes may not be redeemed at the option of the Company prior to October 1, 2002. Thereafter, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice by mail.

  The Redemption Prices (expressed as a percentage of principal amount), and in each case plus accrued and unpaid interest to the date of redemption, and subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date, are as follows for the 12-month period (unless otherwise noted) beginning on October 1 of the following years:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2002...........................................................  104.875%
      2003...........................................................  103.250%
      2004...........................................................  101.625%
      2005 and thereafter............................................  100.000%

  In addition, at any time and from time to time prior to October 1, 2000, the Company may redeem in the aggregate up to 40% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

  If less than all of the Notes are to be redeemed, the Trustee will select the particular Notes (or the portions thereof) to be redeemed either by lot, pro rata or by such other method as the Trustee shall deem fair or appropriate.

  No sinking fund is provided for the Notes.

SUBORDINATION

  The payment of the principal of and interest on (including any amounts payable upon the redemption or repurchase of the Notes permitted by the Indenture), the Notes will be subordinated in right of payment, to the extent set forth in the Indenture, to the prior payment in full of the principal of, interest on and other amounts in respect of all Senior Indebtedness of the Company. "Senior Indebtedness" includes all Indebtedness of the Company, including the principal of and interest on such Indebtedness (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding) and all fees and other amounts payable in connection with such Indebtedness; provided, however, that Senior Indebtedness shall not include (A) indebtedness to a Subsidiary or other Affiliate of the Company, (B) any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which, it is issued) expressly provides that such indebtedness or obligation shall not be senior in right of payment to the Notes, (C) accounts payable of the Company to trade creditors, and (D) the Convertible Notes. "Designated Senior Indebtedness" means any particular Senior Indebtedness having an aggregate principal amount of $25 million or more in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture, provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

  Upon any acceleration of the principal due on the Notes or payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings of the Company, all principal and interest or other amounts due on all Senior Indebtedness must be paid in full before the Holders of the Notes are entitled to receive any payment (other than in Junior Securities). The Indenture requires that the Company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default. The

Company also may not make any payment upon or in respect of the Notes (other than in Junior Securities) if (i) a default in the payment of principal, of interest or other amounts due on any Senior Indebtedness occurs and is continuing beyond any applicable period of grace, or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate the maturity thereof and the Trustee receives a notice of such default (a "Payment Blockage Notice") from any lender of Designated Senior Indebtedness (or agent bank on behalf of such lender) or other person permitted to give such notice under the Indenture. Payments on the Notes may and shall be resumed (a) in the case of a payment default or a non-payment default pursuant to which the Senior Indebtedness has been declared due and payable in its entirety, upon the date on which such default is cured or waived in accordance with the agreements evidencing such Senior Indebtedness, or (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in accordance with the agreements evidencing such Senior Indebtedness or 179 days after the date on which the applicable Payment Blockage Notice is received. No new period of payment blockage may be commenced unless and until (i) 365 days have also elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and
(ii) all scheduled payments of principal and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice. "Junior Securities" of any person means any Capital Stock (other than Disqualified Capital Stock) and any indebtedness of such person that is subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

  As a result of the foregoing subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its Subsidiaries or a marshaling of assets or liabilities of the Company and its Subsidiaries, creditors of the Company who are holders of Senior Indebtedness are likely to recover more, ratably, than the Holders of the Notes. Furthermore, the subordination of the Notes may, upon the occurrence of one or more of the circumstances described in the preceding sentence, result in a reduction or elimination of payments to the Holders of the Notes.

  As of September 30, 1997, the principal amount of outstanding Senior Indebtedness of the Company was approximately $33.2 million (excluding Senior Indebtedness of a type not required to be reflected as a liability on the balance sheet of the Company in accordance with generally accepted accounting principles, such as contingent obligations, forward foreign exchange contracts and interest rate swap agreements, which are senior to the Notes).

  The Company conducts certain of its operations through its Subsidiaries. Accordingly, the Company's ability to meet its cash obligations is dependent upon the ability of its Subsidiaries to make cash distributions to the Company. The ability of its Subsidiaries to make distributions to the Company is and will continue to be restricted by, among other limitations, applicable legal requirements and contractual provisions. See "Risk Factors-- Subordination of Notes." The right of the Company to participate in the assets of any Subsidiary (and thus the ability of Holders of the Notes to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that Subsidiary except to the extent that the Company is recognized as a creditor of such Subsidiary, in which case the Company's claims would still be subject to any security interest of other creditors of such Subsidiary. The Notes, therefore, will be structurally subordinated to creditors, including trade creditors, of Subsidiaries of the Company with respect to the assets of the Subsidiaries against which such creditors have a claim.

  As of September 30, 1997 there was outstanding approximately $141.1 million of indebtedness and other liabilities of Subsidiaries of the Company (excluding (i) intercompany liabilities, (ii) indebtedness included in Senior Indebtedness because it is guaranteed directly or indirectly by the Company and (iii) liabilities of a type not required to be reflected as a liability on the balance sheet of such Subsidiaries in accordance with generally accepted accounting principles, such as contingent obligations, forward foreign exchange contracts and interest rate swap agreements), as to which the Notes would have been structurally subordinated.

CHANGE OF CONTROL

  If a Change of Control occurs, each Holder of Notes shall have the right, at the Holder's option, to require the Company to repurchase all of such Holder's Notes, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined), at a price equal to 101% of the principal amount of the Notes to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date.

  Within 30 days after the occurrence of a Change of Control, the Company is obligated to mail to all Holders of record of the Notes a notice (the "Company Notice") of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. The Company must also deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, a Holder of Notes must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Trustee of the holder's exercise of such right, together with the Notes with respect to which the right is being exercised, duly endorsed for transfer to the Company.

  The right to require the Company to repurchase Notes as a result of the occurrence of a Change of Control would create an event of default under the Company's existing Senior Indebtedness and could create an event of default under future Senior Indebtedness of the Company. As a result, any repurchase would, absent a waiver, be blocked by the subordination provisions of the Notes. See "Subordination." Failure by the Company to repurchase the Notes when required would result in an Event of Default with respect to the Notes whether or not such repurchase is permitted by the subordination provisions. See "Events of Default."

  Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the Notes. The Company will comply with this rule to the extent applicable at that time and with Rule 14e-1 and all other applicable federal and state securities laws in connection with such repurchase option.

  The right to require the Company to repurchase Notes as a result of a Change of Control could have the effect of delaying, deferring or preventing a Change of Control or other attempts to acquire control of the Company unless arrangements have been made to enable the Company to repurchase all the Notes at the Repurchase Date. Consequently, this right may render more difficult or discourage a merger, consolidation or tender offer (even if such transaction is supported by the Company's Board of Directors or is favorable to the stockholders), the assumption of control by a holder of a large block of the Company's shares and the removal of incumbent management.

  The foregoing provisions would not necessarily afford Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction involving the Company that may adversely affect Holders of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below, the Exchange Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  The Exchange Notes initially will be represented by one or more Exchange Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interest will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

  A Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

CERTAIN COVENANTS

  The Indenture contains covenants including, among others, the following:

  Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.

  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:
(1) Indebtedness Incurred pursuant to the Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $200 million and (ii) 90% of the Mortgages Receivable of the Company and its Restricted Subsidiaries; (2) Indebtedness represented by the Private Notes issued in the Note Offering and the Exchange Notes; (3) Indebtedness outstanding pursuant to the Convertible Notes, or, in the event that all or any portion of the Convertible Notes have been converted into the Capital Stock of the Company, other Indebtedness of the Company which is subordinated to the Notes at least to the same extent that the Convertible Notes are subordinated to the Notes, in a principal amount not to exceed the principal amount of the Convertible Notes that have been so converted;
(4) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2), (3) or this clause (5); (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business; (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition, lease or improvement, either directly or indirectly through the purchase of Capital Stock, by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $25 million in the aggregate at any time outstanding; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;
(10) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (11) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; (12) Indebtedness or Disqualified Capital Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Disqualified Capital Stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition, either (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness or (ii) the Consolidated Coverage Ratio is greater than immediately prior to such acquisitions; and (13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) above or paragraph (a)), does not exceed $25 million.

  (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  (d) Notwithstanding paragraphs (a) and (b) above, the Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

  Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such

Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness (issued subsequent to the Issue Date) of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (D) an amount equal to the sum of (i) the reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and (E) $15 million.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale (to the extent used for such purchase or redemption) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (a), (b) or (c) of the covenant described under "--Limitation on Indebtedness;" provided, however, any Indebtedness incurred pursuant to this clause (ii) shall be subordinated to the Notes, to at least the same extent as such Subordinated Obligations; provided, further, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Disqualified Capital Stock of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Capital Stock of the Company; provided, however, that (1) at the time of such exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) repurchases of Capital Stock of the Company from current or former directors, officers or employees, employee benefit plans or 401(k) plans of the Company; provided, that such repurchases shall not exceed $1 million in any year plus any amounts available for such repurchases under this clause (v) since the Issue Date which have not been used for such purpose but in no event shall such repurchases exceed $5 million in any year; provided, further, that (1) at the time of such repurchase no Default or Event of Default shall have occurred and be continuing or result therefrom, and (2) such repurchases shall be included in the calculation of the amount of the Restricted Payments; (vi) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; or (vii) the payment of any dividend by a Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis.

  Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary: (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
(i) any encumbrance or restriction pursuant to the Senior Credit Facility or any other agreement in effect at or entered into on the Issue Date, including without limitation, the Indenture, the Notes and the Credit Agreements, if any; (ii) any encumbrance or restriction with respect to a Person acquired by the Company or any Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Person which was entered into on or prior to the date on which such Person was acquired by the Company or such Restricted Subsidiary (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or such Restricted Subsidiary) and outstanding on such date; (iii) any encumbrance or restriction pursuant to any agreement effecting Refinancing Indebtedness Incurred pursuant to an agreement referred to in clauses (i)-(xi) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment, modification, restatement, renewal, or supplement to an agreement referred to in clauses
(i)-(xi) of this covenant or this clause (iii); provided, however, that the encumbrances or restrictions with respect to such Restricted Subsidiary contained in any such agreements or amendments effecting Refinancing Indebtedness are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements or amendments; (iv) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests or other agreements entered into in the ordinary course of business;
(v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(vii) any restriction imposed by applicable law, rule, regulation or order;
(viii) any encumbrance or restriction pursuant to Purchase Money Indebtedness for property acquired in the ordinary course of business that imposes restrictions of the nature discussed in clause (c) above on the property so acquired; (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (x) any encumbrance or restriction pursuant to other Indebtedness of Receivables Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness;" and (xi) any encumbrance or restriction pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

  Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt thereof and (z) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding and taken together with all Permitted Investments made pursuant to clause (ix)(l) of the definition of "Permitted Investment" that are at that time outstanding, not to exceed 10% of the Company's Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash or cash equivalents for the purposes of this provision.

  With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall (i) within

360 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause
(A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

  If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $15 million the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer (including payment of the purchase price for Notes duly tendered), may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

  The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are materially no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $5 million in any one year, (i) comply with clause (1) and (ii) have been approved by a majority of the disinterested members of the Board of Directors and (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10 million in any one year, (i) comply with clause (2) and (ii) have been determined by a nationally recognized investment banking, accounting or qualified appraisal firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under"--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees, officers and directors of the Company or any Subsidiary in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees, officers or directors in the ordinary course of business of the Company or its Subsidiaries, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (vi) any Affiliate Transaction (including any purchase of Mortgages Receivable between the Company and a Subsidiary or Joint Venture, or between Subsidiaries or Joint Ventures, in the ordinary course of business (so long as the other stockholders of any participating Subsidiaries or Joint Ventures which are not Wholly Owned Restricted Subsidiaries are not themselves Affiliates of the Company) and (vii) any transactions effected pursuant to agreements in effect on the Issue Date provided, that such transactions are effected pursuant to the terms of such agreements as in effect on the Issue Date.

  Limitation on Liens. The Company shall not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes unless (i) if such Lien secures Indebtedness that ranks pari passu with the Notes, the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes (other than Liens pursuant to Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary, provided such Indebtedness is not incurred in contemplation of such acquisition or merger).

  Merger and Consolidation. The Company may not consolidate with or merge into any other Person or transfer or lease all or substantially all of its properties and assets to any Person unless (a) the Person formed by such consolidation or into which the Company is merged or the Person to which the properties and assets of the Company are so transferred or leased (the "Successor Company") (i) shall be a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and (ii) shall expressly assume the payment of the principal of and interest on the Notes and the performance of the other covenants of the Company under the Indenture; (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (c) except in the case of a merger, the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after such transaction the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness."

  Upon any consolidation, merger of, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Successor Company had been named therein as the Company, and the Company will be released from its obligations under the Indenture and the Notes.

  SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

DEFAULTS

  The following will be Events of Default under the Indenture: (a) failure to pay principal on any Note when due, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Note when due, continuing for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform any other covenant of the Company in the Indenture, continuing for 30 days after written notice as provided in the Indenture; (d) failure of the Company or any Significant Subsidiary to make payment in respect of Indebtedness (other than Non-Recourse Debt) in an amount in excess of $15 million and continuance of such failure for at least 90 days;
(e) default by the Company or any Significant Subsidiary with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $15 million without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within 90 days of such acceleration; (f) a final judgment or judgments for payment of money against the Company or any Significant Subsidiary which remains undischarged for a period ending on the later of (i) 60 days after the entry of such judgment, as extended by any effective stay of its execution, or (ii) the date on which any payment is or becomes due and payable pursuant to such judgment in accordance with its terms, other than final judgments with respect to Non-recourse Debt of the Company or any of its Significant Subsidiaries, provided that the aggregate of all such outstanding judgments exceeds $15 million (excluding any amounts covered by insurance as to which the insurer has not denied liability); and (g) certain events in bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries. Subject to the provisions of the Indenture relating to the duties of the Trustee in the case of an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  If an Event of Default (other than an Event of Default specified in subsection (g) above with respect to the Company) shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration after all Events of Default, other than the non-payment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in subsection (g) with respect to the Company occurs and is continuing, the principal and any accrued interest on all of the then Outstanding Notes shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "--Modification and Waiver."

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of or interest on such Note on or after the respective due dates expressed in such Note.

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, or interest on, any Note, (c) reduce the amount payable upon an optional redemption, (d) modify the provisions with respect to the repurchase rights of the Holders in a manner adverse to the Holders, (e) change the place or currency of payment of principal of, or interest on, any Note, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (g) modify the subordination provisions in a manner adverse to the Holders of the Notes, (h) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (i) reduce the above stated percentage of Outstanding Notes necessary to modify or amend the Indenture.

  The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive any past default under the Indenture, except a default in the payment of principal or interest.

TRANSFER

  Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties, and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and its Restricted Subsidiaries, released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal or interest on the outstanding Notes; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to any rights of holders of Indebtedness other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally under any applicable United States or state law; (vii) the Company shall have delivered to the Trustee an officers certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an officers certificate and an opinion of counsel (which counsel may be an employee of the Company), each stating, that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the right of the Trustee, in the event it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

GOVERNING LAW

  The Indenture and the Notes provide that they are to be governed in accordance with the laws of the State of New York.

NO PERSONAL LIABILITY OF SHAREHOLDERS, OFFICERS, DIRECTORS

  No shareholder, officer or director, as such, past, present or future of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Indenture or the Notes by reason of his or its status as such shareholder, officer or director.

CERTAIN DEFINITIONS

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business; (iii) additions to property, plant and equipment of the Company and its Restricted Subsidiaries; and (iv) investments in Mortgages Receivable.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (w) sales, in the ordinary course of business, of Vacation Intervals, points in a points based vacation club system or Mortgages Receivable, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (y) for purposes of the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock," a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Certain Covenants--Limitation on Restricted Payments", and (z) a disposition of assets having a fair market value of less than $1 million.

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transactions in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

  "Business Day" means each day which is not a Legal Holiday.

  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

  "Change of Control" means the occurrence of any of the following events:

    (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors (other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company); or

    (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease, in one transaction or a series of related transactions, of all or substantially all of the assets (other than to a Restricted Subsidiary of the Company) of the Company to any other Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction, and (b) a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock); or

    (iii) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 12-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company shall have consummated an Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Equity Offering for such period, (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, and (viii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants-- Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted

Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and
(vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

  "Credit Agreements" means the Senior Credit Facility and any credit agreement or similar facility or any other agreement governing Indebtedness entered into by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, which sets forth the basis of such valuation and is executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

  "Disqualified Capital Stock" means with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes.

  "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) depreciation expense, (iii) amortization expense, (iv) non-recurring charges incurred as a result of business combinations and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

  "Equity Offering" means a primary offering (either public or private) of any Capital Stock of the Company.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

  "Exchange Notes" means another series of Senior Subordinated Indebtedness of the Company registered under the Securities Act with terms substantially identical to the terms of the Notes which will be exchanged for the Notes pursuant to a registration statement.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

  "Guarantee" means (a) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and (b) any obligation, direct or indirect, contingent or otherwise, of any Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner any Indebtedness or other obligation (for the payment thereof) of any other Person or to protect any other Person against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Registrar's books.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables arising in the ordinary course of business and which are not more than 90 days past due and not in dispute), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, (i) any Guarantee of any obligations of a Joint Venture given by or entered into by any Person shall not constitute, or be deemed to be the Incurrence of, any Indebtedness of such Person, provided, such Guarantee would be permitted under the covenant described under "Covenants--Limitation on Restricted Payments" and (ii) any obligation, contingent or otherwise, of any Person arising as a result of such Person's ownership of, or control over, the Capital Stock of another Person, shall not constitute, or be deemed to be the Incurrence of, Indebtedness of such Person, provided, the Incurrence of such obligation would be permitted under the covenant described under "Covenants--Limitation on Restricted Payments." The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances or loans to customers or other Persons in the ordinary course of business that are recorded as accounts or mortgages receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

  "Issue Date" means the date on which the Notes are originally issued.

  "Joint Venture" means a corporation, partnership or other entity engaged in a Related Business as to which the Company (directly or through one or more Restricted Subsidiaries) owns any Capital Stock.

  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Mortgages Receivable" means the gross mortgages receivable of the Company and its Restricted Subsidiaries (including any mortgages receivable acquired as a result of any business combination) determined on a consolidated basis in accordance with GAAP.

  "Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Non-recourse Debt" means Indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or any other amounts with respect to such indebtedness or for any claim based on such indebtedness and that enforcement of obligations on such indebtedness is limited solely to recourse against interests in specified assets.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) purchases or acquisitions of mortgage receivables by the Company or any Restricted Subsidiary created or acquired in the ordinary course of business; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business, in an aggregate amount (taken together with all Designated Noncash Consideration at that time outstanding) not to exceed the sum of (1) 10% of the Total Assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and (2) the fair market value of assets (other than Net Cash Proceeds) received by the Company, as determined in good faith by the Board of Directors of the Company at the time of such receipt, from the issuance of its Capital Stock (other than Disqualified Capital Stock) subsequent to the Issue Date (to the extent utilized for an Investment, such aggregate amount will be reinstated to the extent that the Company or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of such Investment); and (x) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock," (xi) any Investment existing as of the Issue Date, (xii) any Investment acquired by the Company or any of its Restricted Subsidiaries
(i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure (or deed in lieu of) by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (xiii) Hedging Obligations permitted under clause (7) of the "Limitations on Indebtedness" covenant.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "Principal" of any Indebtedness (including a Note) means the principal of such Indebtedness plus the premium, if any, payable on such Indebtedness which is due or overdue or is to become due at the relevant time.

  "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and
(ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

  "Qualified Issuer" means (A) any lender that is a party to any Credit Agreement and (B) any commercial bank (i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

  "Receivables and Related Assets" means Mortgages Receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to such Mortgages Receivable.

  "Receivables Subsidiary" means a Restricted Subsidiary which is established for the limited purpose of acquiring and financing Receivables and Related Assets.

  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) in the case of Indebtedness that has a Stated Maturity after the Stated Maturity of the Notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) in the case of Indebtedness that has a Stated Maturity after the Stated Maturity of the Notes, such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

  "Related Business" means, at any time, any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses conducted by the Company and the Restricted Subsidiaries at such time.

  "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

  "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Capital Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

  "SEC" means the Securities and Exchange Commission.

  "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase, redemption or repayment of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

  "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants--Limitation on Indebtedness" and (y) no

Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Latham & Watkins, counsel to the Company, the following discussion describes the material federal income tax consequences expected to result to holders whose Private Notes are exchanged for Exchange Notes in the Exchange Offer. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought with respect to the Exchange Offer. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF PRIVATE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING PRIVATE NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

  The exchange of Private Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Private Notes. As a result, no material federal income tax consequences will result to holders exchanging Private Notes for Exchange Notes.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities; provided such Notes do not constitute any portion of an unsold allotment from the original sale of the Notes. The Company has agreed that during the Exchange Offer Registration Period, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 9, 1998, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. During the Exchange Offer Registration Period, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes, up to a maximum of $35,000) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California and Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                                    EXPERTS

  The consolidated financial statements of Signature Resorts, Inc. and subsidiaries incorporated by reference herein have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The consolidated financial statements of AVCOM International, Inc. and subsidiaries as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, not presented separately in this Prospectus and the related Registration Statement or the documents incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report with respect thereto, given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of LSI Group Holdings Plc and subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 not presented separately in this Prospectus and the related Registration Statement or the documents incorporated by reference herein, have been audited by KPMG, chartered accountants and registered auditors, as set forth in their report with respect thereto, given upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this Prospectus or the accompanying Letter of Transmittal, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the registered securities to which this Prospectus relates or any offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this Prospectus nor any exchange of Exchange Notes for Private Notes made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                              ------------------

                               TABLE OF CONTENTS

                              ------------------

                                                                            Page
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
Summary....................................................................   5
Risk Factors...............................................................  13
The Exchange Offer.........................................................  28
Use of Proceeds............................................................  37
Consolidated Capitalization................................................  37
Ratio of Earnings to Fixed Charges.........................................  37
Business...................................................................  38
Certain Relationships and Related Transactions.............................  60
Description of Certain Indebtedness........................................  63
Description of Notes.......................................................  64
Certain Federal Income Tax Consequences....................................  88
Plan of Distribution.......................................................  88
Legal Matters..............................................................  89
Experts....................................................................  89

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      [LOGO OF SIGNATURE RESORTS, INC.]

                            SIGNATURE RESORTS, INC.

                                  $200,000,000
                           9 3/4% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                                ---------------

                                   PROSPECTUS

                                ---------------

                               December 30, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-38283

                             LETTER OF TRANSMITTAL
                            TO TENDER FOR EXCHANGE
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                                      OF
                            SIGNATURE RESORTS, INC.
              PURSUANT TO THE PROSPECTUS DATED DECEMBER 30, 1997


 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 29, 1998 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                            THE EXCHANGE AGENT IS:

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

            By Hand:            By Registered or Certified Mail:    By Overnight Courier:
  Norwest Bank Minnesota, N.A.    Norwest Bank Minnesota, N.A.   Norwest Bank Minnesota, N.A.
     Northstar East Building       Corporate Trust Operations      Corporate Trust Services
     608 Second Avenue South             P.O. Box 1517            Sixth and Marquette Avenue
           12th Floor              Minneapolis, MN 55480-1517     Minneapolis, MN 55479-0113
    Corporate Trust Services
         Minneapolis, MN

                                 By Facsimile:

                                (612) 667-4927

                             Confirm by Telephone:

                                (612) 667-9764

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

  The undersigned acknowledges receipt of the Prospectus dated December 30, 1997 (the "Prospectus"), of Signature Resorts, Inc., a Maryland corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together with the Prospectus constitutes the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 9 3/4% Senior Subordinated Notes due 2007 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Private Notes"). Recipients of the Prospectus should read the requirements described in such Prospectus with respect to eligibility to participate in the Exchange Offer. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

  The undersigned hereby tenders the Private Notes described in the box entitled "Description of Private Notes" below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all the Private Notes and the undersigned represents that it has received from each beneficial owner of Private Notes ("Beneficial Owners") a duly completed and executed form of "Instruction to Registered Holder from

Beneficial Owner" accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

  This Letter of Transmittal is to be used by a holder of Private Notes (i) if certificates representing Private Notes are to be forwarded herewith, (ii) if delivery of Private Notes is to be made by book-entry transfer to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures set forth in the section of the Prospectus entitled "The Exchange Offer--Procedures for Tendering," or (iii) if a tender is made pursuant to the guaranteed delivery procedures in the section of the Prospectus entitled "The Exchange Offer--Guaranteed Delivery Procedures."

  The undersigned hereby represents and warrants that the information received from the beneficial owners is accurately reflected in the boxes entitled "Beneficial Owner(s)--Purchaser Status" and "Beneficial Owner(s)--Residence."

  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder of Private Notes promptly and instruct such registered holder of Private Notes to tender on behalf of the beneficial owner. If such beneficial owner wishes to tender on its own behalf, such beneficial owner must, prior to completing and executing this Letter of Transmittal and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder of Private Notes. The transfer of record ownership may take considerable time.

  In order to properly complete this Letter of Transmittal, a holder of Private Notes must (i) complete the box entitled "Description of Private Notes," (ii) complete the boxes entitled "Beneficial Owner(s)--Purchaser Status" and "Beneficial Owner(s)--Residence," (iii) if appropriate, check and complete the boxes relating to book-entry transfer, guaranteed delivery, Special Issuance Instructions and Special Delivery Instructions, (iv) sign the Letter of Transmittal by completing the box entitled "Sign Here" and (v) complete the Substitute Form W-9. Each holder of Private Notes should carefully read the detailed instructions below prior to completing the Letter of Transmittal.

  Holders of Private Notes who desire to tender their Private Notes for exchange and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, this Letter of Transmittal and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date, must tender the Private Notes pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer--Guaranteed Delivery Procedures." See Instruction 2.

  Holders of Private Notes who wish to tender their Private Notes for exchange must complete columns (1) through (3) in the box below entitled "Description of Private Notes," complete the boxes entitled and sign the box below entitled "Sign Here." If only those columns are completed, such holder of Private Notes will have tendered for exchange all Private Notes listed in column (3) below. If the holder of Private Notes wishes to tender for exchange less than all of such Private Notes, column (4) must be completed in full. In such case, such holder of Private Notes should refer to Instruction 5.

                         DESCRIPTION OF PRIVATE NOTES
-------------------------------------------------------------------------------

     (1)              (2)              (3)             (4)
 NAME(S) AND
ADDRESS(ES) OF
  REGISTERED
 HOLDER(S) OF
   PRIVATE
   NOTE(S),                                         PRINCIPAL
  EXACTLY AS                                         AMOUNT
   NAME(S)                                          TENDERED
 APPEAR(S) ON    PRIVATE NOTE                     FOR EXCHANGE
 PRIVATE NOTE      NUMBER(S)        AGGREGATE      (MUST BE IN
CERTIFICATE(S)  (ATTACH SIGNED  PRINCIPAL AMOUNT    INTEGRAL
 (PLEASE FILL        LIST        REPRESENTED BY     MULTIPLES
IN, IF BLANK)    IF NECESSARY)  CERTIFICATE(S)(A) OF $1,000)(B)
---------------------------------------------------------------

                                       ------------------------

                                       ------------------------

                                       ------------------------

                                       ------------------------
                TOTAL PRINCIPAL
                AMOUNT OF NOTES
                   TENDERED:
---------------------------------------------------------------

 A. Unless indicated in the column "Principal Amount Tendered For Exchange," any tendering Holder of 9 3/4% Senior Subordinated Notes due 2007 will be deemed to have tendered the entire aggregate principal amount represented by the column labelled "Aggregate Principal Amount Represented by Certificate(s)."
 B. The minimum permitted tender is $1,000 in principal amount of 9 3/4% Senior Subordinated Notes due 2007. All other tenders must be in integral multiples of $1,000.

--------------------------------------------------------------------------------

[_]  CHECK HERE IF TENDERED PRIVATE NOTES ARE ENCLOSED HEREWITH.

[_]  HERE IF TENDERED PRIVATE NOTES ARE BEING DELIVERED BY BOOK-ENTRY
     TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS (AS HEREINAFTER DEFINED) ONLY):

 Name of Tendering Institution: ______________________________________________
 Account Number: _____________________________________________________________
 Transaction Code Number: ____________________________________________________

[_] CHECK HERE IF TENDERED PRIVATE NOTES ARE BEING DELIVERED PURSUANT TO A
    NOTICE OF GUARANTEED DELIVERY ENCLOSED HEREWITH AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

 Name of Registered Holder of Private Note(s): _______________________________ Date of Execution of Notice of Guaranteed Delivery: _________________________ Window Ticket Number (if available): ________________________________________
 Name of Institution which Guaranteed Delivery: ______________________________ Account Number (if delivered by book-entry transfer): _______________________

[_] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
    COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

 Name: _______________________________________________________________________
 Address: ____________________________________________________________________
 _____________________________________________________________________________

     SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
   (SEE INSTRUCTIONS 1, 6, 7 AND 8)

                                            (SEE INSTRUCTIONS 1, 6, 7 AND 8)

   To be completed ONLY (i) if the          To be completed ONLY if the
 Exchange Notes issued in exchange        Exchange Notes issued in exchange
 for Private Notes, certificates for      for Private Notes, certificates for
 Private Notes in a principal amount      Private Notes in a principal amount
 not exchanged for Exchange Notes,        not exchanged for Exchange Notes,
 or Private Notes (if any) not            or Private Notes (if any) not
 tendered for exchange, are to be         tendered for exchange, are to be
 issued in the name of someone other      mailed or delivered (i) to someone
 than the undersigned or (ii) if          other than the undersigned or (ii)
 Private Notes tendered by book-          to the undersigned at an address
 entry transfer which are not             other than the address shown below
 exchanged are to be returned by          the undersigned's signature.
 credit to an account maintained at
 DTC.

                                          Mail or deliver to:


                                          Name _______________________________
 Issue to:                                       (PLEASE TYPE OR PRINT)

                                          Address ____________________________
 Name _______________________________     ____________________________________
        (PLEASE TYPE OR PRINT)            ____________________________________
 Address ____________________________              (INCLUDE ZIP CODE)
 ____________________________________     ____________________________________
 ____________________________________        (TAX IDENTIFICATION OR SOCIAL
          (INCLUDE ZIP CODE)                         SECURITY NO.)
 ____________________________________
    (TAX IDENTIFICATION OR SOCIAL
            SECURITY NO.)

   Credit Private Notes not
 exchanged and delivered by book-
 entry transfer to DTC account set
 forth below:
 ____________________________________
           (ACCOUNT NUMBER)

-------------------------------------------------------------------------------
                        BENEFICIAL OWNER(S)--RESIDENCE
-------------------------------------------------------------------------------

STATE OF DOMICILE/PRINCIPAL PLACE OF     PRINCIPAL AMOUNT OF PRIVATE NOTES
BUSINESS OF EACH BENEFICIAL OWNER        HELD FOR ACCOUNT OF BENEFICIAL
OF PRIVATE NOTES                         OWNER(S)
 ------------------------------------    ------------------------------------
 ------------------------------------    ------------------------------------
 ------------------------------------    ------------------------------------
 ------------------------------------    ------------------------------------
 ------------------------------------    ------------------------------------
 ------------------------------------    ------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     BENEFICIAL OWNER(S)--PURCHASER STATUS
-------------------------------------------------------------------------------

  The beneficial owner of each of the Private Notes described herein is (check the box that applies):

 [_] A "Qualified Institutional Buyer" (as defined in Rule 144A under the
   Securities Act)

 [_] An "Institutional Accredited Investor" (as defined in Rule 501(a)(1),
   (2), (3) or (7) under the Securities Act)

 [_] A non "U.S. person" (as defined in Regulation S of the Securities Act) that purchased the Private Notes outside the United States in accordance with Rule 904 of the Securities Act

 [_] Other (describe) _________________________________________________________

-------------------------------------------------------------------------------

                       SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

  Pursuant to the offer by Signature Resorts, Inc., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated December 30, 1997 (the "Prospectus") and this Letter of Transmittal (the "Letter of Transmittal"), which together with the Prospectus constitutes the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 9 3/4% Senior Subordinated Notes due 2007 (the "Exchange Notes") for each $1,000 principal amount of its outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Private Notes"), the undersigned hereby tenders to the Company for exchange the Private Notes indicated above.

  By executing this Letter of Transmittal and subject to and effective upon acceptance for exchange of the Private Notes tendered for exchange herewith, the undersigned will have irrevocably sold, assigned, transferred and exchanged, to the Company, all right, title and interest in, to and under all of the Private Notes tendered for exchange hereby, and hereby will have appointed the Exchange Agent as the true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as agent of the Company) of such holder of Private Notes with respect to such Private Notes, with full power of substitution to (i) deliver certificates representing such Private Notes, or transfer ownership of such Private Notes on the account books maintained by DTC (together, in any such case, with all accompanying evidences of transfer and authenticity), to the Company, (ii) present and deliver such Private Notes for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights and incidents of beneficial ownership with respect to such Private Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

  The undersigned hereby represents and warrants that (i) the undersigned is the owner; (ii) has a net long position within the meaning of Rule 14e-4 under the Securities Exchange Act as amended ("Rule 14e-4") equal to or greater than the principal amount of Private Notes tendered hereby; (iii) the tender of such Private Notes complies with Rule 14e-4 (to the extent that Rule 14e-4 is applicable to such exchange); (iv) the undersigned has full power and authority to tender, exchange, assign and transfer the Private Notes and (v) that when such Private Notes are accepted for exchange by the Company, the Company will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon receipt, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Private Notes tendered for exchange hereby.

  By tendering, the undersigned hereby further represents to the Company that
(i) the Exchange Notes to be acquired by the undersigned in exchange for the Private Notes tendered hereby and any beneficial owner(s) of such Private Notes in connection with the Exchange Offer will be acquired by the undersigned and such beneficial owner(s) in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes, (iii) the undersigned and each beneficial owner acknowledge and agree that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Private Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) neither the undersigned nor any beneficial owner is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, it represents that the Private Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed that it is an "underwriter" within the meaning of the Securities Act.

  For purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange, and to have exchanged, validly tendered Private Notes, if, as and when the Company gives oral or written notice thereof to the Exchange Agent. Tenders of Private Notes for exchange may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal--of Tenders" in the Prospectus. Any Private Notes tendered by the undersigned and not accepted for exchange will be returned to the undersigned at the address set forth above unless otherwise indicated in the box above entitled "Special Delivery Instructions" as promptly as practicable after the Expiration Date.

  The undersigned acknowledges that the Company's acceptance of Private Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled "The Exchange Offer" and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

  Unless otherwise indicated in the box entitled "Special Issuance Instructions," please return any Private Notes not tendered for exchange in the name(s) of the undersigned. Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail any certificates for Private Notes not tendered or exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue the certificates representing the Exchange Notes issued in exchange for the Private Notes accepted for exchange in the name(s) of, and return any Private Notes not tendered for exchange or not exchanged to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" and "Special Delivery Instructions" to transfer any Private Notes from the name of the holder of Private Note(s) thereof if the Company does not accept for exchange any of the Private Notes so tendered for exchange or if such transfer would not be in compliance with any transfer restrictions applicable to such Private Note(s).

  IN ORDER TO VALIDLY TENDER PRIVATE NOTES FOR EXCHANGE, HOLDERS OF PRIVATE NOTES MUST COMPLETE, EXECUTE, AND DELIVER THIS LETTER OF TRANSMITTAL.

  Except as stated in the Prospectus, all authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as otherwise stated in the Prospectus, this tender for exchange of Private Notes is irrevocable.


        --------------------------------------------------------------

                                   SIGN HERE
                   __________________________________________
                           SIGNATURE(S) OF OWNER(S)
                   Dated: _____________________________, 1998

            Must be signed by the registered holder(s) of Private Notes exactly as name(s) appear(s) on certificate(s) representing the Private Notes or on a security position listing or by person(s) authorized to become registered Private Note holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. (See Instruction 6).

                   Name(s): _________________________________
                   __________________________________________
                                (PLEASE PRINT)
                   Capacity (full title): ___________________
                   __________________________________________
                   Address: _________________________________
                               (INCLUDE ZIP CODE)
                   Principal place of business (if different
                   from address listed above):
                   __________________________________________
                               (INCLUDE ZIP CODE)
                   Area Code and Telephone No.: (    )_______
                   Tax Identification or Social Security
                   Nos.:
                   __________________________________________
                      PLEASE COMPLETE SUBSTITUTE FORM W-9

                           GUARANTEE OF SIGNATURE(S)
        (SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 1)
                   Authorized Signature: ____________________
                   Dated: ___________________________________
                   Name and Title: __________________________
                                (PLEASE PRINT)
                   Name and Title: __________________________

        --------------------------------------------------------------

                                 INSTRUCTIONS

        FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

  1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by an institution which is (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., (2) a commercial bank or trust company having an office or correspondent in the United States, or (3) an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 which is a member of one of the following recognized Signature Guarantee Programs (an "Eligible Institution"):

  a. The Securities Transfer Agents Medallion Program (STAMP)

  b. The New York Stock Exchange Medallion Signature Program (MSP)

  c. The Stock Exchange Medallion Program (SEMP)

Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Private Notes tendered herewith and such registered holder(s) have not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (ii) if such Private Notes are tendered for the account of an Eligible Institution. IN ALL OTHER CASES, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

  2. DELIVERY OF THIS LETTER OF TRANSMITTAL AND PRIVATE NOTES; GUARANTEED DELIVERY PROCEDURES. This Letter of Transmittal is to be completed by holders of Private Notes (i) if certificates are to be forwarded herewith or (ii) if tenders are to be made pursuant to the procedures for tender by book-entry transfer or guaranteed delivery set forth in the section of the Prospectus entitled "The Exchange Offer." Certificates for all physically tendered Private Notes or any timely confirmation of a book-entry transfer (a "Book-Entry Confirmation"), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Private Notes who elect to tender Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver the Private Notes, this Letter of Transmittal or other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, must tender their Private Notes according to the guaranteed delivery procedures set forth in the Prospectus. Holders may have such tender effected if: (a) such tender is made through an Eligible Institution; (b) prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, setting forth the name and address of the holder of such Private Notes, the certificate numbers(s) of such Private Notes and the principal amount of Private Notes tendered for exchange, stating that tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, this Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing such Private Notes (or a Book-Entry Confirmation), in proper form for transfer, and any other documents required by this Letter of Transmittal, will be deposited by such Eligible Institution with the Exchange Agent; and (c) a properly executed Letter of Transmittal (or a facsimile hereof), as well as the certificate(s) for all tendered Private Notes in proper form for transfer or a Book-Entry Confirmation, together with any other documents required by this Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  THE METHOD OF DELIVERY OF PRIVATE NOTES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NEITHER THIS LETTER OF TRANSMITTAL NOR ANY PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  No alternative, conditional or contingent tenders will be accepted. All tendering holders of Private Notes, by execution of this Letter of Transmittal (or facsimile hereof, if applicable), waive any right to receive notice of the acceptance of their Private Notes for exchange.

  3. INADEQUATE SPACE. If the space provided in the box entitled "Description of Private Notes" above is inadequate, the certificate numbers and principal amounts of the Private Notes being tendered should be listed on a separate signed schedule affixed hereto.

  4. WITHDRAWALS. A tender of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by delivery of written or facsimile notice of withdrawal to the Exchange Agent at the address set forth on the cover of this Letter of Transmittal. To be effective, a notice of withdrawal of Private Notes must (i) specify the name of the person who tendered the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and aggregate principal amount of such Private Notes), and (iii) be signed by the holder of Private Notes in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described in the section of the Prospectus entitled "The Exchange Offer--Procedures for Tendering" at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  5. PARTIAL TENDERS. Tenders of Private Notes will be accepted only in integral multiples of $1,000 principal amount. If a tender for exchange is to be made with respect to less than the entire principal amount of any Private Notes, fill in the principal amount of Private Notes which are tendered for exchange in column (4) of the box entitled "Description of Private Notes," as more fully described in the footnotes thereto. In case of a partial tender for exchange, a new certificate, in fully registered form, for the remainder of the principal amount of the Private Notes, will be sent to the holders of Private Notes unless otherwise indicated in the appropriate box on this Letter of Transmittal as promptly as practicable after the expiration or termination of the Exchange Offer.

  6. SIGNATURES ON THIS LETTER OF TRANSMITTAL, ASSIGNMENT AND ENDORSEMENTS.

  (a) The signature(s) of the holder of Private Notes on this Letter of Transmittal must correspond with the name(s) as written on the face of the Private Notes without alternation, enlargement or any change whatsoever.

  (b) If tendered Private Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

  (c) If any tendered Private Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations or certificates.

  (d) When this Letter of Transmittal is signed by the holder of the Private Notes listed and transmitted hereby, no endorsements of Private Notes or bond powers are required. If, however, Private Notes not tendered or not accepted, are to be issued or returned in the name of a person other than the holder of Private Notes, then the Private Notes transmitted hereby must be endorsed or accompanied by a properly completed bond power, in a form satisfactory to the Company, in either case signed exactly as the name(s) of the holder of Private Notes appear(s) on the Private Notes. Signatures on such Private Notes or bond powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

  (e) If this Letter of Transmittal or Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

  (f) If this Letter of Transmittal is signed by a person other than the registered holder of Private Notes listed, the Private Notes must be endorsed or accompanied by a properly completed bond power, in either case signed by such registered holder exactly as the name(s) of the registered holder of Private Notes appear(s) on the certificates. Signatures on such Private Notes or bond powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

  7. TRANSFER TAXES. Except as set forth in this Instruction 7, the Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemptions therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  8. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If the Exchange Notes are to be issued, or if any Private Notes not tendered for exchange are to be issued or sent to someone other than the holder of Private Notes or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Holders of Private Notes tendering Private Notes by book-entry transfer may request that Private Notes not accepted be credited to such account maintained at DTC as such holder of Private Notes may designate.

  9. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), compliance with conditions, acceptance and withdrawal of tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

  10. WAIVER OF CONDITIONS. The Company reserves the absolute right to waive, amend or modify certain of the specified conditions as described under "The Exchange Offer--Conditions" in the Prospectus in the case of any Private Notes tendered (except as otherwise provided in the Prospectus).

  11. MUTILATED, LOST, STOLEN OR DESTROYED PRIVATE NOTES. Any tendering Holder whose Private Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address listed below for further instructions:

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                          CORPORATE TRUST OPERATIONS
                                 P.O. BOX 1517
                          MINNEAPOLIS, MN 55480-1517

  12. REQUESTS FOR INFORMATION OR ADDITIONAL COPIES. Requests for information or for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover of this Letter of Transmittal.

  IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF, IF APPLICABLE) TOGETHER WITH CERTIFICATES, OR CONFIRMATION OF BOOK-ENTRY OR THE NOTICE OF GUARANTEED DELIVERY, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                           IMPORTANT TAX INFORMATION

  Under current federal income tax law, a holder of Private Notes whose tendered Private Notes are accepted for exchange may be subject to backup withholding unless the holder provides the Company (as payor), through the Exchange Agent, with either (i) such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 attached hereto, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder of Private Notes is awaiting a TIN) and that (A) the holder of Private Notes has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report all interest or dividends or
(B) the Internal Revenue Service has notified the holder of Private Notes that he or she is no longer subject to backup withholding; or (ii) an adequate basis for exemption from backup withholding. If such holder of Private Notes is an individual, the TIN is such holder's social security number. If the Exchange Agent is not provided with the correct taxpayer identification number, the holder of Private Notes may be subject to certain penalties imposed by the Internal Revenue Service.

  Certain holders of Private Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders of Private Notes should indicate their exempt status on Substitute Form W-9. A foreign individual may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Internal Revenue Service Form W-8 (which the Exchange Agent will provide upon request) signed under penalty of perjury, attesting to the holder's exempt status. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines") for additional instructions.

  If backup withholding applies, the Company is required to withhold 31% of any payment made to the holder of Private Notes or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

  The holder of Private Notes is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the Private Notes. If the Private Notes are held in more than one name or are not held in the name of the actual owner, consult the enclosed Guidelines for additional guidance regarding which number to report.

                       INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER
    OF 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007 OF SIGNATURE RESORTS, INC.

  The undersigned hereby acknowledges receipt of the Prospectus dated December 30, 1997 (the "Prospectus") of Signature Resorts, Inc., a Maryland corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the 9 3/4% Senior Subordinated Notes due 2007 (the "Private Notes") held by you for the account of the undersigned.

  The aggregate face amount of the Private Notes held by you for the account of the undersigned is (fill in amount):

  $  of the Private Notes.

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_] To TENDER the following Private Notes held by you for the account of the undersigned (insert principal amount of Private Notes to be tendered, if any):

  $  of the Private Notes.

  [_] NOT to TENDER any Private Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Private Notes, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution of The Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (See the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes"), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Private Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (vii) if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and, (viii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, it represents that the Private Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Private Notes.

  The purchaser status of the undersigned is (check the box that applies):

  [_] A "Qualified Institutional Buyer" (as defined in Rule 144A under the
    Securities Act)

  [_] An "Institutional Accredited Investor" (as defined in Rule 501(a)(1),
    (2), (3) or (7) under the Securities Act)

  [_] A non "U.S. person" (as defined in Regulation S of the Securities Act) that purchased the Private Notes outside the United States in accordance with Rule 904 of the Securities Act

  [_] Other (describe) _________________________________________________________
  ____________________________________________________________________________

                                   SIGN HERE

  Name of Beneficial Owner(s): _______________________________________________
  ____________________________________________________________________________
  Signature(s): ______________________________________________________________
  ____________________________________________________________________________
  Name(s) (please print): ____________________________________________________
  ____________________________________________________________________________
  Address: ___________________________________________________________________
  ____________________________________________________________________________
  Principal place of business (if different from address listed above): ______
  ____________________________________________________________________________
  ____________________________________________________________________________
  Telephone Number(s): _______________________________________________________
  ____________________________________________________________________________
  Taxpayer Identification or Social Security Number(s): ______________________
  ____________________________________________________________________________
  Date: ______________________________________________________________________

--------------------------------------------------------------------------------
                           PAYER'S NAME:
--------------------------------------------------------------------------------
 SUBSTITUTE                                               Social Security
 FORM W-9                                                      Number


                         PART I--PLEASE PROVIDE         ____________________
 DEPARTMENT OF THE       YOUR TIN IN THE BOX AT                  OR
 TREASURY                RIGHT AND CERTIFY BY                 Employer
 INTERNAL REVENUE        SIGNING AND DATING                Identification
 SERVICE                 BELOW.                                Number

                                                        ____________________
 PAYER'S REQUEST FOR
 TAXPAYER
 IDENTIFICATION NUMBER
 (TIN)
--------------------------------------------------------------------------------

 PART II--CERTIFICATIONS--Under penalties of perjury, I certify that:

 (1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me) and

 (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTION--You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

 PART III--Awaiting TIN [_]
--------------------------------------------------------------------------------
 Name _________________________________________________________________________
                                 (Please Print)
 Address ______________________________________________________________________
   _________________________________________________________________________
                              (Including Zip Code)
 Signature____________________________________________  Date___________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
     OF 31% OF ANY PAYMENT MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
                 CHECK THE BOX IN PART 3 OF SUBSTITUTE FORM W-9
--------------------------------------------------------------------------------
           PAYOR'S NAME: NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (b) I intend to mail or deliver such an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide such a number.

 SIGNATURE ___________________________________________  DATE ___________________

--------------------------------------------------------------------------------

                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-38283

                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007

--------------------------------------------------------------------------------
 THIS FORM, OR ONE SUBSTANTIALLY EQUIVALENT HERETO, MUST BE USED BY ANY
 HOLDER OF 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007 (THE "PRIVATE NOTES")
 OF SIGNATURE RESORTS, INC., A MARYLAND CORPORATION (THE "COMPANY"), WHO
 WISHES TO TENDER PRIVATE NOTES PURSUANT TO THE COMPANY'S EXCHANGE OFFER, AS DEFINED IN THE PROSPECTUS DATED DECEMBER 30, 1997 (THE "PROSPECTUS") AND
 (I) WHOSE PRIVATE NOTES ARE NOT IMMEDIATELY AVAILABLE OR (II) WHO CANNOT DELIVER SUCH PRIVATE NOTES OR ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)
 OR (III) WHO CANNOT COMPLY WITH THE BOOK-ENTRY TRANSFER PROCEDURE ON A
 TIMELY BASIS. SUCH FORM MAY BE DELIVERED BY FACSIMILE TRANSMISSION, MAIL OR HAND DELIVERY TO THE EXCHANGE AGENT. SEE "THE EXCHANGE OFFER--GUARANTEED DELIVERY PROCEDURES" IN THE PROSPECTUS.
--------------------------------------------------------------------------------

                            SIGNATURE RESORTS, INC.
                         NOTICE OF GUARANTEED DELIVERY

               TO: NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

            By Hand:            By Registered or Certified Mail:    By Overnight Courier:
  Norwest Bank Minnesota, N.A.    Norwest Bank Minnesota, N.A.   Norwest Bank Minnesota, N.A.
     Northstar East Building       Corporate Trust Operations      Corporate Trust Services
     608 Second Avenue South             P.O. Box 1517            Sixth and Marquette Avenue
           12th Floor              Minneapolis, MN 55480-1517     Minneapolis, MN 55479-0113
    Corporate Trust Services
         Minneapolis, MN

                                 By Facsimile:

                                (612) 667-4927

                             Confirm by Telephone:

                                (612) 667-9764

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Private Notes specified below pursuant to the guaranteed delivery procedures set forth under the caption "The Exchange Offer-- Guaranteed Delivery Procedures" in the Prospectus. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Private Notes set forth in the Letter or Transmittal. The undersigned hereby tenders the Private Notes listed below:
-------------------------------------------------------------------------------
         CERTIFICATE NUMBERS
            (IF AVAILABLE)                            PRINCIPAL AMOUNT TENDERED
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If Private Notes will be tendered by     SIGN HERE
book-entry transfer:                     --------------------------------------
Name of Tendering Institution:                        SIGNATURE(S)
--------------------------------------   ______________________________________

The Depository Trust Company Account     ______________________________________
No.:                                             NAME(S) (PLEASE PRINT)
--------------------------------------   ______________________________________

                                         ______________________________________
                                                        ADDRESS
                                         ______________________________________
                                                        ZIP CODE
                                         ______________________________________
                                              AREA CODE AND TELEPHONE NO.
                                         DATE: ________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in a Recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Private Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

                                         SIGN HERE
                                         --------------------------------------
                                                      NAME OF FIRM
                                         ______________________________________
                                                  AUTHORIZED SIGNATURE
                                         ______________________________________
                                                  NAME (PLEASE PRINT)
                                         ______________________________________
                                                        ADDRESS
                                         ______________________________________
                                                        ZIP CODE
                                         ______________________________________
                                              AREA CODE AND TELEPHONE NO.
                                         DATE: ________________________________

  DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                                 INSTRUCTIONS

  1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

  2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF
SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Private Notes referred to herein, then the signature must correspond with the name(s) as written on the face of the Private Notes without alteration, enlargement or any change whatsoever.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Private Notes listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the registered Holder(s) appear(s) on the face of the Private Notes without alteration, enlargement or any change whatsoever.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

  3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.